Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GENERAL MOTORS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GENERAL MOTORS CORPORATION Notice of Annual Meeting

April 25, 2008

Dear Stockholder:

      You are invited to attend the annual meeting of stockholders of General Motors Corporation (“GM” or “General Motors” or the “Corporation” or “we”). It will be held at 9 a.m. local time on Tuesday, June 3, 2008, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. At the meeting, stockholders will vote on the following matters:

• The election of directors for the next year;

• The ratification of the selection of independent public accountants for the next year; and

• Eight stockholder proposals, if they are properly presented at the meeting.

      If you were a holder of record of GM Common Stock, $12/3 par value (“Common Stock”), at the close of business on April 4, 2008, the record date for the annual meeting, you will be entitled to vote at the meeting. Please read the “General Information” section beginning on page 1 for further details. A list of stockholders entitled to vote at the meeting will be available for examination, for a purpose that is germane to the meeting, at General Motors Corporation, Renaissance Center, Detroit, Michigan, for ten business days before the annual meeting between 9 a.m. and 5 p.m., and at the Hotel du Pont during the meeting.

      The annual meeting will include a report on the state of the business, and then focus on electing directors and voting on the selection of independent public accountants and stockholder proposals, and related discussion. After that, we will provide time for business-related questions and comments. If you plan to attend the meeting, please see the instructions on page 3. A map and directions are on the back cover of this proxy statement and on the admission ticket attached to your proxy card.

      In addition to the annual meeting, GM holds regional stockholder forums. These face-to-face meetings provide an opportunity for you to learn about General Motors and discuss related issues with GM management. Invitations will be mailed to stockholders who live in the vicinity of the forums.

      Your vote is important. Please read the attached proxy statement carefully and submit your proxy as soon as possible. You have a choice of submitting your proxy via the Internet, by telephone, or by completing and mailing the enclosed proxy card.

Sincerely,

Nancy E. Polis Secretary	G. Richard Wagoner, Jr. Chairman & Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the GM Annual Meeting of Stockholders to be Held on Tuesday, June 3, 2008:

The proxy statement is available at http://proxystatement.gm.com, and the annual report to stockholders is available at http://annualreport.gm.com.

Table of Contents

Notice of Annual Meeting	Cover
General Information	1
Stockholders Entitled to Vote	1
Voting	1
Voting of Stock Plans for Employees	3
Submission of Stockholder Proposals	3
Attending the Annual Meeting	3
Householding of Annual Meeting Materials	4
Electronic Delivery of Annual Meeting Materials	4
Materials for Beneficial Owners	4
Expenses of Solicitation	4
Communicating with GM	4
GM Corporate Governance	5
Corporate Governance Guidelines	5
Selection of Nominees for Election to the Board	6
Directors	7
Size of the Board	7
Voting Standards for the Election of Directors	7
Director Independence	8
Presiding Director	9
Executive Sessions	9
Stockholder Communication to the Presiding Director or Non-Management Directors	9
Ethics and Conflicts of Interest	10
Confidentiality	10
Director Orientation and Continuing Education	10
Access to Outside Advisors	10
Committees of the Board of Directors	10
Compensation Plan for Non-Employee Directors	12
Director Stock Ownership Guidelines and Holding Requirement	15
Item No. 1—Nomination and Election of Directors	16
Information about Nominees for Director	16
Security Ownership of Directors, Named Executive Officers, and Certain Others	20
Certain Relationships and Related Transactions	22
Section 16(a) Beneficial Ownership Reporting Compliance	22
Compensation Committee Report	22
Compensation Discussion and Analysis	23
Executive Compensation Tables	36
Retirement Programs Applicable to Executive Officers	43
Employment Agreements	50
Audit Committee Report	51
Fees Paid to Auditor	52
Item No. 2— Ratification of the Selection of Deloitte & Touche LLP for the Year 2008	53
Item No. 3— Stockholder Proposal Regarding Disclosure of Political Contributions	53
Item No. 4— Stockholder Proposal Regarding Disclosure of Political Contributions	54
Item No. 5— Stockholder Proposal Regarding Health Care Reform Principles	56
Item No. 6— Stockholder Proposal Regarding Stockholder Advisory Vote on Executive Compensation	57
Item No. 7— Stockholder Proposal Regarding Greenhouse Gas Emissions	60
Item No. 8— Stockholder Proposal Regarding Cumulative Voting	62
Item No. 9— Stockholder Proposal Regarding Special Stockholder Meetings	64
Item No. 10— Stockholder Proposal Regarding Performance-Based Equity Compensation	65
Other Matters	69
Glossary of Terms	70
Exhibit A—Text of the Audit Committee Charter	A-1

GENERAL MOTORS CORPORATION
300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2008

      This proxy statement is provided in connection with the solicitation of proxies, by order of the Board of Directors (the “Board” or the “Board of Directors”) of General Motors, to be used at the 2008 annual meeting of stockholders of the Corporation. The enclosed proxy card represents your holdings of Common Stock in the registered account name shown. We expect this proxy statement and the enclosed proxy card will be mailed, or will be available through the Internet for those stockholders receiving their proxy materials electronically, on or after Friday, April 25, 2008, to each stockholder entitled to vote at the annual meeting.

      In addition to this proxy statement and the proxy card, the GM 2007 Annual Report is provided in this package and is available through the Internet.

      Please refer to the Glossary of Terms on page 70 for definitions of capitalized or abbreviated terms used in this proxy statement.

General Information

Stockholders Entitled to Vote

      The Board of Directors designated April 4, 2008, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had 566,100,839 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote.

Voting

      When you timely submit your proxy in the proper form, your shares will be voted according to your instructions. You may give instructions to grant or withhold authority to vote for the election of all the Board of Directors’ nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the other matters submitted for voting.

      If you are a stockholder of record (that is, you own shares in your name in an account with GM’s stock transfer agent, Computershare Trust Company, N.A. (“Computershare”)), you can vote in any one of the following three ways:

• By Internet: Go to the Web site, www.investorvote.com/gm, as shown on your proxy card, and follow the instructions. Internet voting is available 24 hours a day, 7 days a week, through the end of the annual meeting on June 3, 2008.

• By Telephone: Call the toll-free number, 800-652-8683, as shown on your proxy card. If you are outside the United States, Canada, or Puerto Rico, call 781-575-2300. Please follow the instructions on your proxy card and the voice prompts on the telephone. Telephone voting is available 24 hours a day, 7 days a week, through the end of the annual meeting on June 3, 2008.

• By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card, and return it in the enclosed envelope so that it is received by the date of the annual meeting. If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign, and date each proxy card, or alternatively vote all these shares through the Internet or by telephone. If you sign and return your proxy card and do not specify a choice, your shares will be voted as the Board of Directors has recommended, as indicated in this proxy statement.

      After you have signed and returned the enclosed proxy card or voted through the Internet or by telephone, you may revoke your proxy at any time until it is voted at the annual meeting. You may do this by voting subsequently by Internet, telephone, or proxy card, by sending a written notice of revocation to the Secretary of the Corporation, or by voting in person at the annual meeting.

      By giving your proxy by Internet, telephone, or mail, you will authorize the Proxy Committee to vote your shares of Common Stock as you direct and as they determine on any proposals that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee is composed of the following executive officers of the Corporation: G. Richard Wagoner, Jr.; Frederick A. Henderson; and Robert A. Lutz, each of whom is authorized to act on behalf of the Committee.

      If your shares are held by a broker, bank, or other nominee, please use the instructions they provide for voting your shares. If you want to vote those shares in person at the annual meeting, you must bring a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares. Revocation of proxies for shares held through a broker, bank, or other nominee must be made through the appropriate nominee in accordance with its instructions.

      As a matter of policy, GM believes your vote should be private except in contested elections. Therefore, we use an independent third party to receive, inspect, count, and tabulate proxies. Representatives of the independent third party also act as judges at the annual meeting.

      The presence, in person or by proxy, of holders of one-third of the outstanding shares of Common Stock entitled to vote at the annual meeting is considered a quorum for the transaction of business. Under the Bylaws of General Motors as amended in 2006, directors are elected by a majority in uncontested elections and by plurality in contested elections. A contested election is one in which the number of nominees exceeds the number of directors to be elected.

      In an uncontested election, nominees will be elected directors if they receive a majority of the votes cast (i.e., the number of shares voted “for” a director must exceed the number of votes cast “against” that director, without counting abstentions).

      In a contested election, the nominees who receive a plurality of the votes cast (i.e., more votes in favor of their election than other nominees) will be elected directors. For example, GM stockholders will elect 14 directors at the annual meeting, so that under plurality voting the 14 nominees who receive the most votes would be elected.

      For the election of directors at GM’s 2008 annual meeting, we believe, based on a stockholder notice we have received, it is likely there will be more nominees than the number of directors to be elected, and therefore, plurality voting will govern.

      Each proposal in this proxy statement aside from the election of directors will be approved if it receives a majority of the votes present, either in person or by proxy, and entitled to vote at the meeting. If you submit your proxy or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since Item Nos. 2-10 will pass only if they receive favorable votes from a majority of votes present and entitled to vote at the meeting, the fact that you abstain and do not vote in favor of a proposal will have the same effect as if you had voted against the proposal. In contrast, a “broker non-vote” is deemed not entitled to vote at the meeting with regard to a proposal so that it does not have any effect on the outcome of a vote. Under New York Stock Exchange (“NYSE”) rules, if your shares are held by a broker, bank, or other nominee, your shares may be voted by such nominee on Item Nos. 1 and 2, even if you do not provide voting instructions, because they involve matters that are considered routine. Your broker, bank, or other nominee may not vote on Item Nos. 3-10 if you do not provide instructions, because they involve matters that are considered non-routine.

Voting of Stock Plans for Employees

      Your proxy card will serve to instruct the trustees, plan committees, or independent fiduciaries how to vote your shares in the following employee stock plans:

• General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the “S-SPP”)

• General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the “PSP”)

• General Motors Canadian Savings-Stock Program for Salaried Employees (the “Canadian Plan”)

• General Motors of Canada Limited Group RRSP and Savings Plan for Hourly Employees (the “RRSP”)

• Fidelity Investments Canada ULC — Fidelity Next Step Personal Retirement Group GM (the “GMPRG”)

      If you do not provide instructions on how to vote your shares held in the S-SPP, to the extent it is consistent with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code, as amended (the “IRC”), shares equivalent to the current value of your investment in Common Stock for which you do not provide direction will be voted as determined by State Street Bank and Trust Company as investment manager at its discretion. If you do not provide instructions on how to vote your shares held in the PSP, to the extent it is consistent with ERISA and the IRC, shares equivalent to the current value of your investment in Common Stock held by State Street Bank and Trust Company as investment manager for which directions are not received will not be voted. If you do not provide instructions on how to vote your shares held in the Canadian Plan, the RRSP, or the GMPRG, your shares will not be voted. To allow sufficient time for the trustees, plan committees, or independent fiduciaries to vote your shares, they must receive your voting instructions by noon, Eastern time, May 30, 2008.

Submission of Stockholder Proposals

      At the annual meeting each year, the Board of Directors asks stockholders to vote on its nominees for election as directors. In addition, at each annual meeting the stockholders ratify or reject the independent public accountants selected by the Audit Committee. The Board of Directors also may submit other matters for stockholder approval at the annual meeting. In addition to these matters presented by the Board of Directors, you will be asked to vote on one or more stockholder proposals, if they are properly presented at the meeting.

      The deadline for stockholders to submit a proposal for inclusion in the Corporation’s proxy statement for the 2009 annual meeting is December 26, 2008. Any proposals intended to be included in the proxy statement for the 2009 annual meeting must be received by the Corporation on or before that date. Please send proposals to the Secretary of the Corporation at the address given in “Communicating with GM” beginning on page 4.

Attending the Annual Meeting

      If you plan to attend the annual meeting, please detach and retain the admission ticket attached to your proxy card. As space is limited, you may bring only one guest to the meeting. If you hold your stock through a broker, bank, or other nominee, please bring evidence to the meeting that you owned Common Stock as of the record date, and we will provide you with an admission ticket. If you receive your annual meeting materials electronically and wish to attend the meeting, please follow the instructions provided on-line for attendance. A form of government-issued photograph identification will be required to enter the meeting. To permit as many stockholders as possible to participate, only stockholders or their valid proxy holders may speak at the meeting. Large bags and packages, cameras, recording equipment, and other electronic devices will not be permitted in the meeting, and attendees will be subject to security inspections. A map with driving directions appears on the back cover of this proxy statement and on the admission ticket.

Householding of Annual Meeting Materials

      The U.S. Securities and Exchange Commission (the “SEC”) permits publicly held corporations to send a single copy of their annual report and proxy statement to any household at which two or more stockholders reside if it appears such stockholders are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for corporations. General Motors has instituted this procedure for all stockholders of record.

      If one set of these documents was sent to your household for the use of all GM stockholders in your household, and one or more of you would prefer to receive your own set, please contact our stock transfer agent, Computershare, by telephone at 800-331-9922 (if calling from outside the United States, Canada, or Puerto Rico, call 781-575-3990), or by mail at P.O. Box 43078, Providence, RI 02940-3078.

      If a broker, bank, or other nominee holds your GM shares, please contact your broker, bank, or other nominee directly if you have questions about delivery of materials, require additional copies of the proxy statement or annual report, or wish to receive multiple copies of reports by stating that you do not consent to householding.

Electronic Delivery of Annual Meeting Materials

      You can save the Corporation postage and printing expenses by consenting to receive your GM annual report and proxy materials via the Internet. At your request, you will receive an e-mail notification when these documents are available electronically through the Internet. Stockholders of record (those who own shares in their own name in an account with Computershare) may sign up for this service at www.computershare.com/gm. Beneficial stockholders (those who own shares through a broker, bank, or other nominee) may sign up at www.icsdelivery.com/gm if their broker, bank, or other nominee is among the majority that participate in electronic delivery.

Materials for Beneficial Owners

      Brokers, dealers, banks, voting trustees, and other nominees who want a supply of the Corporation’s proxy soliciting materials to send to beneficial owners should write to Morrow & Co., LLC, Attn: GM Fulfillment, 470 West Avenue, 3rd Floor, Stamford, CT 06902.

Expenses of Solicitation

      The Corporation will pay its cost for soliciting proxies for the 2008 annual meeting. General Motors will distribute proxy materials and follow-up reminders by mail and electronic means, and some of the directors, officers, and employees of GM, and the outside proxy solicitor of GM, Morrow & Co., LLC (“Morrow”), may also solicit proxies. Under the Corporation’s current plan for soliciting by GM personnel, a small number of regular salaried GM employees will make personal visits and/or telephonic contact with representatives of some institutional stockholders and stockholder advisory firms to solicit support for the Board’s position on all matters to be voted on at the annual meeting. The soliciting efforts of these people are not expected to take a significant portion of their time, and they will not receive any additional compensation for their services.

      GM will pay Morrow an aggregate fee, including reasonable out-of-pocket expenses, of up to $60,000, depending on the level of services actually provided. Morrow may use approximately 10-20 employees to contact stockholders to remind them of the importance of their vote. As usual, the Corporation will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Communicating with GM

      To obtain a copy of the following documents, write to the Secretary of the Corporation at General Motors Corporation, Mail Code 482-C38-B71, 300 Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000, or consult GM’s Web site at http://investor.gm.com, under “Corporate Governance.”

• Restated Certificate of Incorporation

• Bylaws

• Corporate Governance Guidelines

• Board Committee Charters

• Winning With Integrity: Our Values and Guidelines for Employee Conduct

• Executive Officer Severance Policy

• Insider Trading Policy

• Incentive Compensation Recoupment Policy

• Policy on Stockholder Rights Plan

• Policy on Corporate Political Contributions and Expenditures

• Other Board policies that may be adopted from time to time

      To write the Secretary, the Board of Directors, or any Committee of the Board, send your correspondence to the Secretary of the Corporation by mail to the address above or by fax to 313-667-3166.

GM Corporate Governance

Corporate Governance Guidelines

      The Board believes that a strong commitment to maintaining best practices in GM’s corporate governance enhances the Board’s ability to optimize long-term stockholder value. To that end, the Board maintains its Corporate Governance Guidelines and related policies that it believes enable it to most effectively discharge its responsibility to provide oversight and direction to the conduct of the Corporation’s business.

      The Board’s Corporate Governance Guidelines and related policies, which are adopted and periodically updated by the Board following recommendations from the Directors and Corporate Governance Committee, cover, among other things:

• Board membership criteria and the process for the selection of new directors

• Requirement that each incumbent director, when nominated for reelection, submit a written irrevocable resignation that would become effective if the Board accepts that resignation following an uncontested election in which the director fails to receive a majority of the votes cast, excluding abstentions

• Orientation for new directors and continuing education for all directors

• Requirement that a substantial majority of directors be independent

• Limitation on the number of outside board memberships that can be held by any director

• Mandatory retirement for directors at age 72

• Prohibition against personal loans from the Corporation and its subsidiaries to directors and executive officers that would violate the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)

• Requirement that non-management directors own stock and/or deferred share units equal in value to five times their annual retainer

• Requirements for regular and special executive sessions of the Board attended by only the independent directors

• Role and responsibilities of the presiding director

• Access by the Board and each of its Committees to independent advisors at the Corporation’s expense

• Participation by all the directors in annual self-evaluations of the Board and each of its Committees

• Directors’ obligations to comply with the Corporation’s policies regarding ethics and conflicts of interest

• Confidentiality of Board materials, deliberations, and actions

• Directors’ unrestricted access to GM management

• Annual evaluation of the Chairman and Chief Executive Officer (“CEO”) by the Board

• Board process for overseeing succession planning for management

      The Directors and Corporate Governance Committee regularly considers information concerning the Board’s Corporate Governance Guidelines and reviews related policies adopted by other major public corporations as well as the views of various groups active in the field of corporate governance regarding such guidelines and policies. This benchmark information is provided to assist in the review and updating of GM’s guidelines and policies. The Committee also oversees the Corporation’s ongoing compliance with the governance requirements of corporate regulators and overseers such as the SEC and NYSE. To obtain a copy of GM’s Corporate Governance Guidelines, see “Communicating with GM” beginning on page 4.

Selection of Nominees for Election to the Board

      The Directors and Corporate Governance Committee is responsible for identifying potential candidates for Board membership and making its recommendations to the full Board. In assessing potential candidates, the Committee seeks to consider individuals with a broad range of business experience and diverse backgrounds. The selection of qualified directors is complex and crucial to our long-term success. Potential candidates for election to the Board are evaluated based upon criteria that include:

• The nature and depth of their experience in business, government, and non-profit organizations, and whether they are likely to be able to make a meaningful and constructive contribution to the Board’s discussion and decision making concerning the broad array of complex issues facing the Corporation;

• Their demonstrated commitment to the highest ethical standards and the values of the Corporation;

• Their special skills, judgment, expertise, and experience that would complement or expand that of the current directors in monitoring the performance and strategic direction of the Corporation;

• Their ability to take into account and balance the legitimate interests and concerns of all our stockholders and other stakeholders effectively, consistently, and appropriately in reaching decisions; and

• Their global business and social perspective, personal integrity, and sound judgment.

      In addition, directors must have time available to devote to Board activities and to enhance their knowledge of General Motors and the global automotive industry. To assist in the identification and evaluation of qualified director candidates, the Committee, on occasion, has engaged search firms that specialize in providing services for the identification and evaluation of candidates for election to corporate boards.

      The Directors and Corporate Governance Committee will consider persons recommended by stockholders for election to the Board. To recommend an individual for Board membership, write to the Secretary of the Corporation at the address given on page 4 in “Communicating with GM.” The Committee uses the same criteria for evaluating candidates proposed by stockholders, search firms, members of the Board, and members of our senior management. In particular, the Committee will review the qualifications and background of each recommended candidate in light of the selection criteria listed above and will then communicate its decision to the candidate or the person who made the recommendation.

      If you intend to nominate a candidate for director at the annual meeting or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the SEC’s proxy rules, which is discussed on page 3), you must give the Corporation written notice, as required in Section 1.11 of GM’s Bylaws. The Secretary must receive such notice not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2009 annual meeting, such notice must be received between December 4, 2008, and February 2, 2009.

      If the Corporation receives proper notice that one or more stockholders intend to nominate candidates at the annual meeting so that the number of candidates nominated would be greater than the number of directors to be elected, GM’s Bylaws provide that the election will be determined by plurality voting rather than majority voting. See “Voting Standards for the Election of Directors” below.

Directors

      Each year, prior to the annual meeting of stockholders of the Corporation, the Directors and Corporate Governance Committee recommends the individuals it believes should be nominated for election to serve on the Board for the next year, consistent with the Corporation’s Bylaws, Corporate Governance Guidelines, and related policies. If the Board approves, information about these nominees is included in the proxy statement that GM distributes to its stockholders before the annual meeting to solicit their proxies. If all the Board’s nominees are elected at the 2008 annual meeting, all directors would be independent, except for Mr. Wagoner, Chairman and CEO of the Corporation, satisfying the requirement that the Board will be composed of a substantial majority of independent directors. To qualify as independent under the Bylaws, a director must satisfy all the independence standards established by the SEC and by the NYSE.

      In 2007, the full Board held a total of 13 meetings and average attendance at Board and Committee meetings was 95 percent. Each director attended more than 75 percent of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2007. Directors are expected to attend our annual meeting of stockholders, which is held in conjunction with a regularly scheduled Board meeting. In 2007, all of the members of the Board attended the annual meeting of stockholders.

Size of the Board

      The Board of Directors is currently composed of 13 members. The Bylaws state that the number of directors is determined by resolution of the Board, provided that the Board cannot establish a number of directors outside the range of 3 to 17 without first obtaining stockholder consent. The Board’s size is reassessed at least annually by the Directors and Corporate Governance Committee to determine if a different number would be more effective. If any nominee is unable to serve as a director or if any director leaves the Board between annual meetings of stockholders, the Board, by resolution, may reduce the number of directors or elect an individual to fill the resulting vacancy.

Voting Standards for the Election of Directors

      In October 2006, the Board amended GM’s Bylaws and Corporate Governance Guidelines to provide that, in uncontested elections (i.e., those where the number of nominees is the same as the number of directors to be elected), directors are elected by a majority of the votes cast. The Bylaws and Corporate Governance Guidelines further provide that before any incumbent director may be nominated by the Board for reelection to the Board, he or she must submit a written irrevocable resignation, which would become effective if (i) the director does not receive more than 50 percent of the votes cast, and (ii) the Board accepts that resignation in accordance with policies and procedures adopted by the Board for such purposes. In contested elections, the plurality voting standard governs the election of directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested if the Corporation receives proper notice pursuant to Section 1.11 of the Bylaws that a stockholder intends to nominate a candidate for the election, so that the number of candidates would be greater than the number of directors to be elected.

      Within 90 days after receipt of the certified final vote for an uncontested election of directors in which one or more incumbent directors did not receive a majority of the votes cast, the Directors and Corporate Governance Committee will consider his or her tendered resignation in light of the best interests of GM and its stockholders and make a recommendation to the Board whether to accept or reject the resignation, and whether a different individual should be chosen to serve as a director in place of the unsuccessful incumbent. The Committee in making its recommendation and the Board in determining whether to accept the Committee’s recommendation may consider any factors they determine appropriate and relevant to the best interests of GM and its stockholders. In any event, however, the Board will accept the resignation of an unsuccessful incumbent unless there is a compelling reason to reject the resignation. Using this standard, a resignation might be rejected, for example, if:

• The stated or apparent reasons for the votes against the director could be better addressed or resolved in a different way; or

• The resignation of the director would: 1) eliminate the Audit Committee financial expert; 2) cause the Board to have less than a majority of independent directors; 3) cause GM to fail to satisfy the listing requirements of the NYSE; 4) result in a default or breach under any loan covenants; or 5) trigger a significant payment under an executive employment contract or other contract.

      During the time that the Directors and Corporate Governance Committee is considering whether to recommend that the Board accept a director’s resignation under the circumstances described above, and that the Board itself is deliberating and acting upon the Committee’s recommendation, the Board expects an unsuccessful incumbent to recuse himself or herself voluntarily from participation in those discussions and decisions, except in limited circumstances.

      Within four business days after the Board accepts or rejects the resignation, following the process described above, the Corporation will file a report with the SEC on Form 8-K setting forth its decision and explaining the rationale that the Board relied upon in making its decision.

      If all incumbent directors who are Board nominees fail to receive a vote of at least 50 percent of the votes cast in an uncontested election of directors, the incumbent Board will nominate a new slate of directors and within 180 days after the certification of the stockholder vote hold a special meeting to elect a Board of Directors. In such circumstances, the incumbent Board will continue to serve until new directors are elected and qualified.

Director Independence

      The Directors and Corporate Governance Committee assesses the independence of each director and individual nominated for election to the Board and makes recommendations to the Board as to his or her independence using the criteria in the Board’s Corporate Governance Guidelines. As part of this analysis, the Committee must review and conclude whether each director who is not currently an employee of the Corporation (1) satisfies the quantitative independence criteria in Section 2.11 of the General Motors Bylaws and (2) is free from any qualitative relationship that would interfere with the exercise of independent judgment.

      Section 2.11 of the Bylaws incorporates, by reference, the independence criteria of the SEC and NYSE; and the Corporate Governance Guidelines set forth GM’s standards for director independence, which include all the SEC and NYSE requirements. The Corporate Governance Guidelines provide that an independent director of the Corporation must satisfy all of the following criteria:

• During the past three years, the Corporation has not employed the director, and has not employed (except in a non-executive capacity) any of his or her immediate family members.

• During the past three years, the director has not received any direct compensation from the Corporation other than director fees or other forms of deferred compensation. No immediate family members of the director have received any compensation other than for employment in a non-executive capacity.

• Neither the director nor any of his or her immediate family members is currently employed by (or affiliated with) the Corporation’s auditors; and during the past three years, neither the director nor any of his or her immediate family members has been employed by (or affiliated with) the Corporation’s auditors and personally worked on the Corporation’s audit.

• During the past three years, neither the director nor any of his or her immediate family members has been part of an “interlocking directorate” in which an executive officer of the Corporation serves on the compensation committee (or its equivalent) of another company that employs the director.

• During the past three years, neither the director nor any of his or her immediate family members has been employed (except in a non-executive capacity) by a significant supplier or customer of the Corporation or any affiliate of such supplier or customer. For the purposes of this standard, a supplier or customer is considered significant if its sales to, or purchases from, the Corporation represent the greater of $1 million or 2 percent of the Corporation’s or the supplier’s or customer’s consolidated gross revenues.

• During the past three years, neither the director nor any of his or her immediate family members has been associated with a charitable organization that received contributions from GM (including the GM Foundation) that exceeded the greater of $1 million or 2 percent of the organization’s annual total revenues including contributions; or that were otherwise of an amount or nature that impeded the exercise of the director’s independent judgment.

      In addition to satisfying all of the foregoing requirements, a director or nominee may not be considered independent if he or she has, in the judgment of the Board, any other “material” relationship with the Corporation, other than serving as a director.

      In determining if other relationships between GM and its directors or nominees would interfere with the exercise of independent judgment, the Board considers the nature of the relationship between the GM director and the supplier and customer. If the GM director serves on the board of the other company but is not an employee, the relationship is not deemed to interfere with the exercise of independent judgment unless the company’s sales to, or purchases from, GM exceed 5 percent of the annual revenue of either company.

      Consistent with the standards described above, the Board has reviewed all relationships between the Corporation and the members of the Board, considering quantitative and qualitative criteria, and affirmatively has determined that, other than Mr. Wagoner, all of the directors are independent according to the definition in GM’s Corporate Governance Guidelines, which is based on the standards of the SEC and the NYSE.

Presiding Director

      The Board of Directors annually elects the presiding director of the full Board. The presiding director is currently George M.C. Fisher, who also serves as the Chair of the Directors and Corporate Governance Committee. In addition to serving as the Chair of the executive sessions of the non-management directors, the presiding director is also responsible for advising the Chairman and CEO of decisions reached, and suggestions made, at all such executive sessions. Agendas for Board meetings are established by the Chairman with input from the Board and are reviewed and approved by the presiding director. The presiding director also reviews and approves matters such as the agenda for executive sessions, the information sent to the Board, and meeting schedules, including frequency and allocation of time within the agenda. Additional functions include: calling meetings of the non-management directors; serving as liaison between the Chairman and CEO and the non-management directors (although all non-management directors are encouraged to freely communicate with the Chairman and CEO at any time); assisting the Chairman and CEO in the recruitment and orientation of new directors; presiding at meetings of the Board when the Chairman is not present; and assuming such additional responsibilities as may be determined by the non-management directors. Finally, if requested by major stockholders, the presiding director is available for consultation and direct communication.

Executive Sessions

      The non-management directors meet in regularly scheduled executive sessions without management present at least three times each year. In general, time is reserved following each regularly scheduled Board meeting should the non-management directors wish to meet in executive session. The non-management directors of the Board met in executive session six times in 2007.

      During the course of these sessions, the non-management directors review CEO performance, compensation, and succession planning; future Board agendas and the flow of information to directors; the Board’s corporate governance matters; and any other matters of importance to the Corporation or other issues raised by the non-management directors.

Stockholder Communication to the Presiding Director or Non-Management Directors

      Stockholders wishing to communicate with the presiding director or with the non-management directors as a group may send a letter by regular or express mail addressed to the Secretary, General Motors Corporation, Mail Code 482-C38-B71, 300 Renaissance Center, P.O. Box 33118, Detroit, MI 48233-5118, Attention: Presiding Director or Non-Management Directors. All correspondence sent to that address will be delivered to those directors on a quarterly basis, unless management determines in an individual situation that it should be sent more promptly. All correspondence to directors will be acknowledged by the Secretary and may also be forwarded within GM for review by a subject matter expert.

Ethics and Conflicts of Interest

      The Board expects all directors, as well as officers and employees, to act ethically at all times and to adhere to our policies set forth in “Winning With Integrity: Our Values and Guidelines for Employee Conduct.” Stockholders and all others wishing to obtain a copy should refer to “Communicating with GM” beginning on page 4.

      The Board will not grant or permit any waiver of GM’s ethics policy for any director or executive officer. If an actual or potential conflict of interest arises for a director, the director is expected to promptly inform the Chairman and CEO and the presiding director. If a significant conflict cannot be resolved, the director is expected to resign. All directors must recuse themselves from any discussion or decision affecting their business or personal interests.

Confidentiality

      Directors, like all employees, are required to maintain the confidentiality of information entrusted to them by GM or any other confidential information about GM that they receive from any source in their capacity as a director, except when disclosure is legally required or specifically authorized by the Board. Directors are expected to take all appropriate steps to minimize the risk of disclosure of confidential communications coming to them from GM as well as confidential discussions and decisions by or among directors and by or among the directors and management. All discussions that occur at Board or Committee meetings are deemed confidential, except to the extent that disclosure may be legally required. Directors may not use confidential information for their benefit or for the benefit of persons or entities outside the Corporation or in violation of any law or regulation including insider trading laws and regulations. Directors are subject to these obligations with regard to confidential information during and after their service on the Board. For purposes of this policy, “confidential information” is all non-public information relating to GM including, but not limited to, information that could be useful to competitors or otherwise harmful to GM’s interests or objectives, if disclosed.

Director Orientation and Continuing Education

      The Board and management, on the recommendation of the Directors and Corporate Governance Committee, are responsible for providing an orientation for new directors and for periodically advising all directors on subjects that would assist them in discharging their duties. Each new director goes through a comprehensive orientation process to become familiar with GM’s business plans, financial matters, strategies, challenges, vision, core values and ethics, corporate governance practices, and other key policies and practices through a review of background material and meetings with senior management. In addition, directors have the opportunity to visit GM’s facilities and auto shows. All directors are encouraged to attend, at GM’s expense, director continuing education programs sponsored by educational and other institutions.

Access to Outside Advisors

      At its request, the Board as well as each Committee, can retain the services of outside advisors at the Corporation’s expense.

Committees of the Board of Directors

      The Board delegates various responsibilities and authority to different Board committees. The Board has determined that each member of the Audit, Directors and Corporate Governance, Executive Compensation, Investment Funds, and Public Policy Committees is an independent director as described beginning on page 8. Each of these committees of the Board has adopted a written charter in compliance with the NYSE rules, where applicable. See “Communicating with GM” beginning on page 4 for information about obtaining a copy of each charter. The table below indicates the membership of each Committee:

Name	Audit	Directors and Corporate Governance	Executive Compensation	Investment Funds	Public Policy
Percy N. Barnevik		X			Chair
Erskine B. Bowles		X			X
John H. Bryan		X	Chair
Armando M. Codina		X	X
Erroll B. Davis, Jr.				X	X
George M.C. Fisher (a)		Chair	X
Karen Katen		X	X
Kent Kresa	X			Chair
Ellen J. Kullman	X			X
Philip A. Laskawy	Chair			X
Kathryn V. Marinello				X	X
Eckhard Pfeiffer	X			X
Number of Committee Meetings in 2007	14	6	7	3	3

(a) Presiding director

      Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by GM to the stockholders and others; GM’s system of internal controls; GM’s compliance procedures for the employee code of ethics and standards of business conduct; and GM’s audit, accounting, and financial reporting processes. It is the judgment of the Board that all members of this Committee are financially literate, and that Philip A. Laskawy, the Audit Committee Chair, satisfies the standard for “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by the NYSE. Currently, Mr. Laskawy serves on the audit committees of four public companies in addition to GM. The Board has determined, in light of Mr. Laskawy’s depth of knowledge and experience and time available as a retiree, that this simultaneous service does not impair his ability to function as a member and the Chair of the Audit Committee. On the contrary, the Board believes this experience on a number of audit committees enhances his contribution to GM’s Audit Committee. The Audit Committee Report appears on page 51.

      Directors and Corporate Governance Committee. The Directors and Corporate Governance Committee gives direction and oversight to the identification and evaluation of potential Board candidates and ultimately recommends candidates to be nominated for election to the Board. It periodically conducts studies of the appropriate size and composition of the Board and reviews and makes recommendations concerning compensation for non-employee directors. The Committee is also responsible for reviewing and proposing revisions to the Board’s Corporate Governance Guidelines, Bylaws, and Delegation of Authority; recommending memberships, rotation, and Chairs for all Committees of the Board; and contributing to the process of setting the agendas for the executive sessions of the Board.

      Executive Compensation Committee. The Executive Compensation Committee ensures that the Corporation’s compensation policies and practices support the successful recruitment, development, and retention of executive talent. The Committee reviews and approves corporate goals and objectives related to compensation for the CEO and senior executives, including the senior leadership group of the Corporation. It also approves benefit and incentive compensation plans of the Corporation and its major subsidiaries that affect employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers. The Executive Compensation Committee Report appears on page 22 and the Compensation Discussion and Analysis begins on page 23.

      The Committee has the authority under its charter to engage the services of outside advisors. In accordance with this authority, the Committee engages an outside executive compensation consulting firm, Mercer, and independent outside counsel, Davis Polk & Wardwell, both of whom report directly to the Committee. All work performed by the external advisors is overseen by the Committee. In addition, GM’s Global Compensation group works with these external advisors to ensure that the information, analysis, and recommendations put forth to the Committee provide a thorough and objective basis for decision making and reflect internal equity considerations. During Committee meetings, our outside advisors participate in discussions to help ensure Committee members have a thorough understanding of the issues under consideration. External advisors may also be asked during Committee meetings to provide additional materials or analysis to further clarify issues being discussed.

      The Executive Compensation Committee may invite members of management to its meetings and such other persons as it deems appropriate in order to carry out its duties and responsibilities. In 2007, the Vice President, Global Human Resources, attended all seven committee meetings as did the Executive Director of our Global Compensation and Corporate Governance group in his capacity as Secretary to the Committee. Our Chairman and CEO, G. R. Wagoner, Jr. was invited to participate in a portion of all meetings. External advisors to the Committee from Mercer and Davis Polk & Wardwell, also participated in these meetings.

      The Executive Compensation Committee also met in executive session without members of management, as needed. Executive sessions may or may not include participation by the external advisors as deemed necessary or appropriate by the Committee. External advisors also engage in discussions with the Committee Chairman and other Committee members without management present as needed throughout the year, to further ensure an open dialogue between the consultants and the Committee.

      In addition to the work Mercer performs for the Committee, GM utilizes various other products and services of the firm whenever Mercer is deemed to provide the best product or service to meet GM’s needs. This includes compensation surveys conducted by Mercer for the broader group of GM employees in many countries around the world and use of Mercer’s international job evaluation product. GM’s compensation governance process requires that all purchases of compensation consulting services or products be approved by GM’s Global Compensation group. The Executive Compensation Committee annually reviews all services provided to GM by Mercer.

      Investment Funds Committee. The Investment Funds Committee is responsible for assisting the Board with its general oversight responsibilities for certain benefit plan-related investment funds of General Motors and its subsidiaries, and serves as the named fiduciary of certain benefit plans of GM covered by ERISA.

      Public Policy Committee. The Public Policy Committee fosters GM’s commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Topics reviewed by this Committee include GM’s strategies and plans in the areas of advanced technology, fuel economy, environmental and energy performance, global climate, research and development, automotive safety, diversity, health care, education, communications, government relations, employee health and safety, trade, and philanthropic activities. The Committee provides public policy guidance to management to support GM’s progress in growing the business globally within the framework of GM’s core values to ensure that GM is strongly positioned to compete today and into the future.

Compensation Plan for Non-Employee Directors

      The purpose of the General Motors Corporation Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”) is to provide directors with fair and competitive compensation, while ensuring that their compensation is closely aligned with stockholder interests and with the performance of the Corporation. Under the Compensation Plan, non-employee directors are entitled to receive an annual Board retainer of $200,000.

      The Directors and Corporate Governance Committee, pursuant to the Board’s Corporate Governance Guidelines, is responsible for conducting an annual assessment of non-employee director compensation. The Committee compares GM Board compensation to compensation paid to directors at peer corporations. To link Board compensation directly to corporate performance and stockholder interests, the Board believes that a significant portion of a director’s retainer should be provided as equity that must be held until the director leaves the Board. Any changes in Board compensation are initially suggested by the Directors and Corporate Governance Committee, but the decision is made with full discussion and concurrence by the Board.

      Payment of the retainer is structured to afford directors an opportunity to defer GM compensation while providing them a means to increase their stock ownership. Ordinarily, non-employee directors are required to defer at least 70 percent of their annual Board retainer (i.e., $140,000) into share units of Common Stock and can elect to defer the remaining compensation in cash, cash-based alternatives, or share units. (Any portion of the retainer that is deferred into share units of Common Stock may also earn dividend equivalents, which will be credited to each director’s account and paid when the director leaves the Board.)

      In support of the GM North America Turnaround Plan (the “GMNA Turnaround Plan”), the Board has chosen in the past two years to reduce its annual retainer. In March 2007, the Board agreed to forgo 25 percent of the retainer for 2007, resulting in a retainer of $150,000. (The 2006 retainer was voluntarily reduced by 50 percent.) The reduction of the Board retainer for 2007 and 2006 was applied first to the portion that could be paid in cash, so that in 2007 directors could choose to receive or defer $10,000 of the retainer, while $140,000 of the retainer was subject to mandatory deferral. The 2006 reduction of the retainer to $100,000 entirely eliminated the portion that could be paid in cash and reduced the deferred portion by $40,000.

      Following the recommendation of the Directors and Corporate Governance Committee, the Board determined non-employee director compensation as follows effective March 1, 2008:

• Restore the annual Board retainer from $150,000 to its original amount of $200,000. The annual Board retainer of $200,000 was originally established on January 1, 2003;

— Maintain the mandatory deferral of $140,000 (or 70 percent of the annual retainer) into share units of Common Stock;

— Restore remaining compensation from $10,000 to $60,000, to be received at each director’s election either immediately or on a deferred basis;

• Continue all Committee Chair annual retainers of $10,000;

• Continue the Audit Committee member annual retainer of $20,000;

• Establish a $1,500 fee for any official Board or Committee meeting in excess of 12 meetings per calendar year; and

• Re-establish a $1,500 per diem fee for any special services required of directors.

      Amounts deferred and credited as share units under this plan are not available until after the director retires or otherwise leaves the Board. After leaving the Board, the director receives a cash payment or payments under this plan based on the number of share units in the director’s account, valued at the average daily mean market price for the quarter immediately preceding payment. Directors are paid either in a lump sum or in annual installments for up to ten years based on their deferral elections. Directors who leave the Board with less than five years of service will be paid their deferred compensation in a lump sum in January following separation from the Board.

      For 2007 service, members of the Audit Committee received an additional special fee of $1,500 for any official Audit Committee meeting in excess of 12 meetings per year. Philip Laskawy and Ellen Kullman each received an additional payment of $3,000 for attending two additional meetings, and Eckhard Pfeiffer received an additional payment of $1,500 for attending one additional meeting. This special fee is included in “Fees Earned or Paid in Cash” in the following table.

      Only non-employee directors receive payment for serving on the Board. Since Mr. Wagoner is an employee of the Corporation, he is not compensated as a director. Non-employee directors are not eligible to participate in the executive incentive program, S-SPP, or any of the retirement programs for General Motors employees. Other than as described in this section, there are no separate benefit plans for directors.

      Directors are reimbursed for any travel expenses incurred in connection with their duties as directors. In addition, directors, like all active GM employees in the U.S., are eligible to participate in a matching contributions program to accredited four-year colleges, universities, and community colleges in which all eligible contributions are matched on a dollar-for-dollar basis up to $5,000 annually.

Compensation paid to non-employee directors in 2007 is described in the following table:

2007 Non-Employee Director Compensation

Director	Fees Earned or Paid in Cash (a)	All Other Compensation (b)	Total
	$	$	$
Percy N. Barnevik	151,667	42,963	194,630
Erskine B. Bowles	141,667	33,131	174,798
John H. Bryan	151,667	85,768	237,435
Armando M. Codina	141,667	52,591	194,258
Erroll B. Davis, Jr.	87,500	8,906	96,406
George M.C. Fisher	151,667	71,285	222,952
Karen Katen	141,667	54,585	196,252
Kent Kresa	171,667	44,828	216,495
Ellen J. Kullman	164,667	34,272	198,939
Philip A. Laskawy	174,667	38,592	213,259
Kathryn V. Marinello	87,500	10,385	97,885
Eckhard Pfeiffer	163,167	54,423	217,590

(a) Includes annual retainer fees, as well as Chair and Audit Committee fees earned by the director. The totals in this column are inclusive of amounts required or elected to be deferred under the Director Compensation Plan and converted into share units at the average daily closing price of Common Stock for 2007 as disclosed in the table below:

Retainer Fees Deferred in Share Units of Common Stock Under the Non-Employee Director’s Compensation Plan
$
Percy N. Barnevik	133,333
Erskine B. Bowles	141,667
John H. Bryan	133,333
Armando M. Codina	141,667
Erroll B. Davis, Jr.	87,500
George M.C. Fisher	133,333
Karen Katen	141,667
Kent Kresa	171,667
Ellen J. Kullman	133,333
Philip A. Laskawy	133,333
Kathryn V. Marinello	87,500
Eckhard Pfeiffer	133,333

(b) “All Other Compensation” includes incremental costs for the use of company vehicles and reimbursement of associated taxes; interest paid on deferred accounts and dividend equivalents that are re-invested in additional share units of Common Stock based on the market price of the stock on the date the dividends are paid; the costs associated with personal accident and liability insurances; corporate matching contributions to colleges and universities; and tax reimbursement for family members who accompany the director on business travel on GM aircraft. Incremental costs for company vehicles are calculated based on the average monthly cost of providing vehicles to all directors, including lost sales opportunity, if any; licensing and registration fees; and use taxes.

All Other Compensation

	Company Vehicle Program	Aggregate Earnings on Deferred Compensation	Other	Total
	($)	($)	($)	($)
Percy N. Barnevik (1)	12,220	30,213	530	42,963
Erskine B. Bowles	12,220	12,977	7,934	33,131
John H. Bryan	12,220	62,131	11,417	85,768
Armando M. Codina	12,220	30,450	9,921	52,591
Erroll B. Davis, Jr.	4,073	2,691	2,142	8,906
George M.C. Fisher	12,220	54,362	4,703	71,285
Karen Katen	12,220	37,791	4,574	54,585
Kent Kresa	12,220	25,482	7,126	44,828
Ellen J. Kullman	12,220	14,118	7,934	34,272
Philip A. Laskawy	12,220	21,400	4,972	38,592
Kathryn V. Marinello	5,092	2,691	2,602	10,385
Eckhard Pfeiffer(1)	12,220	41,673	530	54,423

(1) “Other” amount totals for Messrs. Barnevik and Pfeiffer do not include a tax reimbursement for company vehicle costs as their vehicles are located outside the U.S. and are not treated as U.S. taxable income.

Director Stock Ownership Guidelines and Holding Requirement

      The Board’s Corporate Governance Guidelines include a stock ownership requirement for non-employee directors, intended to enhance the link between the interests of GM’s directors and stockholders. Each non-employee director is required to own stock, share units, or other equity equivalents (excluding stock options) equal in value to five times the value of his or her annual retainer within five years of joining the Board or the adoption of this ownership requirement in 2004. (Information about senior executive stock ownership guidelines is found on page 34.) To take into consideration the volatility of the stock market and the long-term nature of the holding requirement, compliance is measured by valuing the director’s stock at a three-year average stock price. The Directors and Corporate Governance Committee may exercise its discretion in enforcing this guideline when the value of accumulated Common Stock or share units or the size of the required holding is unduly affected by temporary significant declines in the price of Common Stock or recent significant changes in director compensation. Once the minimum ownership requirement (now $1 million) has been satisfied, the director’s ownership of at least the same number of shares or units will satisfy the requirement, regardless of changes in the market value of the stock. Ownership guidelines are reviewed each year to ensure they continue to be effective in aligning directors’ and stockholders’ interests. In addition, non-employee directors are also prohibited during their term on the Board from selling any Common Stock or other securities issued by GM, except for cashless exercise of stock options granted prior to 2003, when options were eliminated from director compensation.

Item No. 1

Nomination and Election of Directors

      If you sign and return the proxy card or vote by Internet or telephone, the Proxy Committee will vote your shares for all 14 nominees described in the following section, unless you vote for someone else or withhold authority to vote for one or more such nominees. Each director will serve until the next annual meeting of stockholders or until a successor is elected and qualified, or until earlier resignation, removal, or death. If any of the Board’s nominees for director become unavailable to serve before the annual meeting (which we do not anticipate), the Board may decrease the number of directors to be elected or designate substitute nominees for those vacancies.

      GM has received notice from a stockholder, John Lauve, pursuant to Section 1.11 of the Bylaws that he intends to nominate ten candidates for election to the Board at the 2008 annual meeting. Although Mr. Lauve has nominated candidates for election at the annual meeting each year since 2000, he has never conducted a proxy solicitation for his candidates. At the 2007 annual meeting, each of his nominees received 676 votes or fewer.

      Based on this notice, the number of candidates for election at the 2008 annual meeting will exceed the number of directors to be elected, which will result in a contested election. Under GM’s majority voting policy, in a contested election majority voting is replaced by plurality voting, so that the number of persons equal to the number of directors to be elected who receive more votes than other nominees will be the persons elected to the Board for the following year. The Board recommends that you vote your shares for the candidates nominated by the Board.

      Of the nominees in the following section, E. Neville Isdell has not previously been a director of the Corporation. While Mr. Isdell is standing for election at the annual meeting, if he is elected his term will begin on August 6, 2008, at which time the size of the Board will increase from 13 to 14 members.

Information about Nominees for Director

      The following information about the business background of each person nominated by the Board has been furnished to the Corporation by the nominees for director. Unless a different address is provided below in the biography of a director or nominee, his or her business address is General Motors Corporation, 300 Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000.

Percy N. Barnevik                 Age 67              Joined GM Board 1996

Retired Chairman, AstraZeneca PLC, United Kingdom, since 2005; held office of Chairman (1999-2004); Honorary Chairman, Sandvik AB, Sweden, since 2002

COMMITTEES — Public Policy (Chair), Directors and Corporate Governance

AFFILIATIONS — Member of The Business Council, the International Investment Council advising the South African government, the Advisory Council of Centre for European Reform-UK, Advisory Councils at the Wharton School of Business Administration and at Humboldt University in Berlin, and the Academies of Engineering Sciences in Sweden and Finland; Foreign Honorary Member of the American Academy of Arts & Sciences; Honorary Member of the Royal Academy of Engineering, UK; Chairman, Hand in Hand International

Erskine B. Bowles                 Age 62              Joined GM Board 2005

President, The University of North Carolina, 910 Raleigh Road, P.O. Box 2688, Chapel Hill, NC 27515, since 2006; Senior Advisor, Carousel Capital, a private investment firm, since 2002; Chairman, Erskine Bowles & Co., LLC (2003-2005); Deputy Special Envoy for Tsunami Recovery, United Nations (2005)

COMMITTEES — Directors and Corporate Governance, Public Policy

DIRECTORSHIPS — Cousins Properties Incorporated, Morgan Stanley, North Carolina Mutual Life Insurance Company

AFFILIATIONS — Member of the Board of Chancellors of the Juvenile Diabetes Research Foundation International

John H. Bryan                        Age 71              Joined GM Board 1993

Retired Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, Illinois, since 2001

COMMITTEES — Executive Compensation (Chair), Directors and Corporate Governance

DIRECTORSHIPS — The Goldman Sachs Group, Inc.

AFFILIATIONS — Member of The Business Council and the National Trust Council of the National Trust for Historic Preservation; Life Trustee of The Art Institute of Chicago, the University of Chicago, and Rush University Medical Center; Chairman of the Board of Millennium Park, Inc.

Armando M. Codina            Age 61              Joined GM Board 2002

President and Chief Executive Officer, Flagler Development Group, a commercial real estate firm, 2855 So. LeJeune Road, 4th Floor, Coral Gables, FL 33134, since 2006; Chairman and Chief Executive Officer, Codina Group, Inc., a commercial real estate firm based in Coral Gables, Florida (1979-2006)

COMMITTEES — Directors and Corporate Governance, Executive Compensation

DIRECTORSHIPS — AMR Corporation, The Home Depot, Merrill Lynch & Co., Inc.

AFFILIATIONS — Chairman Emeritus of the Board of Trustees of Florida International University

Erroll B. Davis, Jr.                 Age 63              Joined GM Board 2007

Chancellor, University System of Georgia, the governing and management authority of public higher education in Georgia, 270 Washington Street SW, Atlanta, GA 30334, since 2006; Chairman, Alliant Energy Corporation (2000-2006), held offices of President and Chief Executive Officer (1998-2005)

COMMITTEES — Investment Funds, Public Policy

DIRECTORSHIPS — BP p.l.c., Union Pacific Corporation

AFFILIATIONS — Member of the Board of Trustees of the University of Chicago and the Board of Directors of the United States Olympic Committee; Life Trustee of Carnegie Mellon University

George M.C. Fisher             Age 67              Joined GM Board 1996

Retired Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, New York, since 2001

COMMITTEES — Directors and Corporate Governance (Chair), Executive Compensation

AFFILIATIONS — Member of the National Academy of Engineering and the American Academy of Arts & Sciences; Senior Advisor for Kohlberg Kravis Roberts & Co.

E. Neville Isdell                     Age 64

Chairman and Chief Executive Officer, The Coca-Cola Company, P.O. Box 1734, Atlanta GA 30301, since 2004; holds office of Chief Executive Officer until July 1, 2008; International Consultant to The Coca-Cola Company and head of his investment company (2002-2004)

DIRECTORSHIPS — The Coca-Cola Company, SunTrust Banks, Inc. (resigned effective April 29, 2008)

AFFILIATIONS — Chairman of the Board of the U.S. –Russia Business Council and the Board of Trustees of the International Business Leaders Forum; Member of The Business Roundtable and the Boards of Trustees of the United States Council for International Business, the Center for Strategic and International Studies, and Emory University; Member of the Corporate Advisory Board of the Global Business Coalition on HIV/AIDS, Tuberculosis and Malaria

Karen Katen                          Age 58              Joined GM Board 1997

Chairman, Pfizer Foundation, 235 East 42nd Street, New York, NY 10017, since 2006; Senior Advisor, Essex Woodlands Health Ventures, a healthcare venture capital firm, since October 2007; Retired Vice Chairman, Pfizer Inc, New York, New York, and Retired President, Pfizer Human Health, since 2007; held offices of Vice Chairman, Pfizer Inc and President, Pfizer Human Health (2005-2007) and President, Pfizer Global Pharmaceuticals and Executive Vice President, Pfizer Inc (2001-2005)

COMMITTEES — Directors and Corporate Governance, Executive Compensation

DIRECTORSHIPS — Harris Corporation, The Home Depot

AFFILIATIONS — Member of the Board of Directors of Catalyst, the Health Board of Advisors of the RAND Corporation, and the Board of Trustees of the Economic Club of New York; Trustee of the University of Chicago and Council Member of the Graduate School of Business

Kent Kresa                             Age 70              Joined GM Board 2003

Chairman Emeritus, Northrop Grumman Corporation, Los Angeles, California, since 2003; held offices of Chairman and Chief Executive Officer (1990-2003)

COMMITTEES — Investment Funds (Chair), Audit

DIRECTORSHIPS — Chairman, Avery Dennison Corporation; Fluor Corporation; MannKind Corporation

AFFILIATIONS — Chairman of the Board of Trustees of California Institute of Technology; Member of the Boards of Directors of the W.M. Keck Foundation and Performing Arts Center of Los Angeles County Foundation, the Board of Overseers of the Keck School of Medicine of the University of Southern California, the Board of Governors of The Broad Foundation, the Board of Visitors of the UCLA Anderson School of Management, the Advisory Board of the Massachusetts Institute of Technology Lincoln Laboratory, and the Board of Trustees of the Haynes Foundation

Ellen J. Kullman                    Age 52              Joined GM Board 2004

Executive Vice President, DuPont, E.I. du Pont de Nemours and Company, 1007 Market Street, Wilmington, DE 19898, since 2006; held office of Group Vice President, Safety & Protection (2002-2006)

COMMITTEES — Audit, Investment Funds

AFFILIATIONS — Member of the Board of Trustees of Tufts University, the Board of Overseers of the Tufts University School of Engineering, and The Committee of 200; Trustee of the National Safety Council

Philip A. Laskawy                 Age 67              Joined GM Board 2003

Retired Chairman and Chief Executive Officer, Ernst & Young, New York, New York, since 2001

COMMITTEES — Audit (Chair), Investment Funds

DIRECTORSHIPS — Discover Financial Services, Henry Schein, Inc., Loews Corporation

AFFILIATIONS — Vice Chairman of the Trustees of the International Accounting Standards Committee Foundation

Kathryn V. Marinello           Age 51              Joined GM Board 2007

Chairman and Chief Executive Officer, Ceridian Corporation, an information services company in the human resource, retail, and transportation markets, 3311 E. Old Shakopee Road, Minneapolis, MN 55425, since December 2007; held offices of President and Chief Executive Officer (2006-2007); President and Chief Executive Officer, GE Fleet Services, a division of General Electric Company (2002-2006)

COMMITTEES — Investment Funds, Public Policy

DIRECTORSHIPS — Ceridian Corporation

AFFILIATIONS — Member of The Business Roundtable

Eckhard Pfeiffer                    Age 66              Joined GM Board 1996

Retired President and Chief Executive Officer, Compaq Computer Corporation, Houston, Texas, since 1999

COMMITTEES — Audit, Investment Funds

AFFILIATIONS — Member of the Advisory Board of Deutsche Bank

G. Richard Wagoner, Jr.       Age 55              Joined GM Board 1998

Chairman and Chief Executive Officer, General Motors Corporation, since 2003; held offices of President and Chief Executive Officer (2000-2003); joined General Motors Corporation in 1977

AFFILIATIONS — Member of The Business Council and The Business Roundtable, the Board of Directors of Catalyst, and the Boards of Trustees of Duke University and Detroit Country Day School

SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND CERTAIN OTHERS

      The beneficial ownership as of February 29, 2008, of Common Stock for each director, each nominee for election to the Board, each Named Executive Officer, and all directors and officers as a group is shown in the following tables. Each of the individuals listed in the tables below owns less than 1 percent of the outstanding shares of Common Stock; all directors and officers as a group own approximately 1.3 percent of the outstanding shares. This information has been furnished to the Corporation by the persons named. None of the shares shown in the following tables as beneficially owned by directors and executive officers has been hedged or pledged as security for any obligation.

Non-Employee Directors

	Shares Beneficially Owned		Deferred Share Units (a)	Stock Options (b)
P. N. Barnevik	9,628		30,899	3,000
E. B. Bowles	1,000		13,303	0
J. H. Bryan	6,603		39,728	9,234
A. M. Codina	2,000		31,143	3,000
E. B. Davis, Jr.	1,159		2,780	0
G. M.C. Fisher	4,752		32,855	6,404
E. N. Isdell	2,000	(c)	0	0
K. Katen	6,000		38,639	8,141
K. Kresa	8,200		24,716	0
E. J. Kullman	1,000		14,464	0
P. A. Laskawy	2,000		21,900	0
K. V. Marinello	0		2,780	0
E. Pfeiffer	4,512		37,435	9,234

(a) Deferred Share Units — Represents the unit equivalents of Common Stock for retainer fees deferred into the Director Compensation Plan. For more information about this plan, please refer to “Compensation Plan for Non-Employee Directors” beginning on page 12.

(b) Number of shares that may be acquired through the exercise of stock options within 60 days of February 29, 2008. Directors no longer receive stock options; the last grant was in 2002.

(c) Shares were purchased after February 29, 2008.

Named Executive Officers and
All Directors and Executive Officers as a Group

	Shares Beneficially Owned (a)	Deferred Share Units (b)	Stock Options (c)
G. L. Cowger	51,803	13,400	416,062
F. A. Henderson	14,852	200,661	530,436
R. A. Lutz	75,603	266,761	1,056,666
T. G. Stephens	17,091	67,938	263,103
G. R. Wagoner, Jr.	195,933	255,692	3,193,686
All Directors & Executive Officers as a Group (32 persons, including the foregoing)	567,429	1,321,388	7,694,530

(a) “Shares Beneficially Owned” may include shares credited under the S-SPP, a tax-qualified savings plan. This column excludes shares that are beneficially owned but are reflected under the “Deferred Share Units” column.

(b) “Deferred Share Units” include shares under the General Motors Benefit Equalization Plan for Salaried Employees (the “BEP”). The BEP is a non-qualified “excess benefits” plan that is exempt from ERISA and IRC limitations. Deferred units also include undelivered incentive awards and other awards that will vest upon the occurrence of certain events and that are subject to forfeiture under certain circumstances.

(c) Number of shares that may be acquired through the exercise of stock options within 60 days from February 29, 2008. Additional information regarding stock options is provided on pages 33 and 40.

Certain Beneficial Owners

      The following table gives information about each entity known to GM to be the beneficial owner of more than 5 percent of Common Stock as of February 29, 2008, based on information filed with the SEC.

Name and Address	Number of Shares		Percent of Common Stock
Brandes Investment Partners, L.P. (1) Brandes Investment Partners, Inc. Brandes Worldwide Holdings, L.P. Charles H. Brandes Glenn R. Carlson Jeffrey A. Busby 11988 El Camino Real, Suite 500 San Diego, CA 92130	40,307,333	(2)	7.12%
Citigroup Inc. (3) 399 Park Avenue New York, NY 10043	32,196,842	(4)	5.7%	(5)
Southeastern Asset Management, Inc. (6) O. Mason Hawkins 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	41,466,300	(7)	7.3%
State Street Bank and Trust Company (8) State Street Financial Center One Lincoln Street Boston, MA 02111	78,742,459	(9)	13.9%

(1) As investment advisor. The general partner and control persons of Brandes Investment Partners, L.P. disclaim any direct ownership of the shares reported in the table, except in each case for an amount that is substantially less than one percent of the reported shares.

(2) Brandes Investment Partners, L.P. reports shared voting power over 32,138,888 shares and shared dispositive power over 40,307,333 shares.

(3) On behalf of itself and its subsidiaries, excluding the Old Lane Partners business.

(4) Assumes conversion of convertible securities held.

(5) On a fully diluted basis.

(6) As investment advisor. The chairman and chief executive officer of Southeastern Asset Management, Inc. disclaims any control or beneficial ownership of the shares reported in the table.

(7) Southeastern Asset Management reports sole voting power over 23,170,600 shares, sole dispositive power over 27,205,300 shares, and shared voting and dispositive power over 14,240,000 shares.

(8) Acting in various fiduciary capacities for various employee benefit plans.

(9) State Street Bank reports sole voting power over 20,954,951 shares, shared voting power over 57,787,508 shares, and shared dispositive power over 78,742,459 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      GM has adopted written policies and procedures for reviewing and approving transactions between the Corporation and its related persons, including directors, director nominees, executive officers, and holders of at least 5 percent of the outstanding Common Stock, and their immediate family members or affiliates. The Corporation’s Legal Staff is primarily responsible for developing and implementing a process to obtain information from directors and executive officers to identify possible related person transactions and to determine based on the facts and circumstances whether such a transaction involves a direct or indirect material interest of GM or its related persons. GM discloses transactions that are determined to be directly or indirectly material to the Corporation or a related person as required by SEC rules. In addition, the Directors and Corporate Governance Committee is responsible for annually reviewing the independence of each director and the appropriateness of any potential related person transactions and related issues.

      Douglas L. Henderson, brother of President and Chief Operating Officer Frederick A. Henderson, is employed by General Motors. In addition, Juli A. Stephens, sister-in-law of Group Vice President Thomas G. Stephens, and George T. Stephens, Mr. Stephens’ brother, are employed by General Motors. Mr. Henderson, Ms. Stephens, and Mr. Stephens each make less than $200,000 per year and receive salary and benefits comparable to those provided to other GM employees in similar positions.

      Executive officers of General Motors have, from time to time, received mortgage loans from GMAC LLC (“GMAC”), the successor to General Motors Acceptance Corporation, or its subsidiaries or acted as co-signers for loans made to family members. GM owns 49 percent of the equity interest in GMAC. Those loans were made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other employees, retirees, and dealers of General Motors, which are substantially the same as those offered to unaffiliated customers.

      The Corporation’s policy on loans to directors and executive officers of the Corporation complies with Sarbanes-Oxley, which generally prohibits public companies from making personal loans to their directors and executive officers. This policy permitted GMAC and its subsidiaries to extend mortgage and auto loans to GM directors and executive officers on terms that are appropriate under Sarbanes-Oxley.

Compensation Committee Interlocks and Insider Participation

      No executive officer of GM served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during fiscal year 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Federal securities laws require that directors and certain officers of the Corporation and stockholders who own more than 10 percent of the Common Stock report to the SEC and the Corporation certain changes in ownership and ownership information within specified periods. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 2007 were made in a timely manner, with one exception. In February 2007, David N. Reilly, Group Vice President and President, GM Asia Pacific, received a predetermined vesting and distribution of Cash-Based Restricted Stock Units (“CRSU”), and inadvertently reported that distribution on his Statement of Changes in Beneficial Ownership (Form 4) after the due date.

Compensation Committee Report

      The Executive Compensation Committee has reviewed and discussed with GM management the following Compensation Discussion and Analysis (the “CD&A”) and, based on that review and discussion, has recommended to the Board of Directors that the CD&A be included in GM’s 2007 Annual Report on Form 10-K and in this proxy statement.

Executive Compensation Committee
John H. Bryan (Chair)
Armando M. Codina      George M.C. Fisher      Karen Katen

Compensation Discussion and Analysis

      The following is a discussion of our executive compensation programs and analysis of the compensation decisions affecting our Named Executive Officers during fiscal year 2007.

Executive Summary

      GM is primarily engaged in the design, development, manufacturing, and marketing of automotive products worldwide. We employ 266,000 people around the world (not including employees at joint ventures) and manufacture vehicles in 33 countries. In 2007, we sold 9.4 million vehicles in 149 countries.

      Our industry continues to experience significant change, increasing complexity, and intense global competition in both mature and emerging markets. The key to winning under these circumstances is to consistently provide cars and trucks that customers will choose over those of our competitors based on superior design, quality, fuel economy, safety, technology, and value. To remain a global automotive leader, we continue to set aggressive goals for ourselves in these key areas, while we also restructure our operations in more mature markets to ensure our ongoing competitiveness and rapidly grow our presence in emerging markets around the world.

      In our highly competitive business environment, we must continue to attract, retain, and motivate leaders who can successfully navigate the complexities of our industry and deliver business results for the benefit of our stockholders and other key stakeholders. Fair and competitive compensation programs are an important element in our ability to do this.

      In setting 2007 compensation for our Named Executive Officers, we noted that in recent years, our top leaders have repeatedly demonstrated their capability to address significant challenges and to build GM’s long-term global competitiveness in the most important aspects of our business, while their overall pay has been significantly below competitive targeted levels. More specifically:

• Our CEO and Vice Chairmen significantly reduced their base salaries in 2006 and 2007, and further demonstrated their personal commitment by requesting that they not receive annual incentive payments in respect of 2006. In recognition of foregone annual incentive payments, they received Restricted Stock Unit (“RSU”) grants vesting over the next five years, the ultimate value of which will depend on GM’s stock price performance;

• GM top leaders, and other salaried employees, had their pension benefits frozen at the end of 2006 and are now participating in a new lower-cost, lower-benefit plan;

• During 2007 (as well as in 2005 and 2006) the Named Executive Officers did not receive any payouts from the Stock Performance Program (the “SPP”) as the three-year target was not achieved; and

• The General Motors 2007 Annual Incentive Plan (the “AIP”) payouts were made in recognition of significant progress and the achievement of certain 2007 performance goals, but were paid at below-target levels.

      We describe our compensation planning and decision-making processes in the pages that follow. We believe our compensation approach is balanced and in line with our business performance, as well as the business environment in which we operate.

Executive Compensation Committee Process and Objectives

      Each year, the Executive Compensation Committee (the “Committee”) reviews GM’s total executive compensation and benefits program with the help of Mercer, its external compensation consultant. This review takes into account the following factors:

• GM’s compensation philosophy, including stock ownership levels;

• External regulatory requirements;

• The competitive market for executive talent;

• Evolving market practices and developments; and

• Overall compensation and benefit levels, and potential wealth accumulation for the Named Executive Officers.

      Corporate goals and objectives are a primary consideration in making compensation decisions for the CEO and the Senior Leadership Group, and so we design our pay plans to reward executives for achieving them over both the short and long term. The Committee makes changes to different elements of the compensation program if deemed appropriate to address evolving business objectives and competitive issues. The most recent review was completed in August 2007, and no changes were made to the program. In addition, the Committee recognizes that historically GM’s senior executives have spent their careers at General Motors, as we generally promote executives from within the Corporation consistent with our succession planning strategies. This is the case with most of our current Senior Leadership Group. Therefore, we carefully review overall pay to ensure both internal and external pay equity, and to ensure that our programs appropriately reward long service.

Compensation and Benefits Philosophy

      GM’s overall executive compensation philosophy is to pay executives based on both the Corporation’s and the individual executive’s performance. This means that a large portion of each executive’s compensation is at risk and linked to accomplishing specific measurable results intended to create value for stockholders in both the short and long term as discussed in the “Total Compensation Mix” section beginning on page 28. We do not target a specific competitive position but rather consider the compensation that is earned by executives in similar internal and external positions, our business performance, and the challenges we are currently facing as we establish the target compensation for our executives each year. An example of this is the voluntary base salary reductions described above.

      As part of our overall package, GM offers benefits to all employees, including the Named Executive Officers, which are comparable to those offered by other similar employers. We also provide a limited number of additional benefits for executives as part of their total compensation packages, because we believe it is customary to do so in our labor market or otherwise in our interest to do so. A comprehensive overview of our compensation and benefits programs appears beginning on page 25.

Assessing Compensation Competitiveness

      An important part of the Committee’s annual compensation review is a market analysis of executive pay levels. The analysis is an important input to our understanding the competitiveness of the target opportunities we provide for our Named Executive Officers and the development of our executive compensation structure. The analysis is prepared by Mercer and provides a comparison of the compensation of each of GM’s Named Executive Officers to the actual pay data of the Named Executive Officers in our 26-company comparator group, including:

• All elements of pay and their respective values;

• The relative proportion that each element comprises of total compensation; and

• Pay and performance validations based on key performance metrics compared to those of our peer group.

      Mercer derives information on these companies from published sources and applies its own models and analysis to generate information about the distribution of compensation types and levels paid by the comparator group.

      We selected our peer companies based on their size, scope, and complexity of operations, although GM is significantly larger and more complex than many of them. While we include Ford Motor Company (currently the only other publicly traded domestic automotive manufacturer) in our peer group, we cannot limit the group to our industry because compensation information is not available from our other major competitors. In addition, we believe it is important for us to understand the compensation practices for Named Executive Officers at other U.S.-based multinationals as the competitiveness of our compensation can affect our overall ability to attract and retain diverse talent around the globe. Our peer companies remain relatively stable over time, and changes are made only when comparison to a company is no longer appropriate (e.g., merger, etc.). These are the companies in our peer group for 2007, which is unchanged from 2006:

3M Company
Alcoa Inc.
Altria Group, Inc.
AT&T Inc.
The Boeing Company
Caterpillar Inc.
Chevron Corporation
Citigroup Inc.
The Coca-Cola Company
The Dow Chemical Company
E.I. du Pont de Nemours and Company
Eastman Kodak Company
Exxon Mobil Corporation	Ford Motor Company
General Electric Company
Hewlett-Packard Company
Honeywell International Inc.
Intel Corporation
International Business Machines Corporation
Johnson & Johnson
Merck & Co., Inc.
Motorola, Inc.
PepsiCo, Inc.
The Procter & Gamble Company
United Technologies Corporation
Verizon Communications Inc.

      The 2007 Mercer review indicated that the 2006 total target compensation for GM’s Named Executive Officers as a group was at or near the market median for the comparator group, although actual compensation was much less.

Tally Sheets

      During its annual review of senior officer compensation and benefits in 2007, the Committee reviewed a comprehensive summary report or “tally sheet” for the Named Executive Officers that reflected the total dollar value of their annual pay, as well as their target compensation. This included salary, annual cash incentive awards, equity-based compensation, perquisites, pension benefit accruals, and other compensation. Also included were holdings of Common Stock and stock options with accumulated unrealized gains under prior equity-based compensation awards, and amounts payable upon termination of employment under various circumstances.

      The Committee uses the tally sheets to review each Named Executive Officer’s total annual compensation to provide a perspective on their potential wealth accumulation from our compensation programs, pension accruals and compensation previously paid, and to provide a general context for compensation decisions. However, the Committee believes that, in general, an executive’s compensation level should reflect the executive’s performance and the current market value of his or her services.

Role of Management in Compensation Decisions

      Our CEO, Mr. Wagoner, believes compensation plays an important role in aligning and motivating the GM executive team to achieve key corporate objectives, and so he plays an active role in the development of our compensation plans. Mr. Wagoner relies heavily on the information and analysis provided for his consideration by the Vice President, Global Human Resources, and the Executive Director of Global Compensation and Corporate Governance and personally reviews the individual total compensation of GM’s top 360 executives. Mr. Wagoner also provides input to the Committee regarding the compensation of the Named Executive Officers reporting to him. Beyond this, a broader group of GM leaders participates in the administration of our compensation programs by developing individual pay recommendations for the executives reporting to them within the funding approved by the Committee. The Vice President, Global Human Resources, and the Executive Director of Global Compensation and Corporate Governance oversee the administration of all executive compensation matters within the framework established by the Committee.

Compensation and Benefits Programs

Overview

      We use base salary and a variety of short-term incentives, long-term incentives, benefits, and perquisites in our executive compensation program. The following chart provides an overview of our compensation and benefits programs in which our Named Executive Officers participate, and why these particular elements are included. Compensation programs described here are global and benefit plan descriptions are based on U.S. programs.

Program	Description	Eligibility	Purpose
Annual Cash Compensation

Base Salary	• Based on market pay levels, scope and complexity of positions, individual job performance, and leadership succession plans. Generally not adjusted annually for top leaders	• All employees globally	• Competitive compensation • Retention

General Motors Annual Incentive Plan (the “AIP”)
• Cash-based plan that rewards employees for short-term financial and business performance. Annual target awards are established by employee level. Final awards can range from zero to a maximum of 250%, based on business results
		• All executives globally	• Competitive compensation • Encourage focus on key financial and operating objectives

Long-Term Incentive Programs

Stock Options	• 10-year term. Grants vary by employee level and individual contribution	• All senior executives	• Focus on stock price performance and stockholder value

Stock Performance Program (the “SPP”)
• Based on Total Shareholder Return (“TSR”) over a 3-year period versus S&P 500 Composite Stock Price Index (the “S&P 500 Index”). Grant amounts vary by employee level and individual contribution. Denominated in shares and delivered in cash
		• All senior executives	• Focus on relative stock price performance and stockholder value

Restricted Stock Units (“RSU”)	• Denominated in shares and delivered in stock. Delivery date based on specific objective of grant	• Select senior executives	• Reward superior performance • Retention • Focus on stock price performance and stockholder value

Cash-Based Restricted Stock Units (“CRSU”)	• Denominated in shares and delivered in cash over a 3-year period. Grant amounts vary by employee level and individual contribution	• All executives	• Focus on stock price performance and stockholder value • Retention

Retirement Programs

General Motors Retirement Program for Salaried Employees (the “SRP”)	• Tax-qualified defined benefit plan with the benefit being determined based on compensation subject to IRC maximum, service, and employee contributions, where applicable	• All U.S. salaried employees hired prior to 01/01/2001	• Promote post-employment financial security • Competitive practice

	• Tax-qualified defined contribution benefit plan based on employer contributions subject to the IRC maximum	• All U.S. salaried employees hired on or after 01/01/2001	• Promote post-employment financial security • Competitive practice

General Motors Executive Retirement Plan (the “ERP”)	• Non-tax qualified retirement plan for executives	• All U.S. executives	• Enhance post-employment financial security • Competitive practice • Retention

Program	Description	Eligibility	Purpose
General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the “S-SPP”)
• Tax-qualified 401(k) employee savings-stock plan. Allows contributions up to 50% of eligible monthly salary, subject to IRC maximum. GM matches 100% of contributions up to 4% of eligible monthly base salary
		• All U.S. salaried employees	• Encourage retirement savings • Encourage stock ownership • Competitive practice • Retention

General Motors Benefit Equalization Plan for Salaried Employees (the “BEP”)
• Non-qualified “excess benefit” plan. Provides full GM matching contributions in excess of IRC limitations. Also includes benefit contributions for employees hired on or after 01/01/1993 and retirement contributions for employees hired on or after 01/01/2001
		• All U.S. executives	• Encourage stock ownership • Competitive practice • Retention

Other Benefits

General Motors Deferred Compensation Plan for Executive Employees (the “DCP”)	• Allows for the voluntary deferral of base salary, AIP, SPP, and RSU payouts	• All U.S. senior executives	• Provide tax deferral opportunity • Encourage financial planning

Corporate Aircraft	• Available for business purposes. Personal use is limited to those covered by the Corporation’s security study	• Select senior executives	• Direct flights and shorter flight times allow more efficient use of time • Personal security

Security Systems and Services	• Residential security systems and services for executives covered by the Corporation’s security study	• Chairman, President, and Vice Chairman	• Personal security

Executive Company Vehicle Program	• All executives are provided with a GM vehicle of their choice. Taxable income if benefit level is exceeded	• All U.S. executives	• Product evaluation and feedback

Supplemental Life Benefits Program	• Cash death benefit	• All U.S. executives	• Provide survivor benefit and financial security

Executive Health Evaluation	• Periodic medical evaluation	• All U.S. executives	• Medical risks minimized by early detection and prevention

Financial Counseling	• Financial counseling and estate planning services	• All U.S. senior executives	• Financial security and wealth accumulation

GM Matching Contributions Program	• Matches gifts to accredited 4-year colleges, universities, and community colleges up to $5,000/year	• All U.S. employees	• Encourage community involvement and support

Other Benefits	• Medical, welfare, and other benefits	• All U.S. employees	• Promote health and welfare of GM employees

2007 Compensation for Named Executive Officers

      The following are key factors in the Executive Compensation Committee’s determination of compensation for our Named Executive Officers.

Business Performance

      We have made significant progress in improving the overall competitiveness of our business over the past few years. Highlights include:

• Product excellence — New GM vehicles are gaining broad recognition, demonstrated by robust sales of recently launched vehicles and numerous industry awards, including 2008 North America Car of the Year for the Chevrolet Malibu, 2008 Motor Trend Car of the Year for the Cadillac CTS, and 2007 North America Car and Truck of the Year awards for the Saturn Aura and Chevrolet Silverado;

• Revitalized sales and marketing strategy — Our marketing focus on the strength and value of our cars and trucks is resulting in stronger brands, stabilized retail market share, and significant reductions in daily rental sales and higher average transaction prices;

• Intensified focus on cost and quality — We reduced our annual structural cost in North America by $9 billion from 2005 to 2007, driven by significant change in our hourly health care liability, revisions to U.S. salaried health care and pension programs, capacity reduction actions, substantial headcount reductions, and efficiencies achieved in other activities. Significant improvements also continue to be made in vehicle quality, as measured by both internal and industry metrics;

• Significantly reduced GM’s health care/legacy cost burden — From 1993 through 2007, GM spent a total of $103 billion in the U.S. to fund legacy pensions and retiree health care — an average of about $7 billion a year — a dramatic competitive and cash-flow disadvantage. Based on our recent actions and agreements, our U.S. hourly and salaried pension plans were over-funded by more than 20 percent at year-end 2007. In addition, U.S. salaried retiree health care has been capped beginning this year, and UAW retiree health care will be paid exclusively from a new independent trust. As a result of these and other actions in this area, we expect our cash spending on U.S. pensions and retiree health care to decline from the annual average of $7 billion over the last 15 years, to about $1 billion per year starting in 2010.

• Global growth — GM is very well positioned to take advantage of the rapidly growing importance of emerging markets. Of the more than 9 million cars and trucks sold in 2007, a record 59 percent were sold outside the U.S., a percentage that will continue to grow as we drive to increase sales in expanding markets like China, Brazil, Russia, and India.

• Advanced propulsion technology leader — GM has become a recognized industry leader in biofuel technologies and energy diversity with GM Active Fuel Management (AFM) technology, E85 FlexFuel vehicles, and hydrogen fleets around the world.

Total Compensation Mix

      The allocation across our different elements of compensation and benefits is consistent with our philosophy and the practices of our benchmark companies. Named Executive Officers have a large portion of their compensation opportunity at risk; our CEO, at 84 percent, has the largest amount of his target compensation at risk. Importantly, three-quarters of this at-risk pay is tied directly to the value of our Common Stock. We believe it is important for our top executives to have a large portion of their pay at risk to support a sense of ownership in the financial health of the Corporation. Although we apply no specific “formula,” we believe positions of increasing scope and impact on strategic decisions should have relatively greater amounts of pay at risk and our Committee exercises its judgment in determining these ratios during annual compensation reviews. In finalizing target compensation for each Named Executive Officer, the Committee reviews the relative compensation levels among this group to ensure internal parity and consistency. However, as discussed beginning on page 23, since we establish overall target compensation for each Named Executive Officer with reference to several sources, including the compensation paid for these positions at our comparator companies, we do not establish a fixed relationship between the compensation paid to our CEO and the other Named Executive Officers. For 2007, the target compensation mix for our Named Executive Officers was as follows:

	Not At-Risk	At-Risk Compensation
Name	Target Base Salary	Annual Incentive	Stock-Based Long-Term Incentives	Total At-Risk	Position Level
	%	%	%	%
G. R. Wagoner, Jr.	16	20	64	84	CEO
F. A. Henderson	20	21	59	80	Vice Chair
R. A. Lutz	20	21	59	80	Vice Chair
G. L. Cowger	25	22	53	75	Group VP
T. G. Stephens	24	21	55	76	Group VP

      The large amount of pay at risk means that the actual earnings of our top leaders may be significantly different from their target compensation. In addition, the significant portion of at-risk pay tied to GM’s stock price performance ensures overall pay levels closely track stockholder returns. The following chart illustrates the difference between target and actual compensation for our CEO in 2007, demonstrating that the actual compensation received by the CEO of $4,057,691, including non-cash benefits, represents only 27.6 percent of target pay due to the non-payment of equity incentive awards dependent upon stock price.

2007 CEO Compensation
Comparison: Total Target Compensation vs. Actual Compensation

	Salary	Non-Equity Incentive Plan Compen- sation	TOTAL CASH	Grant Date FV Stock Awards vs. Stock Vested	Grant Date FV Option Awards vs. Options Exercised	TOTAL LTIP	All Other Compen- sation	TOTAL COMPEN- SATION
	$	$	$	$	$	$	$	$
Target Compensation	2,200,000	2,860,000	5,060,000	4,543,333	4,375,000	8,918,333	697,358	14,675,691
Actual Compensation	1,558,333	1,802,000	3,360,333	0	0	0	697,358	4,057,691
Actual % of Target	70.8%	63.0%	66.4%	0.0%	0.0%	0.0%	100.0%	27.6%

Base Salary

      Each year, the Committee reviews the base salaries of the Named Executive Officers and determines whether adjustments are needed based upon market pay levels, the large scope and complexity of our positions, individual performance, and our leadership succession plans. In general, we believe that paying base salaries that are at the high end of market pay levels is the most appropriate approach to help retain executives throughout the business cycle as actual total compensation received can be much lower than competitive levels. Base salary adjustments are generally not made every year.

      In early 2008, as part of its annual review of total compensation for Named Executive Officers, the Committee determined that Mr. Wagoner’s base salary would be restored to its 2003 - 2006 level. Mr. Henderson’s base salary was increased to $1,800,000 in recognition of his election as President and Chief Operating Officer of the Corporation effective March 3, 2008, and Mr. Lutz’s salary was increased to $1,750,000.

      The chart below shows the base salary changes from January 2006 through March 2008.

	January 2006	March 2006	March 2007	March 2008
	$	$	$	$
G. R. Wagoner, Jr.	2,200,000	1,100,000	1,650,000	2,200,000
F. A. Henderson	1,550,000	1,085,000	1,318,000	1,800,000
R. A. Lutz	1,550,000	1,085,000	1,318,000	1,750,000

      In conjunction with this planning process, the Committee also determined that Mr. Stephen’s base salary should be increased to $1,000,000 in recognition of his appointment as Executive Vice President, Global Powertrain and Global Quality on March 3, 2008. Mr. Cowger’s base salary remained unchanged.

      In addition to the adjustments to base salaries described on page 29, equity and non-equity incentive compensation opportunities for the Named Executive Officers were adjusted proportionately for 2008. New grants of performance-contingent stock options are discussed on page 33 of this proxy statement.

Annual Incentive Plan

      The Committee believes that setting meaningful but difficult to achieve performance targets is important to drive improved business performance to necessary levels and ensure that AIP target opportunities continue to be at-risk compensation. This has been our strategy since adopting the current plan design in 1999. Our target setting policy has resulted in the following AIP payouts for Named Executive Officers since that time:

AIP Payouts 1999 –2007

No Funding/Payout	Below Target		Target	Above Target

			◆
2001	2000			1999
2005	2004		2003	2002
	2006	*
	2007

* Named Executive Officers did not receive an AIP payout, but instead received RSU and CRSU grants.

      The Committee determined that a combination of robust metrics at both the global and regional level was most appropriate in 2007 to emphasize the importance of the collective efforts of all GM executives as well as the importance of regional operating performance in order to complete implementation of the GMNA Turnaround Plan and continue to grow our business around the globe.

      Global financial measures comprised 80 percent of the overall target for Named Executive Officers. We used adjusted net income and operating cash flow as our global metrics. Adjusted net income excludes charges for special attrition programs, restructuring, plant closure and impairment charges, gains and losses on the sale of business units and business interests, charges associated with the Delphi bankruptcy, charges associated with changes in estimates and accounting changes, and certain tax related items. We believe adjusted net income and operating cash flow are the most important indicators of our ability to operate the business profitably and efficiently, to generate cash to fund future products, and preserve the incentive value of our plans because these criteria are most directly within the influence of the executive group.

      We used market share, external quality measures, and warranty performance, as our regional metrics because we believe these measures are key indicators of current customer receptivity of our products and our progress in areas that will encourage future customer purchases of our products. These measures represent 20 percent of the overall target for our Named Executive Officers.

      Our AIP provides flexibility for the Committee to adjust the portion of the fund generated by performance on the corporate financial measures upward or downward (up to a maximum of 10 percentage points) based on GM’s absolute and relative performance against six of our most significant automotive competitors in areas such as global and regional measures of market share, quality, and productivity. However, we did not make any such adjustments in 2007.

      As described on page 23, the Committee develops an individual AIP award target for each Named Executive Officer with the assistance of data developed by our compensation consultant. We believe that award targets should reflect annual cash compensation opportunities between the median and top of the third quartile of the compensation paid at peer companies for executives in similar positions, but as discussed above and on page 29, our actual compensation has frequently been much lower.

      2007 Annual Incentive Planning. Target funding levels for the 2007 AIP were set as follows for the Named Executive Officers:

Financial Measures = 80% of Total

Performance Level		Funding/Payout Level
Net Income = 40%	Cash Flow = 40%	%
Below threshold	Below threshold improvement	None
Below target	At threshold improvement	40 - 99
At or above target	At or above target improvement	100 - 249
At maximum	At maximum target improvement	250

Average of Regional Operational Measures = 20% of Total

Performance Levels Vary for Each Region (12 independent measures)			Funding/Payout Level
Market Share = 10%	External Quality = 5%	Warranty = 5%	%
Below threshold	Below threshold	Below threshold	None
Below target	Below target	Below target	40 - 99
At or above target	At or above target	At or above target	100 - 249
At maximum	At maximum	At maximum	250

      Our Analysis. Based on an average of our 2007 results on these financial and regional measures, annual incentive funding for the Named Executive Officers was 63 percent of target. Payouts for the Named Executive Officers were determined in accordance with the payout formula and there were no individual discretionary adjustments. Awards earned for 2007 performance were paid to the Named Executive Officers in March 2008 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2007 Summary Compensation Table” on page 36.

Long-Term Incentives

      All long-term incentives are linked closely to Common Stock because one of our key compensation goals is to maintain a direct link with stockholders’ interests. The Named Executive Officers are eligible to participate in two long-term incentive programs (previously three separate plans):

• The General Motors 2007 Long-Term Incentive Plan (“LTIP”) under which SPP awards, stock options, and RSUs may be granted; and

• The 2007 CRSU Plan.

      Each year, the Committee considers both the overall target compensation opportunity to be provided by long-term incentives, and how that opportunity should be allocated among the different types of incentives. As part of this review, the Committee considers market practices, individual performance, retention considerations, succession plans, and any other significant factors such as the business environment, employee relations issues, and public perception.

      The Committee has taken several actions with regard to GM’s long-term incentives to help manage our Common Stock dilution and overhang level (the number of stock options granted and outstanding as a percentage of common shares outstanding). Our overhang remains at a high level, largely due to our stock price performance which resulted in a majority of outstanding options being underwater. While, we would prefer to have any long-term incentives settled in stock, we are continuing to focus on reducing dilution by delivering final SPP awards in cash, granting CRSUs, and limiting our use of stock options. The Committee believes that the allocation among the various incentive types should be determined each year based on anticipated business performance rather than adopting a fixed allocation.

      Stock Performance Program

      Since 1999, the SPP has measured long-term performance based on the TSR performance ranking of Common Stock compared to that of all stocks in the S&P 500 Index over a three-year period. This index is used as the point of comparison because it has a broad representation of companies reflecting general economic and market conditions, and because there is no automotive industry index.

      Payouts under the SPP are based on GM’s TSR ranking for a three-year period (market price appreciation plus the compounding effect of reinvested dividends) relative to other companies in the S&P 500 Index as shown in this chart:

GM Stock Performance Program

Percentile Ranking	Funding
%
90 - 100	200
80 - 89	175
70 - 79	150
60 - 69	125
50 - 59	100
25 - 49	50
0 - 24	No Funding

      For the 2007-2009 performance period, the Committee determined that SPP grants should continue to be an element of long-term target pay for the Named Executive Officers and retained the TSR metric because it rewards executives for sustained positive stock price performance relative to other companies, an important metric to our stockholders. In addition, the Committee decided that the target value of individual grants for the Named Executive Officers were set appropriately and would not be increased in 2007.

      However, in reviewing payouts under the SPP since its inception (shown in the chart below), the Committee decided some modifications to the plan were needed to increase its retentive value and to mitigate the effects of volatility in the company’s and industry’s relative stock price performance. Beginning with the 2007-2009 plan, each SPP grant may be earned in four discrete installments based on the results of three one-year TSR rankings and one three-year TSR ranking. Each installment, if earned, will be credited as share equivalents and, at the end of the three-year performance period, the value of the number of share equivalents credited (plus dividend equivalents) will be paid in cash based on the stock price at the end of the performance period.

SPP Payouts 2001 –2007

No Funding/Payout	Below Target	100%	Above Target

		◆
2002	2001	2003	None
2004
2005
2006
2007

      Our Analysis. GM’s TSR ranking for the 2005-2007 performance period was below the minimum threshold and no payouts were earned by the Named Executive Officers for that period. This is noted in the “2007 Option Exercises and Stock Vested” table beginning on page 42.

      As discussed above, the SPP was redesigned beginning with the 2007-2009 performance period. Under the redesigned plan the first discrete installment for 2007 was calculated based on the December 2007 TSR versus the S&P 500 Index and credited in share equivalents for payment at the end of the three-year performance period along with any amounts accumulated for 2008, 2009 and the overall 2007-2009 period. The December 2007 TSR was measured at the 38th percentile generating a funding level of 50 percent for the first of the four installments.

      Stock Options

      Stock options are granted as described on page 40 to encourage executives’ continued focus on improving stock price performance and increasing stockholder value over the long term. This long-term perspective is especially important because the impacts of many of our business decisions are not realized until many years later, for example in the areas of energy diversity or alternative propulsion solutions. For this reason, our options have a ten-year term. Although we have reduced our overall usage of options within the broader executive population to curtail our stock dilution, we continue to grant stock options on a selective basis because they are generally considered part of a competitive compensation package for our most senior executives.

      Our Analysis. For 2007, the Committee determined that stock option grant levels should be adjusted for the Named Executive Officers. For Messrs. Wagoner and Lutz, option grant size has remained constant since being reduced 20 percent in 2004, resulting in lower grant values. For 2007, the Committee returned the option grant for Mr. Wagoner to the 2003 level and increased Messrs. Henderson’s and Lutz’s grants to 250,000 options to maintain relative incentive values and better position each executive’s total compensation in relation to both internal and external peers.

      Mr. Cowger’s stock option grant was maintained at its previous level with no adjustment in 2007.

      Mr. Stephens’ stock option grant was increased to 50,000 options to recognize his increased responsibility and the importance of our Global Quality process.

      Restricted Stock Units

      We grant awards of RSUs that are settled in shares of stock, or in cash, to maintain the link to stockholders’ interests. Historically, RSU grants were used on a very limited basis. However, in 2006, the Committee increased their use and approved the use of CRSUs to help both manage dilution of our Common Stock as they are settled in cash, and maintain the link to stockholder equity.

      Our Analysis. Because we believe it is important to deliver a significant portion of compensation in the form of shares of stock (rather than cash) to our CEO and Vice Chairmen, they were granted stock-settled RSU award opportunities in 2007 and the remaining Named Executive Officers, were granted CRSU awards. The Named Executive Officers received these RSU grants instead of any cash incentive payment in recognition of the significant progress made in 2006. The ultimate value of the RSUs, which vest over five years, will depend on continued progress in our business performance.

      The grants will vest ratably over five years for Messrs. Wagoner, Henderson, and Lutz and over three years for Messrs. Cowger and Stephens. The size of each Named Executive Officer’s grant considered factors such as the cash incentive award not paid, the length of the vesting schedule and the variability and risk inherent in the nature of the award, and competitive compensation factors. Because of limitations on the number of shares of Common Stock available in our General Motors 2002 Stock Incentive Plan (the “SIP”), Messrs. Cowger and Stephens received grants of RSUs which will be settled in cash (CRSUs). The grant levels for the Named Executive Officers were as follows: Mr. Wagoner — 95,000 RSUs; Messrs. Henderson and Lutz — 60,000 RSUs; Messrs. Cowger and Stephens — 24,700 CRSUs. In addition, Messrs. Cowger and Stephens each received an additional grant of 20,300 CRSUs, replacing a portion of incentive compensation opportunities granted as SPP grants and stock option awards in prior years. These grants are described in the “2007 Grants of Plan-Based Awards” table beginning on page 39.

2008 Grants of Performance-Contingent Stock Options

      In determining compensation for the Named Executive Officers in 2008, we awarded grants of performance-contingent stock options to Messrs. Wagoner and Henderson, in amounts of 500,000 shares and 200,000 shares, respectively. These new grants were made in recognition of their continued strong leadership and to provide additional incentive and reward for substantially increasing the price of Common Stock. The options were granted at $23.13 on the date of grant, March 5, 2008, and following the first anniversary date of the grant, will vest if and when the price of Common Stock reaches $40.00 (173 percent of the grant date price) prior to March 5, 2013 and this price is maintained for a ten-day period within thirty consecutive trading days. Vested performance options may be exercised through March 5, 2015 (7 year term). Net shares acquired upon exercise must be held for at least a two-year period while the executive is actively employed. Shares acquired upon exercise after retirement are not subject to this holding requirement. Options that do not vest before March 5, 2013 will be forfeited.

Other Compensation Policies and Programs

Stock Ownership Guidelines

      The Corporation has established stock ownership guidelines for the Named Executive Officers that require senior executives to own significant amounts of Common Stock (excluding stock options) so that their financial interests are linked to those of GM stockholders. We measure compliance by reference to a three-year average stock price in order to take into consideration the volatility of the stock market and the long-term holding requirement. Executives are provided an appropriate amount of time to meet the guidelines following appointment and once the guideline is achieved, future fluctuations in stock price are not deemed to affect compliance. However, the Corporation may exercise discretion in enforcing the guideline when the accumulation of stock is affected by the price of Common Stock, lack of compensation plan payouts, or modifications to benefit plans. All of our Named Executive Officers have met their ownership guideline, or are on track to meet it within the timeframe required.

Position	Guideline
Chairman and CEO	7 times base salary
President and COO, and Vice Chairman	5 times base salary
Executive Vice President	4 times base salary
Group Vice President	3 times base salary

U.S. Retirement Plans and Other Benefits

      In early 2006, in support of the GMNA Turnaround Plan, the Corporation announced that benefits accumulated under U.S. pension plans then in place would be frozen effective December 31, 2006, and new lower-cost pension plan formulas for U.S. executive and salaried employees would become effective for service on or after January 1, 2007. These plans and resulting benefit amounts for the Named Executive Officers are described in “Retirement Programs Applicable to Executive Officers” and the associated “2007 Pension Benefits” table beginning on page 43. The long-term effect of these changes in plan design will significantly reduce pension benefits.

Employment Agreements

      We believe that continuity in our Senior Leadership Group is in the best interests of the Corporation and our stockholders. Historically, we have not entered into employment or severance agreements with executives except, for example, in the cases of a mid- or late-career external executive hire or a specific retention concern.

      We do not have any employment agreements with Messrs. Wagoner, Henderson, Cowger, or Stephens that provide them with special compensation arrangements. Employment arrangements with Mr. Lutz are discussed on page 50.

      In addition, GM does not maintain any plan providing benefits tied to a change-in-control of the Corporation, although each of our incentive plans does contain change-in-control provisions that provide for protection and acceleration of incentive payments under certain conditions as disclosed in the “Potential Payments Upon Termination or Change in Control” section beginning on page 47.

      We also require each Named Executive Officer to sign a GM non-competition and non-solicitation agreement whenever he receives a base salary increase. The agreement contains a promise to refrain from working for a competitor or recruiting GM employees for the purpose of employment with a competitor for two years after leaving the Corporation.

Executive Officer Severance Policy

      General Motors executive officers are generally at-will employees who serve at the discretion of the Board. In early 2005, GM adopted a policy applicable to executive officers requiring stockholder approval of any severance benefits if:

• The executive’s employment was terminated prior to retirement; and

• The present value of the proposed severance benefits would exceed 2.99 times the sum of the executive’s annual base salary and target annual incentive.

      Certain types of compensation, including payments based on accrued qualified and non-qualified deferred compensation, retirement, or savings plans; payments of accrued salary, bonus, or performance award amounts; or benefits paid under plans in which other employees participate, are not deemed severance benefits under the policy. If the Board determines because of time constraints or other reasons that it would be in the best interests of stockholders, the Corporation may enter into a severance agreement with an executive officer that exceeds these limits before stockholder approval can be obtained. Under those circumstances, however, no benefits in excess of this limit may be paid unless and until GM stockholders approve the severance agreement. For information about obtaining a more detailed description of the policy, see “Communicating with GM” beginning on page 4.

Recoupment Policy on Unearned Incentive Compensation

      In October 2006, the GM Board adopted and announced a policy regarding the recoupment of unearned compensation, applicable to incentive compensation paid to executive officers after January 1, 2007 and unvested portions of awards previously granted, in situations involving financial restatement due to employee fraud, negligence, or intentional misconduct. In conjunction with this, the Committee charter was modified to reflect the new policy and the revised charter and policy were published on GM’s Web site. In addition, we added provisions to all executive incentive and deferred compensation plans to reference Board policies affecting compensation, and require that the compensation of all executives covered by this policy be subject to this recoupment clause.

Tax Considerations

      GM incentive pay programs include provisions allowing the Corporation to comply with regulations under Section 162(m) of the IRC. As a result, the Corporation is able to take a tax deduction for performance-based compensation in excess of $1 million per taxable year paid to the CEO and each of the next three most highly compensated officers of the Corporation (excluding the CFO). The IRC does not permit companies to take a tax deduction for compensation paid in excess of $1 million unless it is performance based. While we make every effort to ensure we will be able to deduct the compensation we pay, if compliance with Section 162(m) conflicts with the Corporation’s compensation philosophy, or what we believe to be in the best interests of the Corporation and our stockholders, we may conclude that paying non-deductible compensation is appropriate in certain circumstances. In reaching this conclusion in any specific situation, we would carefully consider the estimated cost to the Corporation of any foregone deduction.

      In 2007, all base salaries for Named Executive Officers, up to an individual maximum of $1 million, were tax deductible. Although no incentive payments were made to Named Executive Officers in 2007, incentive payments made in March 2008, attributable to awards earned during the 2007 performance period were fully tax-deductible.

Securities Trading Policy

      Under this policy, Named Executive Officers not in possession of material non-public information may generally buy or sell GM securities only during specified “window” periods, but even during such windows, specific approval is required by GM’s Legal Staff. Named Executive Officers in possession of material non-public information that becomes known to the investing public may buy or sell GM securities beginning two days after the date such information has been publicly released.

      The policy allows previously established regularly scheduled purchases to continue within the S-SPP, the GM Dividend and Cash Investment Plan, or any DCP, even if a Named Executive Officer is in possession of material non-public information, since the timing of the purchases is not controlled by the executive. However, within these plans executives may not initiate or increase purchases of a relevant GM security or make transfers into or from the relevant GM security while in possession of material non-public information relating to that security. Executives may exercise a stock option utilizing cash or stock while in possession of material non-public information, since no public sale of stock is involved and the option exercise price was pre-established. However, “cashless” stock option exercises are not allowed while an executive is in possession of material non-public information since this type of exercise involves a sale of Common Stock. The Insider Trading Policy, available on the Corporation’s Web site at http://investor.gm.com, under “Corporate Governance,” further outlines restrictions on trading.

      GM’s securities trading policy covering executive officers prohibits any pledging or hedging of Common Stock. No Named Executive Officers pledged or hedged any of their Common Stock during 2007.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compen- sation (4)	Change in Pension Value & NQ Deferred Compen- sation (5)	All Other Compen- sation (6)	TOTAL (7)
		$	$	$	$	$	$	$	$
G. R. Wagoner, Jr.	2007	1,558,333	0	2,561,113	3,776,710	1,802,000	4,020,400	697,358	14,415,914
Chairman & CEO	2006	1,283,333	0	3,574,594	3,095,560	0	1,468,100	769,566	10,191,153
F. A. Henderson	2007	1,279,167	0	2,058,378	1,690,318	1,026,000	748,300	805,848	7,608,011
Vice Chairman and Chief Financial Officer*	2006	1,162,500	0	1,991,885	860,671	0	754,200	423,582	5,192,838
R. A. Lutz	2007	1,279,167	0	1,444,307	2,628,044	1,026,000	0	516,506	6,894,024
Vice Chairman, Global Product Development	2006	1,162,500	0	1,787,304	1,138,960	0	3,909,600	445,679	8,444,043
G. L. Cowger	2007	900,000	0	1,433,385	575,995	511,000	1,557,800	114,676	5,092,856
Group Vice President, Manufacturing and Labor Relations	2006	858,335	0	921,592	386,945	0	673,400	61,048	2,901,320
T. G. Stephens	2007	825,000	0	1,476,524	534,044	468,000	1,528,100	112,499	4,944,167
Group Vice President, Global Powertrain and Global Quality*

*On March 3, 2008, Mr. Henderson was elected President and Chief Operating Officer, and Mr. Stephens was elected Executive Vice President, Global Powertrain and Global Quality.

(1) As discussed on pages 23 and 29, Messrs. Wagoner, Henderson, and Lutz voluntarily reduced their base salaries on March 1, 2006, as part of a significant cost reduction strategy in support of the GMNA Turnaround Plan announced in February 2006. These salaries remained at the reduced amounts throughout the remainder of 2006. Beginning March 1, 2007, salaries continued to be reduced from 2006 levels as follows: Mr. Wagoner, $1,650,000, 25 percent less than his January 1, 2006 salary; Mr. Henderson, $1,318,000, 15 percent less than his January 1, 2006 salary; and Mr. Lutz, $1,318,000, 15 percent less than his January 1, 2006 salary.

(2) The dollar amounts reported here reflect the expense recognized for financial reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) for all outstanding stock awards and thus include amounts relating to awards granted in and prior to 2007. These amounts reflect target long-term incentive awards granted to Named Executive Officers for the performance periods 2005-2007, 2006-2008, and 2007-2009 under the SPP. We describe the valuation assumptions used in measuring the expense in Note 26, “Stock Incentive Plans” in the Corporation’s audited financial statements for the fiscal year ended December 31, 2007, included in the 2007 GM Annual Report on Form 10-K filed with the SEC on February 28, 2008. The number of target shares for the 2007-2009 SPP is also shown in the “2007 Grants of Plan-Based Awards” table on page 40 at the fair value of $33.70 on the date of grant, March 20, 2007. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the Corporation’s TSR ranking relative to other companies in the S&P 500 Index over the three-year period as described in the CD&A on page 32. It is important to note that if the minimum performance level is not met, no awards will be paid.

(3) Amounts shown here reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) in respect of outstanding awards under the SIP including expenses relating to awards granted in and prior to 2007. We describe the valuation assumptions used in measuring the expense in Note 26, “Stock Incentive Plans,” in the Corporation’s audited financial statements for the fiscal year ended December 31, 2007 of the 2007 GM Annual Report filed on Form 10-K with the SEC on February 28, 2008. We describe the grant date fair value of option awards granted in 2007 to the Named Executive Officers in the “2007 Grants of Plan-Based Awards” table on page 40 and in Note 26 of the 2007 GM Annual Report on Form 10-K.

(4) As disclosed on page 30, amounts reported here are payments under the AIP based on annual performance measured against pre-established targets whose outcome is uncertain at the time the target awards are communicated to the Named Executive Officers.

(5) These amounts represent the actuarial increase in the present value of the executive’s accrued pension benefit for 2007 attributed to additional credited service and changes to pension plan design. Effective January 1, 2007, the ERP was amended to decrease benefits to be earned in 2007 and later years. The plan was also changed to permit executives to retire with unreduced benefits at age 60 (prior to 2007, unreduced benefits were only available upon attainment of age 62). As an example, in Mr. Wagoner’s case, approximately 71 percent of the increase is due to the need to reflect retirement at age 60 instead of age 62, as used in prior years. The overall effect of the plan change is a decrease in the value of future benefits to be earned by the executives that is expected to more than offset the increase in the value of accrued benefits in the table above.

Mr. Lutz’s pension value actuarially decreased but is shown here as zero, consistent with reporting guidelines.

Values are based on discount and mortality rate assumptions used in FAS 87 disclosures contained in GM financial statements for the fiscal year ended December 31, 2007. Since the Corporation does not credit interest at above-market rates to DCP accounts, no interest amounts are included in these totals.

(6) These amounts include dividend equivalents paid quarterly in cash on undelivered RSUs and CRSUs, relocation reimbursements and allowances, and the cost to the Corporation of providing welfare benefits and personal benefits to the Named Executive Officers as described in the supplemental table below.

(7) This “Total” includes the incremental increase or decrease in the annual value of future pension benefits and the FAS 123(R) values at December 31, 2007 for incentive grants of stock and option awards made to the executive over several years which may not yield a future payout if performance criteria are not achieved.

2007 All Other Compensation Table

      Totals for amounts reported as “All Other Compensation” in the preceding “Summary Compensation Table” are described below:

	G. R. Wagoner, Jr.	F. A. Henderson	R. A. Lutz	G. L. Cowger	T. G. Stephens
Perquisites & Other Personal Benefits (1)	230,688	203,274	243,740	18,645	16,160
Life Insurance and Death Benefits (2)	185,472	13,230	76,632	21,156	19,221
Dividend Equivalents	217,960	113,111	120,000	43,480	51,750
Relocation Payments & Allowances (3)	—	214,905	—	—	—
Tax Reimbursements (4)	13,049	224,230	10,662	9,455	7,970
Employer Contributions to Savings Plans (5)	43,999	30,998	59,372	18,000	16,958
Other Benefits (6)	6,190	6,100	6,100	3,940	440

Total All Other Compensation	697,358	805,848	516,506	114,676	112,499

(1) See the following “Personal Benefits” table for additional information.

(2) Includes Supplemental Life Benefits Program coverage which provides a cash benefit paid upon the death of an active executive at three times annual salary for executives appointed prior to January 1, 1989, and two times annual salary for executives appointed on January 1, 1989 or later. Coverage may be continued in retirement at three times annual salary and one times annual base salary, respectively. No income is imputed to the executive, and the benefit is taxable as ordinary income to survivors when paid. The associated incremental cost reflects amounts contained in U.S. Internal Revenue Service (“IRS”) Table 1 for insurance premiums at comparable coverage limits based on the executive’s age. Also includes costs to the Corporation in providing a split-dollar life insurance policy for Mr. Wagoner. This benefit includes only the stated face amount of the insurance coverage; however, policy assets are used after specified times to support the premium cost of continued coverage, and the Corporation receives a refund of its premiums from the proceeds of the policy upon the executive’s death.

(3) Includes allowance for temporary living expenses and reimbursement for relocation expenses incurred by Mr. Henderson in moving his household to Michigan.

(4) Includes payments made on the executives’ behalf by the Corporation for the payment of taxes related to executive program vehicles, relocation and moving expenses, and spousal accompaniment on business travel. Although the Corporation reports imputed income for income tax purposes for Named Executive Officers for the value of any personal aircraft use based on the Standard Industry Fair Level in accordance with the IRC and Treasury Regulations, no tax reimbursement is provided for these amounts.

(5) Includes employer contributions to tax-qualified and non-qualified savings and excess benefit plans. For Mr. Lutz, amounts also include post-retirement health care contributions and tax-qualified retirement plan contributions; the non-qualified retirement plan contributions are comprehended in the “2007 Pension Benefits” table on page 45.

(6) Includes cost of premiums for providing personal umbrella liability insurance and corporate matching contributions to colleges, universities, and community colleges. Amounts for each of these items did not exceed $10,000 for fiscal year 2007 and are therefore aggregated and reported here.

Personal Benefits

      Amounts shown below for personal benefits include the incremental costs for personal use of company aircraft, executive security services and systems, the executive company vehicle program, executive health evaluations, and financial counseling. Where these amounts exceed the reporting threshold of the greater of $25,000 or 10 percent of total personal benefits, they are further quantified below. Items that did not exceed the reporting guideline are aggregated and reported as “Other.”

	G. R. Wagoner, Jr.	F. A. Henderson	R. A. Lutz	G. L. Cowger	T. G. Stephens
Aircraft Expense (1)	45,291	21,086	190,416	—	—
Security (2)	164,561	160,540	37,220	—	—
Other (3)	20,836	21,648	16,104	18,645	16,160

Total	230,688	203,274	243,740	18,645	16,160

(1) As a result of the recommendations by an independent third-party security study, the Board of Directors encourages Messrs. Wagoner, Henderson, and Lutz to use corporate aircraft for personal as well as business travel. A spouse may accompany the executive on company business, and imputed income is assessed to the executive with taxes thereon reimbursed by the Corporation if the spouse’s attendance is also required for business purposes. Personal use of the Corporation aircraft reported here is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct out of pocket expenses; landing, parking, and hangar storage expenses; crew travel expenses; flight expenses associated with portions of a flight with no passengers; catering expenses; any customs, foreign permit, and similar fees; and security costs to secure the aircraft while on the ground. The Committee annually reviews all corporate aircraft usage by the Named Executive Officers.

(2) As part of the comprehensive security study noted above, residential security systems and services are maintained for Messrs. Wagoner, Henderson, and Lutz, and chauffeured vehicles are available for business-related functions. The associated cost includes the actual costs of installation and monitoring of security systems and allocation of staffing expenses for personal protection.

(3) Includes the incremental cost to maintain the executive company vehicle program fleet which is allocated to each executive and includes lost sales opportunity, if any; fuel, maintenance, and repair costs; licensing and registration fees; and use taxes. Executives electing to participate in the program are required to purchase or lease at least one GM vehicle every four years and asked to evaluate the vehicles they drive, thus providing feedback about our products. Participants are required to pay a monthly administration fee of $200 and are charged with imputed income based on the value of the vehicle they choose to drive. Participants are reimbursed for taxes on this income, subject to a maximum vehicle value. Beyond this maximum amount, taxes assessed on imputed income are the responsibility of the participant. Mr. Henderson’s executive vehicle program costs include personal vehicles in both Michigan and Florida for the portion of the year preceding his relocation. Also included are the cost of medical services incurred by the Corporation in providing executive health evaluations; and costs for financial counseling and estate planning services with one of several approved providers.

2007 GRANTS OF PLAN-BASED AWARDS

      As described beginning on page 30, GM provides several incentive award opportunities to executives, designed to reward both short-term and long-term business performance, and create a close alignment between incentive compensation and stockholders’ interests. The table on page 40 provides information on non-equity incentive plan awards, stock performance units, RSUs, CRSUs, and stock options granted in 2007 to each of our Named Executive Officers. Although grant date fair value is shown in the table for these stock and option awards, there can be no assurance that these values will be the values actually realized during the terms of these grants. The amounts expensed for the equity awards during fiscal year 2007 are shown in the “Stock Awards” and “Option Awards” columns in the “2007 Summary Compensation Table” on page 36.

      Annual Incentive Plan. Target awards were established for 2007, consistent with past practice, for possible delivery in early 2008 under the 2002 AIP. Any payout at the end of the period is determined based on the achievement of established performance targets as described on page 30. GM’s overall performance for 2007 generated annual incentive funding of 63 percent of target for the Named Executive Officers.

      Stock Performance Program. Awards are made annually to all senior executives. Grants are expressed as units of stock so the value of the grant is impacted by the change in GM’s stock price over the performance period. If GM’s TSR performance compared to the S&P 500 Index is sufficient to generate a payout, individual awards are based on the percentile TSR achieved and the original grant level. Any payouts include dividend equivalents for the performance period paid on the number of units ultimately earned. No dividends are paid during the performance period. Beginning with grants made in 2005, any final awards are paid in cash.

      The 2007-2009 SPP target awards were granted to the Corporation’s approximately 360 senior executives, including Named Executive Officers. Although grants are made annually, any payout is determined based on the TSR performance ranking of Common Stock compared to that of other stocks in the S&P 500 Index over a three-year period. The awards will be denominated in units of Common Stock during the performance period but then converted to cash and delivered in one installment if threshold or greater performance is achieved. The expense accrued in 2007 for these target shares reported here are reflected in the “Stock Awards” column in the “2007 Summary Compensation Table” on page 36 and are included in Note 26 of the 2007 GM Annual Report on Form 10-K filed with the SEC on February 28, 2008. The final award value to be delivered at the end of the three-year performance period, if any, will depend on GM’s TSR ranking (based on market price appreciation as determined under GAAP, plus the compounding effect of reinvested dividends) relative to other companies in the S&P 500 Index in accordance with the plan design discussed beginning on page 31.

      Restricted Stock Units. The Named Executive Officers received RSU grants instead of any cash incentive payment in recognition of the significant progress made in 2006 and the importance of continuing this progress going forward. The ultimate value of the RSUs will depend on continued progress in our business performance over the next few years and its impact on our stock price. The grant date fair value per share of these awards was $29.11. Awards will vest ratably over five years for Messrs. Wagoner, Henderson, and Lutz and over three years for Messrs. Cowger and Stephens. The size of each Named Executive Officer’s grant considered factors such as the cash incentive award not paid, the vesting schedule and the variability and risk inherent in the nature of the award, and competitive compensation factors. Because of limitations on the number of shares of Common Stock available in our 2002 SIP, Messrs. Cowger and Stephens received grants of RSUs which will be settled in cash (CRSUs).

      Stock Options. Stock options are granted annually to approximately 360 senior executives, and periodically, as needed, to senior executive new hires. The Committee approves an annual option grant each year. The grant date is either the same date as the Committee approves the grant or a specific date after the date the Committee acts. The Committee does not grant equity compensation awards or options in anticipation of the release of material non-public information and does not time the release of such information based on equity award grant dates. The Committee also allows up to four more quarterly grants each year for any new hires, if needed. Quarterly grant dates are the first Monday following the fiscal quarter-end. The Committee may approve additional grant dates for executive new hires, if needed. The Committee has never approved a stock option grant with a grant date prior to that of their approval.

      The grant price for all option grants, as provided by the current plan, is the average of the high and low stock price on the date of the grant. The Committee has never approved an option grant price with a price different from that of the average of the high and low stock price on the date of the grant, consistent with the SIP provisions. We have a clawback provision for our stock options which generally requires that an executive who exercises an option remain employed by GM for 12 months following the date of exercise (unless employment is terminated by death or retirement) or the gain from the option exercise must be repaid to the Corporation. The required period of employment following exercise is six months for outstanding options granted prior to 2002.

2007 GRANTS OF PLAN-BASED AWARDS

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type (1)	Grant Date	Approval Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share) $	Closing Price of Common Stock on Grant Date [$]	Grant Date Fair Value of Stock and Option Awards (3) ($)
G. R. Wagoner, Jr.	AIP	3/20/07	3/5/07	1,144,000	2,860,000	7,436,000
	SPP	3/20/07	3/5/07				67,409	134,817	269,634					4,543,333
	RSU	3/20/07	3/5/07							95,000				2,765,450
	SO	3/20/07	3/5/07							—	500,000	29.11	29.35	4,375,000
F. A. Henderson	AIP	3/20/07	3/5/07	651,200	1,628,000	4,232,800
	SPP	3/20/07	3/5/07				33,705	67,409	134,818					2,271,683
	RSU	3/20/07	3/5/07							60,000				1,746,600
	SO	3/20/07	3/5/07							—	250,000	29.11	29.35	2,187,500
R. A. Lutz	AIP	3/20/07	3/5/07	651,200	1,628,000	4,232,800
	SPP	3/20/07	3/5/07				33,705	67,409	134,818					2,271,683
	RSU	3/20/07	3/5/07							60,000				1,746,600
	SO	3/20/07	3/5/07							—	250,000	29.11	29.35	2,187,500
G. L. Cowger	AIP	3/20/07	3/5/07	324,000	810,000	2,106,000
	SPP	3/20/07	3/5/07				13,482	26,964	53,928					908,687
	CRSU	3/20/07	3/5/07							45,000				1,309,950
	SO	3/20/07	3/5/07							—	50,000	29.11	29.35	437,500
T. G. Stephens	AIP	3/20/07	3/5/07	297,200	743,000	1,931,800
	SPP	3/20/07	3/5/07				13,482	26,964	53,928					908,687
	CRSU	3/20/07	3/5/07							45,000				1,309,950
	SO	3/20/07	3/5/07							—	50,000	29.11	29.35	437,500

(1) Award Type: AIP = Annual Incentive Plan Award
SPP = Stock Performance Program Award
RSU = Restricted Stock Unit
CRSU = Cash-Based Restricted Stock Unit
SO = Stock Option Grant

(2) On March 5, 2007 the Committee took action to approve stock option and equity award grants to be made on March 20, 2007 in accordance with the timing and practice described above.

(3) Grant date fair value for the SPP was $33.70. Grant date fair value for RSUs and CRSUs was $29.11. Grant date fair value for stock options was $8.75.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	Option Awards (1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Un- exercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (3)
		(#)	(#)	(#)	($)			(#)	($)	(#)	($)
G. R. Wagoner, Jr. (4)	3/20/2007		500,000		29.11	3/21/2017	3/20/2007	95,000	2,364,550	67,409	1,677,810
	2/23/2006	133,336	266,664		20.90	2/24/2016	2/23/2006			283,958	7,067,715
	1/24/2005	266,667	133,333		36.37	1/25/2015
	1/23/2004	400,000			53.92	1/24/2014
	1/21/2003	500,000			40.05	1/22/2013	1/21/2003	125,000	3,111,250
	2/04/2002	100,000			50.82	2/05/2012
	1/07/2002	500,000			50.46	1/08/2012
	1/08/2001	400,000			52.35	1/09/2011
	6/01/2000	50,000			70.10	6/02/2010
	1/10/2000	200,000			75.50	1/11/2010
	1/11/1999	210,350			71.53	1/12/2009
	1/12/1998	120,200			46.59	1/13/2008
							1992-95	21,710	540,362
F. A. Henderson (5)	3/20/2007		250,000		29.11	3/21/2017	3/20/2007	60,000	1,493,400	33,705	838,917
	2/23/2006	53,336	106,664		20.90	2/24/2016	2/23/2006			141,980	3,533,882
	1/24/2005	33,334	16,666		36.37	1/25/2015
							6/06/2005	83,334	2,074,184
	1/23/2004	50,000			53.92	1/24/2014
	1/21/2003	55,000			40.05	1/22/2013
	2/04/2002	35,000			50.82	2/05/2012
	1/07/2002	55,000			50.46	1/08/2012
	1/08/2001	45,000			52.35	1/09/2011
							6/06/2000	8,650	215,299
	1/10/2000	30,000			75.50	1/11/2010
	1/11/1999	20,434			71.53	1/12/2009
	1/12/1998	18,030			46.59	1/13/2008
R. A. Lutz (6)	3/20/2007		250,000		29.11	3/21/2017	3/20/2007	60,000	1,493,400	33,705	838,917
	2/23/2006		106,664		20.90	2/24/2016	2/23/2006			141,980	3,533,882
	1/24/2005	106,667	53,333		36.37	1/25/2015
	1/23/2004	160,000			53.92	1/24/2014
	1/21/2003	200,000			40.05	1/22/2013	1/21/2003	75,000	1,866,750
	2/04/2002	100,000			50.82	2/05/2012
	1/07/2002	100,000			50.46	1/08/2012
	9/04/2001	200,000			54.91	9/05/2011
G. L. Cowger (7)	3/20/2007		50,000		29.11	3/21/2017	3/20/2007	45,000	1,120,050	13,482	335,567
	2/23/2006	16,668	33,332		20.90	2/24/2016	2/23/2006			70,991	1,766,966
	1/24/2005	33,334	16,666		36.37	1/25/2015
	1/23/2004	50,000			53.92	1/24/2014
	1/21/2003	55,000			40.05	1/22/2013
	2/04/2002	35,000			50.82	2/05/2012
	1/07/2002	55,000			50.46	1/08/2012
	1/08/2001	45,000			52.35	1/09/2011
							6/06/2000	9,730	242,180
	1/10/2000	40,000			75.50	1/11/2010
	1/11/1999	36,060			71.53	1/12/2009
	1/12/1998	18,517			46.59	1/13/2008
T. G. Stephens (8)	3/20/2007		50,000		29.11	3/21/2017	3/20/2007	45,000	1,120,050	13,482	335,567
	2/23/2006	12,002	23,998		20.90	2/24/2016	2/23/2006			53,243	1,325,219
	1/24/2005	21,334	10,666		36.37	1/25/2015
	1/23/2004	32,000			53.92	1/24/2014
							6/02/2003	18,000	448,020
	1/21/2003	40,000			40.05	1/22/2013
	2/04/2002	20,000			50.82	2/05/2012
	1/07/2002	40,000			50.46	1/08/2012
	1/08/2001	20,000			52.35	1/09/2011
	1/10/2000	18,000			75.50	1/11/2010
	1/11/1999	20,434			71.53	1/12/2009
	1/12/1998	18,030			46.59	1/13/2008

(1) The stock options above were granted to the Named Executive Officers in a combination of non-qualified and Incentive Stock Options (“ISO”), up to the IRC maximum limit on ISOs, on the grant dates shown above. Options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later as shown above.

(2) Amounts for 2007 reflect RSU grants vesting over five years for Messrs. Wagoner, Henderson, and Lutz, and CRSU grants vesting over three years for Messrs. Cowger and Stephens. Dividend equivalents are paid quarterly on all RSUs (both stock-settled and cash-settled) and on undelivered performance shares, and are disclosed as “All Other Compensation” in the “2007 Summary Compensation Table.”

(3) Amounts reflect long-term incentive awards granted to Named Executive Officers. Award opportunities cover the 2007-2009 and 2006-2008 performance periods and were granted under the 2002 LTIP. Each unit in the table refers to a share of Common Stock. The awards are valued based on the price of Common Stock on December 31, 2007 ($24.89). Share amounts for the 2007-2009 performance period are based on a forecast of threshold performance, and share amounts for the 2006-2008 awards are based on a forecast of 68 percentile performance and reported here at 150 percent funding in accordance with SEC reporting instructions.

(4) Mr. Wagoner’s shares also reflect outstanding fourth installment of Performance Achievement Plan awards for the performance periods 1995-1997, 1994-1996, 1993-1995, and 1992-1994 (21,710 shares) that will vest at retirement ($540,362) and 125,000 outstanding RSUs to be delivered at retirement or earlier, under award terms ($3,111,250).

(5) For Mr. Henderson, unvested awards also include 8,650 RSUs granted on June 6, 2000, which will vest and be delivered in 2010 ($215,299); 41,667 RSUs granted on June 6, 2005, which will vest and be delivered in 2010 ($1,037,092); and 41,667 RSUs granted on June 6, 2005, which will vest and be delivered in 2015 ($1,037,092).

(6) For Mr. Lutz, unvested awards also include 75,000 outstanding RSUs to be delivered at retirement ($1,866,750).

(7) For Mr. Cowger, unvested awards also include 9,730 outstanding RSUs to be delivered in 2010 ($242,180).

(8) For Mr. Stephens, unvested awards also include 9,000 outstanding RSUs which will vest and be delivered in 2008 ($224,010) and 9,000 outstanding RSUs which will vest and be delivered in 2013 ($224,010).

2007 OPTION EXERCISES AND STOCK VESTED

      On May 15, 2007, Mr. Lutz exercised 53,336 options (including 1,596 ISOs), which were granted in February 2006, realizing a value of $548,444; 5,502 shares were withheld for payment of taxes. Mr. Lutz continues to hold all net shares obtained in this transaction and these shares are included in the amount reported as beneficially owned by him in the chart on page 20 of this proxy statement.

      In addition, the Named Executive Officers as a group held options to acquire 162,322 shares of Common Stock which expired in 2007. These options were granted on February 3, 1997. The options were not exercised because the exercise price exceeded the market price of the Common Stock during 2007. As a result, the Named Executive Officers did not realize any value from the expired options, just as stockholders may not have realized any appreciation in their investment in Common Stock during the same period. The Named Executive Officers earned no payouts under the SPP for the 2005-2007 performance period.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
[a] Name	[b] Number of Shares Acquired on Exercise (#)	[c] Value Realized on Exercise ($)	[d] Number of Shares Acquired on Vesting (#)	[e] Value Realized on Vesting ($)
G. R. Wagoner, Jr.	0	0	0	0
F. A. Henderson	0	0	0	0
R. A. Lutz	53,336	548,444	0	0
G. L. Cowger	0	0	0	0
T. G. Stephens	0	0	0	0

      Further reflecting the programs’ close alignment with stockholders’ interests, the following table shows the number of “in-the-money” options at the December 31, 2007 Common Stock closing price of $24.89 currently held by the Named Executive Officers.

Name	Number of Unexercised Options/SARs at December 31, 2007 Exercisable/Unexercisable			Value of Unexercised In-the-Money Options/SARs at December 31, 2007 Exercisable/Unexercisable
	# Shares			$
G. R. Wagoner, Jr.	2,880,553	/	899,997	532,011	/	1,063,989
F. A. Henderson	395,134	/	373,330	212,811	/	425,589
R. A. Lutz	866,667	/	409,997	0	/	425,589
G. L. Cowger	384,579	/	99,998	66,505	/	132,995
T. G. Stephens	241,800	/	84,664	47,888	/	95,752

RETIREMENT PROGRAMS APPLICABLE TO EXECUTIVE OFFICERS

      As announced in 2006, benefit accruals under GM’s U.S. pension plans in place at that time were frozen effective December 31, 2006, and new pension plan formulas for U.S. and Canadian executive and salaried employees became effective for service on and after January 1, 2007. The implementation of these changes will have a significant impact on expected retirement benefit levels for executives. For example, assuming target bonus and 3.5 percent salary growth until age 62, Mr. Wagoner’s expected retirement benefit (total of frozen benefit for service through December 31, 2006, plus new formula benefit for service on and after January 1, 2007) will be reduced by 18 percent compared to the expected benefit at age 62 using the same bonus and salary growth assumptions under the prior formula. Using the same target bonus and salary growth assumptions, Mr. Henderson’s expected retirement benefit (total of frozen benefit for service through December 31, 2006, plus new formula benefit for service on and after January 1, 2007) will be reduced by nearly 52 percent compared to the expected benefit at age 62 using the same bonus and salary growth assumptions under the prior formula. The steeper reduction for Mr. Henderson is primarily due to the fact that (1) he has fewer years of service in the frozen benefit; (2) his five-year average salary for the frozen benefit is a lower percentage of his current salary; and (3) he has more years to age 62 under the new reduced formula.

      Benefits for GM’s U.S. executives may be from both a tax-qualified plan that is subject to the requirements of ERISA and from a non-qualified plan that provides supplemental benefits. Tax-qualified benefits are pre-funded and, depending upon an executive’s length of service date, are paid out of the trust assets of the SRP, paid out of the S-SPP, or both. Non-qualified benefits are not pre-funded and are paid out of the Corporation’s general assets.

      U.S. executive employees must be at least age 55 with a minimum of ten years of eligible service to be vested in the U.S. non-qualified ERP, and must have been an executive employee on the active rolls as of December 31, 2006 to be eligible for any frozen accrued non-qualified ERP benefit.

      The Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee determines for purposes of computing the frozen accrued non-qualified benefits for such executives.

      Effective for service rendered on and after January 1, 2007, non-qualified retirement benefits for executive employees will be determined under one of two methods, depending on an executive’s length of service date. With the exception of executives grandfathered under the American Jobs Creation Act of 2004, executives retiring on and after January 1, 2007, will have all vested non-qualified retirement benefits (benefits accrued both before and after January 1, 2007) paid as a five-year annuity. Should the executive die within the five-year period, any remaining five-year annuity payments will be converted to a present value lump sum for payment to the executive’s surviving spouse or the executive’s estate. Should an executive die prior to retirement, any vested non-qualified benefits will be converted to a present value lump sum for payment to the executive’s surviving spouse or the executive’s estate.

      For executives with a length of service date prior to January 1, 2001, retirement benefits will be calculated using a 1.25 percent Career Average Pay formula. Tax-qualified benefits will accrue for such executives with respect to the total of actual base salary plus eligible AIP final awards received on and after January 1, 2007 equal to 1.25 percent of these amounts received up to the IRC 401(a)(17) compensation limit. Non-qualified benefits will accrue for such executives based on the total of actual base salary plus eligible AIP final awards received in excess of the IRC 401(a)(17) compensation limit. Eligible AIP final awards are defined as those paid with respect to annual incentive compensation performance periods commencing on and after January 1, 2007. Pro rata annual incentive awards attributable to the year of retirement will not be used in the calculation of any non-qualified benefits.

      For executives with a length of service date on or after January 1, 2001, retirement benefits will be accumulated using a 4 percent defined contribution formula. Tax-qualified benefits will accrue for such executives with respect to the total of actual base salary and eligible AIP final awards received while employed as an executive for service on and after January 1, 2007, consisting of company contributions equal to 4 percent of base salary and eligible AIP final awards received up to the IRC 401(a)(17) compensation limit. Non-qualified benefits will accrue for executive service on or after January 1, 2007 consisting of notional contributions equal to 4 percent of base salary and eligible AIP final awards received in excess of the IRC 401(a)(17) compensation limit. Eligible AIP final awards include those paid with respect to annual incentive compensation performance periods commencing on and after January 1, 2007. Pro rata annual incentive awards attributable to the year of retirement will not be used in the calculation. The notional contributions will be credited to an unfunded individual defined contribution account for each executive. These accounts will be credited with earnings based on investment options selected by the executive from a list approved by the Committee.

2007 Pension Benefits

(A)	(B)	(C)	(D)	(E)	(F)
Name	Plan Name	No. of Years of Eligible Service as of December 31, 2007 (1)	Present Value of Accumulated Benefit (2)	Annual Annuity Payable on December 31, 2007 Under GM Pension Plans	Present Value of December 31, 2007 Plan Benefits
		(#)	($)	($)	($)
G. R. Wagoner, Jr. (3)	SRP	30.42	833,100	61,200	851,200
	ERP	30.42	19,669,000	0	0
			20,502,100		851,200
F. A. Henderson (4)	SRP	23.50	422,900	77,100	378,500
	ERP	23.50	3,402,300	0	0
			3,825,200		378,500
R. A. Lutz (5)	SRP	6.33	129,800	15,700	129,800
	ERP	15.33	4,875,800	1,130,000	4,875,800
			5,005,600		5,005,600
G. L. Cowger (6)	SRP	42.42	1,464,200	119,900	1,464,200
	ERP	42.42	8,456,900	1,960,000	8,456,900
			9,921,100		9,921,100
T. G. Stephens (7)	SRP	38.83	1,218,000	98,900	1,249,200
	ERP	38.83	6,702,500	1,362,800	5,961,000
			7,920,500		7,210,200

(1) Eligible service recognizes credited service under the frozen qualified SRP, in addition to service under the new plan formulas. The 35-year cap on ERP service used in calculating the frozen accrued ERP benefits still applies. Also, as noted below, Mr. Lutz was approved for nine additional years of service under the non-qualified ERP.

(2) The present value of the benefit amounts shown takes into consideration the ability of the executive to elect a joint and survivor annuity form of payment under the SRP. For SRP and ERP benefits, the present value represents the value of the benefit commencing at age 60 (or immediately if over age 60). Benefits and present values reflect the provisions of the SRP and ERP as of December 31, 2007. Present values shown here are based on the assumptions used in the December 31, 2007 FAS 87 disclosures contained in footnotes to GM’s financial statements.

(3) As of December 31, 2007, Mr. Wagoner is eligible to retire under the qualified GM retirement plan. He is not eligible to retire under GM’s non-qualified ERP. The amount shown in Column D represents the present value of benefits accrued through December 31, 2007 payable at age 60 as a lifetime annuity form of payment for the SRP with reduction from age 62, and payable as a five-year annuity form of payment for the ERP. The amount shown in Column E is the SRP benefit payable as of December 31, 2007 for immediate retirement. The amount shown in Column F is the present value of the SRP benefit shown in Column E. Mr. Wagoner would not have been eligible for ERP benefits if his service had terminated on December 31, 2007.

(4) As of December 31, 2007, Mr. Henderson is not eligible to retire under any qualified or non-qualified GM retirement plan. Amounts shown in Column D for Mr. Henderson represent the present value of benefits accrued through December 31, 2007 payable at age 60 as a lifetime annuity form of payment for the SRP with reduction from age 62, and payable as a five-year annuity form of payment for the ERP. Upon termination of employment prior to retirement eligibility, Mr. Henderson is only eligible for a deferred vested benefit from the SRP, reduced for age if received prior to age 65. The amount shown in Column E represents the annual deferred vested SRP benefit that would be payable commencing at age 65. The present value benefit shown in Column F represents the amount that would be payable per SRP plan rules if taken at year-end 2007 as a lump sum. He would not have been eligible for ERP benefits if his service had terminated on December 31, 2007.

(5) Beginning January 1, 2007, benefits under the SRP for Mr. Lutz are accumulated using the 4 percent defined contribution formula, and are included in the “2007 All Other Compensation Table” on page 37. The SRP amount shown in Column D only reflects his frozen Account Balance Plan account balance as of the valuation date payable immediately as a lifetime annuity. In addition, beginning January 1, 2007, benefits under the ERP for Mr. Lutz are accumulated using the 4 percent defined contribution formula on the total of actual base salary and eligible AIP final awards received in excess of the IRC 401(a)(17) compensation limit. The ERP amount shown in Column D for Mr. Lutz includes his accumulated benefit under the 4 percent ERP defined contribution formula plus the frozen ERP benefit payable as a five-year annuity form of payment. The amounts shown in Column E are payable immediately. The amount shown in Column F is the present value of the benefits shown in Column E. For purposes of calculating benefits under the frozen ERP, the Committee approved on December 4, 2006 the award of nine additional years of service credits for Mr. Lutz. This action recognizes Mr. Lutz’s ongoing contribution to the Corporation subsequent to the lapse of his employment agreement, and permits the accumulation of all years of service rendered to the Corporation by Mr. Lutz by including a prior period of General Motors employment from 1963-1972 for the purpose of determining his frozen ERP benefits.

(6) As of December 31, 2007, Mr. Cowger is eligible to retire under both the qualified and non-qualified GM retirement plans. The amounts shown in Column D represent the present value of benefits accrued through December 31, 2007, payable at age 60 as a lifetime annuity form of payment for the SRP and payable as a five-year annuity form of payment for the ERP. The amounts shown in Column E are payable immediately, with the SRP benefit reduced from age 62. The ERP benefit is unreduced at age 60. The amount shown in Column F is the present value of the benefits shown in Column E.

(7) As of December 31, 2007, Mr. Stephens is eligible to retire under both the qualified and non-qualified GM retirement plans. The amounts shown in Column D represent the present value of benefits accrued through December 31, 2007, payable at age 60 as a lifetime annuity form of payment for the SRP with reduction from age 62, and payable as a five-year annuity form of payment for the ERP. The amounts shown in Column E are payable immediately. The amount shown in Column F is the present value of the benefits shown in Column E.

2007 NON-QUALIFIED DEFERRED COMPENSATION PLANS

      General Motors maintains two deferred compensation programs for executives, including the Named Executive Officers. The BEP is a non-qualified savings plan designed to allow for the equalization of benefits for highly compensated salaried employees under the SRP and the S-SPP when such employees’ contribution and benefit levels exceed the maximum limitations on contributions and benefits imposed by Section 2004 of ERISA and Section 401(a)(17) and 415 of the IRC. The plan is maintained as an unfunded plan and all expenses for administration of the plan and payment of amounts to participants are borne by the Corporation. Company contributions to employee accounts are invested in one or more of seven investment options, including Common Stock. Dividend equivalents are credited on accumulated share balances for investments in the Common Stock option.

      The DCP permits senior level executives to defer a portion of their base salary, AIP, SPP, and RSU earnings into the plan. Available investment options include eight investment options, one of which is Common Stock. Dividend equivalents are credited and paid on Common Stock units. The plan does not provide for interest or earnings to be paid at above-market rates.

2007 Non-Qualified Deferred Compensation

Name	Plan	Aggregate Balance at 2006 Fiscal Year End	Executive Contributions in the Last Fiscal Year	Registrant Contributions in the Last Fiscal Year (1)	Aggregate Earnings in the Last Fiscal Year	Aggregate Withdrawals and Distributions	Aggregate Balance at 2007 Fiscal Year End (3)
		($)	($)	($)	($)	($)	($)
G. R. Wagoner, Jr.	DCP	357,101	0	0	20,426	0	377,527
	BEP	413,491	0	39,500	(64,612)	0	388,379

		770,592					765,906
F. A. Henderson (2)	DCP	1,771,242	0	0	(210,432)	75,145	1,485,665
	BEP	90,409	0	26,499	(13,628)	0	103,280

		1,861,651					1,588,945
R. A. Lutz	DCP	3,874,413	0	0	(630,303)	0	3,244,110
	BEP	162,601	0	43,623	(23,611)	0	182,613

		4,037,014					3,426,723
G. L. Cowger	DCP	0	0	0	0	0	0
	BEP	108,503	0	13,500	(16,894)	0	105,109

		108,503					105,109
T. G. Stephens	DCP	2,576,792	0	0	(166,285)	0	2,410,507
	BEP	111,190	0	16,475	(17,035)	0	110,630

		2,687,982					2,521,137

      The table above reflects year-end balances and executive contributions, company contributions, earnings and any withdrawals during the year for the DCP and BEP for the Named Executive Officers, as well as vested, but unpaid, RSUs and dividend equivalent earnings thereon. RSUs and performance share units were earned and reported as required in the Summary Compensation Table in prior years as described in the table below.

(1) Contributions reported here include amounts for post-retirement health care for Mr. Lutz and are included in “All Other Compensation” in the “2007 Summary Compensation Table” on page 36. The non-qualified retirement plan contributions are comprehended in the “2007 Pension Benefits” table on page 45.

(2) Mr. Henderson received a distribution from the plan based on a pre-determined asset distribution and withdrawal schedule. Assets liquidated included U.S. Treasury Notes and Promark Large Cap Index Fund assets.

(3) Year-end account values include RSUs based on Common Stock closing price on December 31, 2007 ($24.89). Of the totals in this column, the following amounts have been reported in the Summary Compensation Table for fiscal year ended 2007 and in prior years:

Name	Reported in 2007	Reported in Prior Years	Total Reported
	($)	($)	($)
G. R. Wagoner, Jr.	39,500	726,406	765,906
F. A. Henderson	26,499	0	26,499
R. A. Lutz	43,623	3,383,100	3,426,723
G. L. Cowger	13,500	44,127	57,627
T. G. Stephens	16,475	0	16,475

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

      The Corporation maintains compensation and benefit plans that will provide payment of compensation to Named Executive Officers in the event of termination of employment or change in control of the Corporation. These provisions are generally applicable to all plan participants and are not reserved only for Named Executive Officers. The amount of compensation payable to each Named Executive Officer in these situations is described in the tables that follow.

      The Corporation does not provide either a severance or a change in control severance plan for executives, and utilizes employment or severance agreements on an infrequent basis. Any employment agreements with Named Executive Officers are described below and on page 50. In the event of a termination of a Named Executive

Officer, the Executive Compensation Committee would review all the surrounding facts, including the executive’s length of service and contributions to the Corporation, as well as the reason for the termination, and determine the amount of severance, if any, that would be paid to the executive upon termination.

      Retirement and Pension Benefits. As described beginning on page 43, retirement benefits were frozen on December 31, 2006, and eligibility to receive benefits under the non-qualified executive plan is now based on the vesting requirements established under the new plan (age 55 with ten years of service) for terminations on and after January 1, 2007. In addition, the SRP provides for the payment of a deferred vested benefit to all salaried employees who terminate employment prior to retirement eligibility based on their compensation and years of service at the time of separation. Normal retirement is defined under the plan as age 65. No other individualized arrangements exist with Named Executive Officers except those disclosed on page 45 and in the “Employment Agreements” section on page 50. Pension benefits for Named Executive Officers are described beginning on page 43; additional non-qualified benefits may be provided only at the sole discretion of the Executive Compensation Committee.

      As of December 31, 2007, Mr. Henderson is not eligible to retire under any qualified or non-qualified GM retirement plan. Upon termination of employment, he could receive a deferred vested benefit from the qualified SRP, reduced for age if received prior to age 65. This benefit is available to any participant in the plan. His non-qualified benefits would be forfeited.

      As of December 31, 2007, Mr. Wagoner is eligible to retire pursuant to the provisions of the qualified SRP. He is not eligible to retire under the non-qualified ERP and would forfeit this benefit.

      As of December 31, 2007, Messrs. Cowger and Stephens are eligible for retirement pursuant to the provisions of both the qualified SRP and the non-qualified ERP plans applicable to executive employees generally. As of December 31, 2007, Mr. Lutz is eligible to retire pursuant to the provisions of the qualified SRP applicable to all salaried employees. He is also eligible to receive non-qualified ERP benefits pursuant to the Executive Compensation Committee’s action in 2004 to grant full vesting rights with five years of service.

      Benefits Payable at Death. Upon death of an active employee, GM provides one month salary to certain dependents including surviving spouses, members of employee’s family, or other individuals who are to be responsible for payment of funeral expenses. This benefit is provided generally for all salaried employees. In addition, the Corporation provides survivors a monthly pension benefit at a rate of 65 percent of the monthly retirement benefit payable to the employee where the survivor option has been elected. Supplemental Life Benefits are provided for all executives and an individual split-dollar life insurance policy is maintained for Mr. Wagoner. Benefits payable thereunder at December 31, 2007, for Mr. Wagoner totaled $11,000,000. For Supplemental Life Benefits Program and split-dollar benefit calculation purposes, salaries in effect prior to March 1, 2006 for Messrs. Wagoner, Henderson, and Lutz were used.

      Incentive Plans. Annual incentive awards will be paid out pursuant to plan provisions on a pro rata basis based on actual performance and time worked during the performance period for executives retiring under retirement plan provisions and mutually satisfactory separations.

      Outstanding SPP performance awards are paid pursuant to plan provisions as follows: terminations resulting from mutually satisfactory separation will be prorated for time worked and paid out at the end of the performance period. Terminations resulting from death will be prorated for time worked, will vest immediately, and will be paid out at forecasted performance as soon as practicable. Outstanding SPP awards for the Named Executive Officers are shown in the “Outstanding Equity Awards at Fiscal Year-End 2007” table on page 41.

      Mr. Wagoner’s outstanding fourth installment of Performance Achievement Plan awards for the performance periods 1995-1997, 1994-1996, 1993-1995, and 1992-1994 (21,710 shares) will vest and be delivered at retirement, mutually satisfactory separation, or death.

      Outstanding stock option awards and RSUs for the Named Executive Officers are shown in the “Outstanding Equity Awards at Fiscal Year-End 2007” table on page 41. Vested stock options remain exercisable for the full remaining term under retirement plan provisions. Outstanding options vest immediately upon death and remain exercisable for three years from the date of death or the original term, whichever comes first. Vested options remain exercisable for the shorter of three years or the full remaining term for mutually satisfactory terminations. Vesting and payout provisions for RSUs are described in footnote (5) in the following table. Options and RSUs are forfeited for all other types of separations.

      Vacation Pay. Salaried employees may receive pay in lieu of unused vacation in the calendar year of termination of employment. Totals assume all vacation entitlement has been used as of December 31, 2007.

      Health Care Coverage Continuation. Under provisions of the General Motors Salaried Health Care Program covering all U.S. salaried employees, Messrs. Henderson and Lutz could continue health care coverage as provided under applicable federal laws (i.e., COBRA). Based on their ability to retire, Messrs. Wagoner, Cowger, and Stephens would be eligible to receive GM financial contributions toward health care coverage in retirement.

Estimated Separation Payments Upon Termination

	Mutually Satisfactory Termination						For Cause Termination
	Severance Pay (1)	Stock Options (2)	AIP (3)	SPP Shares (4)	RSUs/CRSUs (5)	Total	AIP (3)	SPP Shares (4)	RSUs/ CRSUs (5)	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
G. R. Wagoner, Jr.	0	0	1,802,000	5,026,162	3,111,250	9,939,412	0	0	0	0
F. A. Henderson	0	0	1,026,000	2,242,912	967,026	4,235,938	0	0	0	0
R. A. Lutz	0	0	1,026,000	2,242,912	1,866,750	5,135,662	0	0	0	0
G. L. Cowger	0	0	511,000	1,093,518	324,018	1,928,536	0	0	0	0
T. G. Stephens	0	0	468,000	848,102	448,369	1,764,471	0	0	0	0

(1) There is no general severance plan for executives. At the discretion of the Executive Compensation Committee, Named Executive Officers could receive severance pay up to 2.99 times base salary and annual bonus target. Other salaried employees may receive up to 12 months salary upon involuntary separation.

(2) Stock Options — In the case of mutually satisfactory terminations, all vested stock options are retained and remain exercisable for the lesser of three years or the full remaining term, subject to non-compete and other plan provisions. All unvested options are forfeited. In the case of for cause terminations, both vested and unvested options are terminated.

(3) AIP awards paid at the end of the performance period on a pro rata basis for time worked within the performance period prior to December 31, 2007. Awards are forfeited as a voluntary resignation and in for cause terminations. These amounts shown here assume the executive worked the full 12 months in 2007.

(4) SPP awards paid at the end of the performance period on a pro rata basis for time worked within the performance period prior to December 31, 2007. Awards are forfeited as a voluntary resignation and in for cause terminations.

(5) Vested stock-based RSUs for Messrs. Wagoner (125,000) and Lutz (75,000) are paid immediately. Unvested stock-based RSUs for Messrs. Wagoner (95,000), Henderson (60,000), and Lutz (60,000) will continue to vest and be paid according to the original five-year schedule. Unvested stock-based RSUs for Messrs. Henderson (91,984), Cowger (9,730), and Stephens (18,000) will vest and be paid immediately on a pro rata basis. Unvested CRSUs, which were in recognition of foregone bonus in 2006, for Messrs. Cowger (24,700) and Stephens (24,700) will continue to vest and be paid according to original three-year schedule. Unvested CRSUs for Messrs. Cowger (20,300) and Stephens (20,300) will vest and be paid immediately on a pro rata basis.

      The table below describes the potential payments upon a change in control of the Corporation assuming the triggering event and separation occurred on December 31, 2007. It should also be noted that these amounts do not include stock options that have already vested and are reported on page 41 in the “Outstanding Equity Awards at Fiscal Year-End 2007” table, qualified pension plan benefits and ERPs disclosed in the “2007 Pension Benefits” table, or deferred compensation reported in the “2007 Non-Qualified Deferred Compensation” table.

      GM executive incentive plans provide for vesting upon certain change in control events. In particular, pursuant to the AIP and the LTIP, upon a change in control, outstanding 2006-2008 SPP awards would vest and be paid on a pro rata basis at the greater of target award level or actual performance. Outstanding 2007-2009 SPP awards would vest and be paid on a pro rata basis at the greater of threshold or actual performance. Pursuant to the SIP, upon a change in control, outstanding stock options would vest and become immediately exercisable and RSUs would vest and be paid on a pro rata basis. Like other senior executives of the Corporation, the Named Executive Officers are eligible to participate in these plans.

      Effective January 1, 2007, these incentive plans were amended to require both a change in control and a termination of employment within three years following the event to trigger the accelerated payments discussed above. The plans were modified because we believe that the real risk in a change in control situation is the loss of employment, not simply the change in control itself. We believe that the plan modifications are more consistent with best market practices and represent a more balanced approach to change in control protections and those benefit amounts are quantified in the table below.

Executive Benefits and Payments Upon Change in Control

	G. R. Wagoner, Jr.	F. A. Henderson	R. A. Lutz	G. L. Cowger	T. G. Stephens
	$	$	$	$	$
Annual Incentive Plan	2,860,000	1,628,000	1,628,000	810,000	743,000
Long-Term Incentives (1)
2005-2007 SPP	0	0	0	0	0
2006-2008 SPP	3,926,522	1,963,273	1,963,273	981,662	736,246
2007-2009 SPP	559,278	279,639	279,639	111,856	111,856
1992-1997 Undelivered	540,362	0	0	0	0
Stock Options
Unvested and Accelerated (2)	0	0	0	0	0
RSUs/CRSUs
Unvested and Accelerated (3)	3,111,250	2,289,482	1,866,750	382,535	588,375

TOTAL	10,997,412	6,160,394	5,737,662	2,286,053	2,179,477

(1) SPP awards for 2005-2007: amount shown assumes no payout; 2006-2008: amount shown assumes 125 percent payout, and for 2007-2009: amount shown assumes 50 percent payout; the closing price of Common Stock on December 31, 2007 ($24.89), has been used to value the awards and payouts have been prorated for time worked during performance period. Resulting payments are calculated based on the following performance-adjusted equity holdings: Mr. Wagoner, 2005-2007: 0 shares; 2006-2008: 157,755 shares; 2007-2009, 22,470 shares; Mr. Henderson, 2005-2007: 0 shares; 2006-2008: 78,878 shares; 2007-2009, 11,235 shares; Mr. Lutz, 2005-2007: 0 shares; 2006-2008: 78,878 shares; 2007-2009, 11,235 shares; Mr. Cowger, 2005-2007: 0 shares; 2006-2008: 39,440 shares; 2007-2009, 4,494 shares; and Mr. Stephens, 2005-2007: 0 shares; 2006-2008: 29,580 shares; 2007-2009, 4,494 shares.

(2) All unvested options held by the Named Executive Officers have exercise prices in excess of the closing price on December 31, 2007.

(3) Vested stock-based RSUs for Messrs. Wagoner (125,000) and Lutz (75,000) are paid immediately. Unvested stock-based RSUs for Messrs. Wagoner (95,000), Henderson (60,000), and Lutz (60,000) will continue to vest and be paid according to the original five-year schedule. Unvested stock-based RSUs for Messrs. Henderson (91,984), Cowger (9,730), and Stephens (18,000) will vest and be paid immediately. Unvested CRSUs, which were in recognition of foregone bonus in 2006 for Messrs. Cowger (24,700) and Stephens (24,700) will continue to vest and be paid according to original three-year schedule. Unvested CRSUs for Messrs. Cowger (20,300) and Stephens (20,300) will vest and be paid immediately on a pro rata basis.

Employment Agreements

      General Motors believes that continuity in its Senior Leadership Group is in the best interests of the Corporation and its stockholders. In this regard, each Named Executive Officer has agreed that if he leaves the Corporation he will not work for a competitor for two years.

      In August 2001 the Corporation entered into an employment agreement with Robert A. Lutz for a term of three years which was extended in December 2002. In addition, the Executive Compensation Committee agreed in June 2004 to permit Mr. Lutz to become eligible for a General Motors Supplemental Executive Retirement Plan (the “SERP”) benefit after a minimum of five years of eligible service. Mr. Lutz’s contract expired in December 2005. On December 4, 2006, the Executive Compensation Committee approved the recognition of nine additional years of service credits for purposes of calculating benefits under the SERP for Mr. Lutz. This action, taken in recognition of Mr. Lutz’s ongoing contribution to the Corporation, permits the accumulation of all service rendered to the Corporation by Mr. Lutz by including a prior period of his General Motors employment from 1963 to 1972 for the purpose of determining his frozen SERP benefit, included in the ERP and disclosed beginning on page 45.

      The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not otherwise be deemed filed thereunder.

Audit Committee Report

      The Audit Committee (“the Committee”) of the General Motors Board of Directors is a standing committee composed of four directors who meet the independence, financial experience, and other qualification requirements of the NYSE and applicable securities laws. It operates under a written charter adopted by the Committee and approved by the Board of Directors, which is attached to this proxy statement as Exhibit A. The members of the Committee are Philip A. Laskawy (Chair), Kent Kresa, Ellen J. Kullman, and Eckhard Pfeiffer. The Board has determined that Philip A. Laskawy is an audit committee financial expert as defined by the SEC’s regulations. The Committee annually selects the Corporation’s independent accountants.

      Management is responsible for the Corporation’s internal control and the financial reporting process and has delivered its opinion on the strength of controls. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing their reports thereon. As provided in its charter, the Committee’s responsibilities include monitoring and overseeing these processes.

      Consistent with its charter responsibilities, the Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Corporation’s independent accountants for 2007, regarding the Corporation’s audited financial statements as of December 31, 2007 and for the year then ended. In this context, management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants and discussed with the independent accountants matters required to be discussed by PCAOB AU 380 (Communication with Audit Committees). The Committee also discussed with Deloitte those matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

      The Corporation’s independent accountants have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants’ independence. The Committee concluded that Deloitte is independent from the Corporation and its management.

      Based upon the Committee’s discussions with management and the independent accountants as described in this report and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

Philip A. Laskawy (Chair)
Kent Kresa
Ellen J. Kullman
Eckhard Pfeiffer

Fees Paid to Auditor

      The Audit Committee retained Deloitte to audit the Corporation’s consolidated financial statements and the effectiveness of internal controls, as of and for the year ended December 31, 2007. The Corporation and its subsidiaries also retained Deloitte and certain of its affiliates, as well as other accounting and consulting firms, to provide various other services in 2007.

      The services performed by Deloitte in 2007 were pre-approved in accordance with the pre-approval policy and procedures first adopted by the Audit Committee at its August 5, 2002 meeting and revised more recently. This policy requires that during its first meeting of the year, the Audit Committee will be presented, for consideration, a description of the Audit-Related, Tax, and All Other Services expected to be performed by Deloitte during the fiscal year. Any requests for such services in excess of $1 million not contemplated and approved during the first meeting must thereafter be submitted to the Audit Committee (or the Chairman of the Audit Committee in an urgent case) for specific pre-approval. Requests for services less than $1 million individually must be pre-approved by the Audit Committee Chair and reported to the full Audit Committee at its next regularly scheduled meeting. The independent auditors selected for the following year present the proposed annual Audit services and their related fees to the Audit Committee, generally in May, for approval on an audit-year basis.

      The Audit Committee determined that all services provided by Deloitte in 2007 were compatible with maintaining the independence of the principal accountants.

      The following table summarizes Deloitte fees billed or expected to be billed in connection with 2007 services. For comparison purposes, actual billings for 2006 services are also displayed.

	$ Millions
	2007	2006*	2007 Fav/(Unfav) 2006
Annual Audit Services	$34	$33	$(1)
Audit-Related Services	13	10	(3)
Tax Services	4	3	(1)

Subtotal	$51	$46	$(5)

All Other Services	1	4	3

Total	$52	$50	$(2)

* Excludes GMAC

Audit Fees: $34 million for the audit of the Corporation’s annual consolidated financial statements, including reviews of the interim financial statements contained in the Corporation’s Quarterly Reports on Form 10-Q and preparation of statutory reports. In addition, included in this category are fees for services that generally only Deloitte reasonably can provide, for example, comfort letters, statutory audits, attestation services, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees: $13 million for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed acquisitions, internal control consultations, attestation services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Fees: $4 million for services performed by the professional staff in Deloitte & Touche Tax LLP. This includes fees for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refund, and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.

All Other Fees: $1 million for services related to project management, process improvements, and assistance with information technology system projects for systems not associated with the financial statements.

Item No. 2

Ratification of the Selection of Deloitte & Touche LLP for the Year 2008

      Sarbanes-Oxley requires that each corporation’s audit committee be directly responsible for appointing the independent auditors. The Audit Committee has selected Deloitte as GM’s independent accountants for 2008, the Board of Directors has concurred in an advisory capacity with that selection, and the selection is now being submitted to the stockholders at the annual meeting for their ratification or rejection. If the stockholders do not ratify the selection of Deloitte as the independent auditors, the Audit Committee will reconsider whether to engage Deloitte but may ultimately determine to engage that firm or another audit firm without re-submitting the matter to stockholders. Among the factors the Audit Committee may consider in making this determination are the difficulty and expense of changing independent auditors in the middle of a fiscal year. Even if the stockholders ratify the selection of Deloitte, the Audit Committee may in its sole discretion terminate the engagement of Deloitte and direct the appointment of another independent auditor at any time during the year, although it has no current intention to do so.

      The Audit Committee considers Deloitte well qualified, with offices or affiliates in or near most locations in the U.S. and other countries where General Motors operates. Deloitte rotates its audit partners assigned to audit General Motors at least once every five years.

      Representatives of Deloitte will attend the annual meeting and will have the opportunity to make any statement they wish. They will also be available to answer questions that you may have.

       The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte as independent public accountants to audit the books, records, and accounts of the Corporation and its subsidiaries for the year 2008.

Stockholder Proposals

      We have been asked from time to time why the Board opposes the stockholder proposals included in the proxy statement. The Board does not disagree with all stockholder proposals submitted to the Corporation. When it agrees with a proposal and thinks it is in the best interests of GM and its stockholders, the proposal usually can be implemented without a stockholder vote. The stockholder proposals that appear in the proxy statement are only those with which the Board of Directors disagrees and believes it must oppose in fulfilling its obligations to represent and safeguard the best interests of the Corporation and its stockholders as a whole.

      The following stockholder proposals and supporting statements are presented as received from the proponents. GM is not responsible for the accuracy or content of the proposals and supporting statements.

Item Nos. 3 and 4

      Two separate proposals have been received from stockholders which relate to General Motors’ disclosure of political contributions. These proposals and supporting statements are set forth below.

Item No. 3

Stockholder Proposal Regarding Disclosure of Political Contributions

      Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, owner of approximately 202 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: ‘That the stockholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens’ initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.’ ‘And if no such disbursements were made, to have that fact publicized in the same manner.’

REASONS: ‘This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.’
‘Last year the owners of 15,313,094 shares, representing approximately 4.4% of shares voting, voted FOR this proposal.’

‘If you AGREE, please mark your proxy FOR this resolution.’”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the reasons stated on pages 55-56.

Item No. 4

Stockholder Proposal Regarding Disclosure of Political Contributions

      Catholic Healthcare West, 185 Berry Street, Suite 300, San Francisco, CA 94107-1739, owner of approximately 3,200 shares of Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

      “Resolved, that the shareholders of General Motors ( ‘Company’) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a. An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b. Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c. The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

      The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

      As long-term shareholders of General Motors, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

      Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions, called ‘soft money,’ and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not disclosed. The Company has contributed at least $184,890 in soft money since the 2002 election cycle. (Center for Political Accountability, http://www.politicalaccountability.net/files/TAGeneralMotors01-18-07.pdf)

      However, its payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax-exempt organizations.

      Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.”

       The Board of Directors recommends a vote AGAINST the adoption of these stockholder proposals for the following reasons:

      The Board of Directors believes these proposals would not provide useful information beyond the substantial information that GM already discloses annually to stockholders and the public, as described below.

      In the United States, GM, like other corporations, is legally prohibited from making political contributions to candidates for federal office. GM’s Policy on Corporate Political Contributions and Expenditures (available on the Corporation’s Web site at http://investor.gm.com under “Corporate Governance”) limits the use of GM resources to legally permitted political purposes, and provides for Board-level oversight and broad public disclosure of corporate political contributions and expenditures. In compliance with this policy, GM released its first voluntary disclosure of corporate contributions for the calendar year to political organizations known as “section 527 organizations,” and individual candidates for state and local office. GM will provide this disclosure on an annual basis around the end of each calendar year or the start of the new year. The amounts and recipients of these corporate contributions for 2007 can be found on GM’s Web site, as indicated above.

      While the Corporation may on occasion make contributions, in compliance with applicable law, in support of or in opposition to certain nonpartisan ballot measures, initiatives, or referenda, such contributions are infrequent and made only after careful management review has determined that the issue involved is likely to affect the Corporation or the communities in which we operate in one or more important ways. With respect to the Corporation’s efforts to influence legislation, General Motors believes that it is in the best interests of the Corporation, as well as its stockholders and employees, to express its views on legislative and other government actions in many areas, including, among others, energy policy, taxes, trade, vehicle safety, and emission standards. Through testimony by GM’s officers or expert witnesses and by correspondence to and through meetings with government officials, General Motors conveys its positions with respect to various legislative and regulatory matters. GM reports its lobbying activities and expenses as required by federal, state, and local laws, and this information is disclosed to the public.

      Some of the Corporation’s U.S. employees voluntarily contribute to individual candidates and political parties through the General Motors Political Action Committee (the “GM PAC”)—a corporate political action committee which solicits and distributes such voluntary contributions. As required by law, the GM PAC reports to the Federal Election Commission the amount of contributions received from employees and the amounts that are distributed to individual candidates, political committees, or political parties. These reports are available for public inspection on the Internet at www.fec.gov. As permitted by law, GM provides administrative support for the GM PAC but does not make any contributions to the GM PAC.

      The Board believes that its voluntary and required disclosures provide stockholders with extensive information on its political contributions. The Board also believes that the additional information requested, specifically to publish these contributions in certain U.S. local and national newspapers and to provide separate stockholder reports about them, would be an unnecessary expenditure of corporate resources, duplicative of information currently provided free of charge on the Corporation’s Web site, and not useful to stockholders.

       The Board of Directors recommends a vote AGAINST these stockholder proposals, Item Nos. 3 and 4.

Item No. 5

Stockholder Proposal Regarding Health Care Reform Principles

      The American Baptist Home Mission Society, P.O. Box 851, Valley Forge, PA 19482-0851, owner of approximately 1,211 shares of Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: shareholders urge the Board of Directors to adopt principles for comprehensive health care reform (such as those based upon principles reported by the Institute of Medicine:

1. Health care coverage should be universal.

2. Health care coverage should be continuous.

3. Health care coverage should be affordable to individuals and families.

4. The health insurance strategy should be affordable and sustainable for society.

5. Health insurance should enhance health and well being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered, and equitable).

      Consistently polls show that access to affordable, comprehensive health care insurance is the most significant social policy issue in America (NBC News/Wall Street Journal, the Kaiser Foundation and The New York Times/CBS News). Health care reform also has become a core issue in the 2008 presidential campaign.

      Many national organizations have made health care reform a priority. In 2007, representing ‘a stark departure from past practice,’ the American Cancer Society redirected its entire $15 million advertising budget ‘to the consequences of inadequate health coverage’ in the United States (New York Times, 8/31/07).

      John Castellani, president of the Business Roundtable (representing 160 of the country’s largest companies), states that 52% of the Business Roundtable’s members say health costs represent their biggest economic challenge. ‘The cost of health care has put a tremendous weight on the U.S. economy,’ according to Castellani, ‘The current situation is not sustainable in a global, competitive workplace.’ (BusinessWeek, July 3, 2007). The National Coalition on Health Care (whose members include 75 of the United States’ largest publicly-held companies, institutional investors and labor unions), also has created principles for health insurance reform. According to the National Coalition on Health Care, implementing its principles would save employers presently providing health insurance coverage an estimated $595-$848 billion in the first 10 years of implementation.

      Annual surcharges as high as $1160 for the uninsured are added to the total cost of each employee’s health insurance, according to Kenneth Thorpe, a leading health economist at Emory University. Consequently, we shareholders believe that the 47 million Americans without health insurance results in higher costs for U.S. companies providing health insurance to their employees.

      In our view, increasing health care costs have focused growing public awareness and media coverage on the plight of active and retired workers struggling to pay for medical care. Increasing health care costs leads companies to shift costs to employees. This can reduce employee productivity, health and morale.

Supporting Statement

      The Institute of Medicine, established by Congress as part of the National Academy of Sciences, issued its principles for reforming health insurance coverage in Insuring America’s Health: Principles and Recommendations (2004). We believe principles for health care reform, such as the IOM’s, are essential. The recently agreed-to VEBA does not resolve all health cost issues for General Motors. We ask shareholders to support this resolution.”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

      The Board of Directors believes that health care reform is an important national priority. Health care is a key competitiveness issue for U.S. companies. The United States spends 16 percent of its Gross Domestic Product on health care, and that percent is rising. This is more per capita than any other industrialized nation, but U.S. consumers do not always receive better care.

      GM provides health care coverage to 1 million employees, retirees, and their families. Their health and wellness is critically important to GM, which is why GM works to improve the health care system and the quality of health care across the nation and specifically in the communities in which GM beneficiaries live and work. Community initiatives include wellness and prevention programs, health information technology, electronic prescribing, chronic care management, and payment reforms to improve the quality of care. We are working with our employees and unions to help them become better health care consumers in the areas of safety, quality, cost, and overall benefits.

      The next President and the new Congress will have an historic opportunity to make quality health care more affordable, accessible, and accountable. Input from American voters will be critical as policymakers debate the scope and cost of health care reform. GM has long been active in the public policy arena as a voice for higher quality and more affordable health care. GM intends to continue to work proactively on public policies that improve health care for everyone. GM supports access to affordable, quality health care for all Americans and supports legislation that improves health care and the health care system. GM, on its own and partnering with other key industry leaders, actively participates in numerous public policy groups that develop and advocate for better and more affordable health care in the United States. Moreover, GM and the United Auto Workers, along with Ford Motor Company and Chrysler LLC, have agreed to form the National Institute on Health Care Reform, recognizing our joint interest in improving the quality, affordability, and accountability of health care in the United States. GM expects the Institute to play an important role in the upcoming health care reform debate.

      National health care reform can occur only by action of the U.S. Congress and the President. Therefore, GM and the Board believe that adoption of these health care principles will not advance the legislative debate or facilitate the enactment of federal legislation that would benefit the Corporation, its stockholders, or the country.

       The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 5.

Item No. 6

Stockholder Proposal Regarding Stockholder Advisory Vote on Executive Compensation

      John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owner of approximately 50 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED, that shareholders of General Motors request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers ( ‘NEOs’) set forth in the proxy statement’s Summary Compensation Table (the ‘SCT’) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result,

in 2007 shareholders filed more than 60 ‘say on pay’ resolutions with companies, averaging a 43%. In fact, eight resolutions received majority votes.

In addition, the advisory vote was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. Furthermore a bill to provide for annual advisory votes on compensation passed in the House of Representatives by a 2-to-1 margin.

Aflac decided to present such a resolution to investors in 2008 and Verizon in 2009. TIAA-CREF, the largest pension fund in the world, held its first Advisory Vote in 2007 and reported it provided helpful feedback to the Board.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the ‘directors’ remuneration report,’ which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

If investors wish to register opposition to a pay package(s) in the previous year, they are forced to withhold votes from compensation committee members standing for reelection, a blunt and insufficient instrument for registering dissatisfaction.

The importance of this issue is highlighted by William McGuire, former CEO of UnitedHealth, agreeing to forfeit $620 million in option grants and retirement pay to settle two civil actions and settle with the SEC. This repayment is one of the largest givebacks related to executive compensation abuses in history.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process.”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

      The General Motors Board of Directors appreciates and understands the importance of this proposal to foster effective and constructive dialogue between GM and its stockholders regarding executive compensation. We discuss compensation and governance matters with our large investors regularly, where they can provide us direct and specific concerns with our executive compensation programs. We are always interested in hearing the thoughts and opinions of our stockholders and value the perspective it brings to our decision-making processes. However, we do not believe a symbolic annual advisory vote would provide the Board with any useful information.

      It would take place months after the actual compensation had been determined and well into the next compensation cycle; moreover, it would not provide any clear, specific, or meaningful information on what changes are desired by stockholders. A simple “yes” or “no” vote on the “2007 Summary Compensation Table” would not allow for constructive feedback and would require the Board to speculate about the meaning of the approval or disapproval. The Board believes its present processes for stockholder communications better facilitate feedback on our compensation decisions. This current robust and viable process encourages stockholders and other interested parties to write directly to the Board, the Committee, or the presiding director and voice explicit concerns.

      The Committee, comprised entirely of independent directors, is responsible for overseeing the development and administration of the compensation and benefit programs for GM’s executives. The Committee engages the services of an outside executive compensation consulting firm, Mercer, and outside counsel, Davis Polk & Wardwell, to assist them. The Committee considers numerous complicated and interrelated factors in determining competitive, equitable, and reasonable pay, which is in the best interests of the Corporation and its stockholders. The Committee believes it is important for our top leadership to have a large portion of their pay at risk to encourage a sense of ownership in the financial health and success of the Corporation and to align their compensation with stockholder interests. Our Named Executive Officers have a considerable portion of their compensation opportunity at risk, ranging from 75 percent to 84 percent for our CEO. Even with extensive disclosure of executive compensation, it is unlikely that stockholders would be able to cast a fully informed vote on the compensation being paid to Named Executive Officers, as requested by the proposal. These compensation decisions require extensive knowledge of an executive’s performance and competitively sensitive information that would not be available to the vast majority of stockholders. As most stockholders will not have the necessary resources and information, they will either follow the advice of proxy advisers, or may simply vote “no,” because they do not like the size of total compensation that is targeted, but rarely paid. For these reasons, the Board does not believe it is appropriate to put stockholders in a position to vote on the Summary Compensation Table and the accompanying narrative.

      GM’s executive compensation program, described in this proxy statement (beginning on page 23), maintains a balanced approach to executive compensation.

• Our incentive plans are based on financial, operational, and stock price performance, forging a close relationship between compensation earned and actual business results. These plans are submitted to stockholders for approval at least every five years and have been consistently approved, averaging 89.7 percent support over the last ten years. In 2007, GM’s AIP and LTIP received 93.3 percent and 87.7 percent support, respectively. If stockholders are unhappy with our executive compensation practices, they can vote to reject compensation plans.

• Our incentive compensation is not excessive and is highly correlated to our corporate performance. Since adopting the current AIP in 1999, aggressive target setting has resulted in three zero-payout years, three below-target payout years, and three above-target payout years. Our SPP, based on relative TSR, has not generated a payout since the 2001-2003 performance period.

• The Committee annually reviews “tally sheets” in assessing executive pay levels.

• Executive perquisites have been maintained at modest levels and, in many instances, have been reduced.

• We do not maintain change-in-control severance arrangements for executives, and have adopted a severance policy for executive officers, available on GM’s Web site, which limits the amount of severance pay without stockholder approval.

• GM policy provides for the recoupment of incentive compensation in certain situations involving restatement of financial reports.

• Our incentive plans provide that equity grants would vest only upon the occurrence of both a change-in-control and the termination of employment of an executive before vesting of outstanding awards is accelerated (commonly referred to as “double-trigger” vesting).

• Retirement benefits for GM employees under both qualified plans and SERP have been substantially reduced in recent years to mitigate future corporate liabilities. The executive SERP was frozen as of December 31, 2006.

• Our executive compensation practices align with the Canadian Coalition for Good Governance, which has stated that since companies are making strides to improve executive compensation practices, address disclosure issues, and improve stockholders’ involvement, an advisory vote is not the answer at this time.

• GM has never adopted any stockholder rights plan (also called a “poison pill”).

• The Board has adopted majority vote for directors in uncontested elections.

      Our incentive plans are designed to attract, motivate, reward, and retain superior leadership talent entrusted with achieving our objectives and increasing stockholder value in a complex, changing, and competitive industry. The Board believes that adopting the practice of an advisory vote could put us at a competitive disadvantage in recruiting and retaining the leadership talent required to complete our turnaround, especially when none of our competitors is subject to a similar vote, because it could create the impression that our top leadership’s compensation opportunities may be limited or negatively impacted compared to opportunities at our competitors. Further, we have not seen any conclusive study verifying that requiring an advisory vote to accept the directors’ remuneration report in the United Kingdom has linked executive compensation more effectively to corporate performance. In practice, U.K. companies have tended to implement a common template that limits innovation and uniqueness in designing executive compensation plans. In the United States, increased stockholder communication and dialogue has resulted in a number of key changes, including increased disclosure, option expensing, and a number of other governance changes. Determining individual compensation for Named Executive Officers is a decision that, traditionally and appropriately, should be made by the Committee and the Board of Directors. The Board believes it has fostered the goal of the proposal — effective and constructive dialogue with its stockholders.

       The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 6.

Item No. 7

Stockholder Proposal Regarding Greenhouse Gas Emissions

      The Community of the Sisters of St. Dominic of Caldwell, NJ, 40 S. Fullerton Ave., Montclair, NJ 07042, owner of approximately 75 shares of Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“Whereas:

General Motors is the world’s largest automaker and global industry sales leader with operations worldwide. Most countries have ratified the Kyoto Protocol that obliges industrialized countries to reduce national greenhouse gas (GHG) emissions below 1990 levels by 2012.

GM has agreed, through its participation in the U.S. Climate Action Partnership, that the U.S. should reduce its GHG footprint by 60% to 80% from current levels by 2050 but has not told shareholders what portion of that reduction the company will meet.

GM faces new regulations and market demand in every major market to reduce vehicle GHG emissions, including 35 mpg by 2020 in the U.S. and expected 125 g/km by 2015 in the European Union. GM has reduced global GHG emissions from operations 12.5% since 2000, but fleet-average CO2 emissions were 3% higher in 2005 than 1990.

In 2004, California adopted a new regulation that requires a 30% reduction in passenger fleet-wide carbon emissions from new vehicles sold in the state by 2016 (33 mpg), with the standards phasing in starting in 2009. Sixteen other states have adopted or are considering adopting California’s standards, totaling about 45% of total U.S. sales.

GM has consistently applied new technology to their vehicles but has failed to steer technology toward reducing GHGs, giving GM the largest product ‘carbon burden’ of automakers selling vehicles in the U.S.

GM has introduced some fuel-efficient vehicles but has not developed a comprehensive strategy with mid and long-term goals to ensure application of technology and practices to significantly reduce total GHG emissions from operations and products by 2010, 2020, and 2030.

Foreign automakers’ actions to meet new market and regulatory demand pose serious competition to GM and demonstrate that targets can be set. Nissan has proposed to reduce CO2 emissions from new cars by 70% from 2000 levels by 2050 and has detailed specific production innovations to reach their target. Honda is targeting a 10% reduction average of CO2 emissions from automobiles, power equipment and sports products from 2000 levels by 2010

Our company is suffering financially in part because competitors are making more compelling fuel efficient and low-pollution products, causing a recent alarming loss of market share in this era of higher oil prices. In order to protect and enhance long-term shareholder value, GM must retake market share from its competitors. The company needs to set quantitative goals for improving fuel efficiency and reducing GHG emissions in its products and operations to bring customers back.

Resolved: shareholders request that the Board of Directors publicly adopt quantitative goals, based on current and emerging technologies, for reducing total greenhouse gas emissions from the company’s products and operations; and that the company report to shareholders by September 30, 2008, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

      As described below in more detail, General Motors already does essentially all the things requested in the climate change resolution. GM has announced and otherwise publicly discussed a variety of quantitative greenhouse gas (GHG) reduction goals for its products and facilities. A committee of the GM Board of Directors, the Public Policy Committee, is comprised of independent directors and regularly reviews GM’s activities and management processes in this area. In addition, the full Board of Directors also periodically reviews our advanced technology and CO2 reduction initiatives. These activities are publicly reported in many ways, such as through the GM Annual Corporate Responsibility Report, as well as two special reports in recent years on energy security and climate change. GM also includes relevant information in filings that are made with the SEC, including the Annual Report on Form 10-K and Current Reports on Form 8-K. Therefore, the actions requested in these resolutions are redundant and unnecessary and do not represent a good use of corporate resources, since the relevant information can already be easily accessed through existing sources.

General Motors Facilities

      GM has been working for many years to reduce GHG emissions from its facilities, and significant reductions have been achieved even as vehicle production levels have risen globally. GM’s global facility GHG emissions declined by a total of 15.5 percent from 2000 through 2005. This exceeded the announced goal of an 8 percent reduction. Day-to-day facility-level data is verified by independent third parties and maintained on a password-protected Web-based system. This facility data is used for facility management in an effort to maximize energy efficiency and minimize GHG emissions.

      While 2000 is the first year that global data was collected, pre-existing programs in individual nations document a longer trend of even greater emission reductions. For example, facility GHG emissions in the United States were reduced 33 percent between 1990 and 2005, and a commitment has been made to reduce an additional 17 percent in North America between 2005 and 2010.

      GM annually reports global GHG emissions, including plans and progress toward established goals, as part of its Annual Corporate Responsibility Report. In addition, in 2007 GM published its second report on the global climate issue titled: “General Motors Report on Energy Security and the Global Climate Issue.” This report, along with GM’s response to the Carbon Disclosure Project and other documents describing GM’s GHG emissions and actions to reduce these emissions address the key issues in the proposal and can all be found at:
http://www.gm.com/corporate/responsibility/reports/06/300 company/4 forty/341.html#globalclimate.

      The Executive Summary of our most recent report on Energy Security and the Global Climate Issue begins:

At GM, we recognize that we are living in a challenging era with respect to energy issues, including such factors as highly volatile energy supplies and costs, carbon constraints, and both availability and reliability concerns, that can affect our facilities, products, and customers. Addressing the availability of energy and potential constraints on carbon requires strategies and actions by all stakeholders.

General Motors Products

      Information on the GHG and fuel economy performance of GM products can also be found at the Web address and in the reports described above. While fuel economy improvement has been flat due to market demand pressures during periods of low petroleum prices, the long-term trends show significant gains, such as an improvement of 130 percent for GM U.S. cars and 75 percent for GM trucks since 1974. The rate of improvement is once again accelerating.

      Energy legislation in the United States was enacted in 2007 that requires the automobile industry to achieve an average fuel economy level of 35 miles per gallon by 2020 for all light-duty vehicles and medium-duty passenger vehicles, representing more than a 40 percent increase in fuel economy. GM is prepared to put forth its best effort to meet these challenging requirements with an array of engineering, research, and development resources. We will continue our aggressive pursuit of advance technologies that will deliver more products with more energy solutions to our customers.

      In addition, reflecting GM’s special attention to developing a market for low carbon ethanol transportation fuels, the Corporation has committed to make 50 percent of its U.S. vehicle sales E85 capable by 2012, provided there is ample availability and distribution of E85 ethanol. This FlexFuel vehicle volume far surpasses levels either required by regulation or incentivized by regulatory programs. To help expand the availability of E85 ethanol in the U.S., GM has announced partnerships in 15 states to locate more than 300 new E85 ethanol fueling pumps at stations in these areas. GM will continue to establish more partnerships to further expand E85 ethanol availability.

      Similar challenges to improve fuel economy and develop diverse, environmentally beneficial energy sources exist in other markets worldwide, including the European Union (EU). The EU industry has achieved a 13 percent reduction compared to 1995 levels and, going forward, the industry is required to improve fuel economy by another 19 percent by 2012.

General Motors Policy

      GM supports a comprehensive, forward-looking national energy strategy to reduce oil consumption and CO2 emissions. To this end, GM joined the U.S. Climate Action Partnership (USCAP) in May 2007. USCAP is an alliance of major businesses and leading environmental groups that supports legislation requiring significant reductions of GHG emissions. GM was the first automaker to support this non-partisan group’s call for action to address climate change on an economy-wide, market-driven basis. USCAP’s Transportation Working Group is co-chaired by GM.

      USCAP offers a venue to create a policy framework that transcends past approaches in its reach, its effectiveness, and its fairness by treating transportation in an integrated, balanced, and cost-effective fashion as part of an economy-wide GHG reduction strategy. USCAP’s recognition that technology development is key to reducing GHG emissions aligns well with GM’s strategy of pursuing advanced technology and diverse sources of energy to address both energy security and the climate challenge.

Conclusion

      In view of GM’s current participation in wide-ranging public reporting and policy discussions in this area, as well as GM’s extensive efforts to improve energy efficiency and reduce GHG emissions from its facilities and products, we do not believe that adoption of additional goals and the preparation of an additional report, as requested by this proposal, would be a good use of corporate resources.

       The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 7.

Item No. 8

Stockholder Proposal Regarding Cumulative Voting

      Ray T. Chevedden, 5965 S. Citrus Ave., Los Angeles, CA 90043, as trustee for the Ray T. Chevedden and Veronica G. Chevedden Family Trust, owner of approximately 2,000 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED: Shareholders recommend that our Board take the steps necessary to adopt cumulative voting to the greatest extent possible consistent with applicable law. Cumulative voting means that each shareholder may cast as many votes as equal to number of shares held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

Cumulative voting won 54%-support at Aetna and 56%-support at Alaska Air in 2005. It also received 55%-support at General Motors in 2006. The Council of Institutional Investors www.cii.org has recommended adoption of this proposal topic. CalPERS has also recommended a yes-vote for proposals on this topic.

Cumulative voting also allows a significant group of shareholders to elect a director of its choice — safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Most importantly cumulative voting encourages management to maximize shareholder value by making it easier for a would-be acquirer to gain board representation.

The merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

• The Corporate Library (TCL) http://www.thecorporatelibrary.com an independent investment research firm rated our company:
      ‘D’ in Overall Board Effectiveness.
      ‘High Governance Risk Assessment’
      ‘High Concern’ in Accounting.
The Corporate Library added that lack of internal control over financial reporting is our chief concern since it reduced the reliability of financial statements and did little to prevent fraud. Note the recently restated financials for fiscal years 2004 & 2005. General Motors is working to remediate its material weaknesses in this area, but this is incomplete.

• We did not have an Independent Chairman.
• We had a 67% super majority vote requirement — potentially allowing 1% of shareholders to overrule an overwhelming 66% of shareholders.
• Two of our directors were allowed to hold 5 director seats each — Over-extension concern:
      Mr. Cordina [sic]
      Mr. Laskawy
• Four of our directors received more than 8% withheld votes:
      Mr. Kresa
      Ms. Kullman
      Mr. Laskawy
      Mr. Pfeiffer

• Our directors also held 6-seats on boards rated ‘D’ by the Corporate Library:
      1) Mr. Codina
             Merrill Lynch (MER)
             Merrill Lynch took a $5 billion charge and then its CEO, Mr. O’Neal, departed with $161 million. Mr. O’Neal previously served 4-years on the GM board.
             Home Depot (HD)
             Home Depot also has Ms. Katen (below) as a director.
      2) Ms. Katen
             Home Depot (HD)
      3) Mr. Fisher
             Eli Lilly (LLY)
      4) Mr. Laskawy
             Loews (LTR)
             Carolina Group (CG)
The above concerns shows there is need for improvement and reinforces the reason to take one step forward now and encourage our board to respond positively to this proposal:

Cumulative Voting
Yes on 8”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

      GM’s Board of Directors believes that cumulative voting would be inconsistent with its recent adoption of majority voting for directors and would not promote better performance by directors. In 2006, GM’s Board amended the Corporation’s Bylaws to adopt majority voting in the election of directors. GM’s Bylaws provide that, in order to be elected in any uncontested election, nominees for election as directors of the Corporation must receive a majority of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. As described elsewhere in this proxy statement, in contested elections directors will be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. When cumulative voting is combined with a majority voting standard, difficult technical and legal issues can arise. One risk created by combining cumulative voting with majority voting is that in an uncontested election where a minority of stockholders desire to express their discontent, a small group of stockholders could thwart the will of the majority by cumulating their votes to force the rejection of one or more nominees supported by a majority of the stockholders. As a result, groups such as the American Bar Association Committee on Corporate Laws and the Council of Institutional Investors and many other commentators indicate that companies should not combine majority voting and cumulative voting.

      The Board believes that majority voting is the fairest way to elect the Corporation’s directors in uncontested elections, as well as the method most likely to produce a Board that will effectively represent the interests of all GM’s stockholders. Cumulative voting, on the other hand, would enable a smaller percentage of GM’s stockholders to elect a director. Cumulative voting could enable individual stockholders or groups of stockholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of these specific stockholders. In addition, if directors support the special interests of the constituencies that elected them, partisanship and divisiveness could result and impair the Board’s ability to operate effectively as a governing body, to the detriment of GM’s stockholders. Cumulative voting may also interfere with the Directors and Corporate Governance Committee’s ongoing effort to develop and maintain a Board of Directors possessing the wide range of skills, characteristics and experience, and a team-oriented ethic, necessary to best serve all stockholders’ interests.

      The Board believes that GM’s current system of electing directors, with each share entitled to one vote for each nominee, will continue to work effectively in the future. The Board consists predominantly of independent, non-management directors, and the Directors and Corporate Governance Committee, which is responsible for identifying and recommending qualified individuals for director, exercises independent judgment, and remains accountable to all GM stockholders, and not the particular interests of a fraction of those stockholders.

      Under Delaware law, every member of the Board is duty bound to represent all stockholders fairly and equally, and our current system of voting for directors encourages each director’s sense of responsibility toward all the stockholders, without special commitments or loyalty to any one stockholder or group of stockholders. The current Board is committed to continuing its strong oversight of management and progressive corporate governance practices, which include such safeguards as an annually elected Board, a substantial majority of independent directors, a highly effective independent presiding director, key Board committees composed exclusively of independent directors, confidential voting, and a policy providing for a stockholder vote if a stockholder rights plan is ever adopted. Moreover, because GM does not have a single dominant stockholder or a group of stockholders acting in concert to exercise control for their own interests without regard for the interests of other GM stockholders, cumulative voting is not necessary to promote the election of directors who will protect the interests of a minority of stockholders.

      For all the above reasons, the Board believes that the adoption of cumulative voting would not be in the best interests of the Corporation and its stockholders.

       The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 8.

Item No. 9

Stockholder Proposal Regarding Special Stockholder Meetings

      Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of approximately 525 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following stockholder proposal:

“RESOLVED, Shareholders ask our board to take the steps necessary to amend our bylaws and any other appropriate governing documents to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareholder meeting, in compliance with applicable law.

Special meetings allow investors to vote on important matters, such as a major acquisition, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder input on the timing of shareholder consideration is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 — including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). As a result Honeywell said in a December 2007 news release that it would adopt this proposal topic.

Fidelity and Vanguard also support a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York CIty Employees Retirement System, also favor this right.

Please encourage our board to respond positively to this proposal:

Special Shareholder Meetings —
Yes on 9”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

      Because GM’s stockholders can take action by written consent, they already have the power under Delaware law to act independently of GM’s Board and management at any time. There is no minimum ownership threshold required for any stockholder or group of stockholders to commence a written consent solicitation. Because stockholders already have such a right, your Board of Directors believes that the requested amendment to the Bylaws would add little to stockholder rights. Any action that may be taken at a stockholder meeting may also be approved by written consent, and GM’s Board of Directors has sometimes chosen to seek stockholder approval of important matters by soliciting written consents rather than holding a special meeting.

      At the same time, giving stockholders the ability to call a special meeting could impose a significant burden on the Corporation. For a company like GM with hundreds of thousands of stockholders, holding a stockholder meeting involves significant expense and distracts the attention of the Board and management from their proper focus on operating the company to optimize long-term financial returns. GM’s Board, in deciding whether to call a stockholder meeting, is subject to a fiduciary duty to act in the best interests of the Corporation and all of its stockholders. Stockholders are generally not bound by such a duty, and permitting stockholders with as little as 10 percent of the outstanding stock to call a special meeting could provide a forum for parties holding a relatively small portion of GM’s stock to call what could be an unlimited number of special meetings that might only serve their narrow purposes rather than those of the Corporation and all of its stockholders.

      Many of the reasons that might support enabling stockholders to call special meetings at other companies simply do not apply to GM. For example, GM does not have a classified board with staggered terms for directors. Rather, GM has regular annual stockholder meetings with majority voting in uncontested elections, enabling stockholders to make changes in leadership on an annual basis. Additionally, we disagree with the proponent’s suggestion that stockholders are prevented from considering significant acquisitions or restructurings in a timely manner that may become moot by the next annual meeting. In fact, existing Delaware law requires stockholder approval of specific items including mergers, amendments of the certificate of incorporation, and the sale of all or substantially all of a corporation’s assets.

      Finally, GM’s senior executives and Investor Relations and Stockholder Services personnel maintain open lines of communication with large and small stockholders, financial analysts, and shareholder advisory services regarding important issues relating to the Corporation’s business and governance.

       The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 9.

Item No. 10

Stockholder Proposal Regarding Performance-Based Equity Compensation

      John Lauve, 200 N. Saginaw, Holly, MI 48442, owner of approximately 22 shares of Common Stock, and Louis Lauve, 3900 Watson Place, N.W. 2G-B, Washington, DC 20016, owner of approximately 44 shares of

Common Stock, have given notice that they intend to present for action at the annual meeting the following stockholder proposal:

“Resolved, Shareholders request that our Board adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives is performance-based, and the performance criteria adopted by our Board is disclosed to shareowners.

‘Performance-based’ equity compensation is defined here as:
          (a) Indexed stock options, the exercise price of which is linked to an industry index;
          (b) Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or
          (c) Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This proposal is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation Committee is urged — for the good of our company — to promptly negotiate revised contracts that are consistent with this proposal.

As long-term shareholders, we support pay policies for senior executives that provide challenging performance objectives that motivate our executives to achieve long-term shareowner value. Many leading investors criticize standard options as inappropriately rewarding mediocre performance. Warren Buffett characterized standard stock options as ‘a royalty on the passage of time.’ This proposal topic won a 57% supporting vote at Lucent Technologies (LU) in 2006.

The merits of this proposal should also be considered in the context of our company’s overall corporate governance and performance, such as:

1) General Motors posted a loss of $39 billion for the third quarter of 2007 on a massive accounting charge.
2) Former GM director Jerome York said, ‘I have not found an environment in the board room that is very receptive to probing much beyond the materials provided by management (and too often, at least in my experience, materials are not sent to the board ahead of time to allow study prior to board discussion).’
3) Our company has held ‘fox hole’ annual meetings in Wilmington, Delaware every year since 1995. Thousands of shareholders attended our 1994 annual meeting. Yet since the 1995 move to Wilmington attendance has hovered around 100 shareholders each year.
4) Our directors authorized the solicitation of large shareholders to vote against popular shareholder proposals.
5) There is no rule for separating the role of CEO and Chairman to better evaluate our CEO.
6) Our directors supported a stock incentive plan with excessive dilution compared to our peer companies.
7) There is no policy for full disclosure of potentially compromising philanthropic links of our directors with our company.
8) Our board failed to adopt Cumulative Voting after we voted 55% in favor at the 2006 annual meeting.
9) Our rules have been changed so that our Board can consist of only 3 directors.

We support a strong emphasis on rewarding superior corporate performance, the achievement of demanding performance goals and the restoration of public confidence in our company.

Performance Based Stock Options
Yes on 10”

       The Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal for the following reasons:

      This proposal urges the Board to adopt a policy that 75 percent of future stock option or restricted stock grants to senior executives shall be “performance-based,” which it defines as indexed stock options, premium-priced stock options, and performance-vesting stock options or restricted stock.

      GM’s overall executive compensation philosophy is to pay executives based on both the Corporation’s and the individual executive’s performance. This means that a large portion of each executive’s compensation is at risk and linked to accomplishing specific measurable results intended to create value for stockholders in both the short and long term.

      We have submitted management compensation proposals covering our incentive plans for stockholder approval every five years and have always received substantial support.

• In 2007, we received 87.7 percent support for our LTIP, which allows the Committee to grant stock options, restricted stock, and performance awards.

      The CD&A in this proxy statement describes the performance criteria for our incentive plans, which are determined annually based on the factors that management and the Committee believe are most important at that time to GM’s success.

• Annual incentives provide target opportunities linked to the performance of General Motors based on global financial and regional operational metrics.

• Long-term incentives are comprised of stock options, the SPP, RSUs, and CRSUs.

• Together these programs provide incentives for superior performance leading to long-term increased stockholder value and serve as important retention and performance tools.

      The Board believes that the Corporation’s current executive compensation program, including its methodology for granting and pricing stock options and establishing the performance criteria for all incentives is in the best interests of the Corporation and its stockholders.

Stock Options

      The Committee, which consists entirely of independent directors, grants stock options annually to senior executives. The grant date is either the date on which the Committee approves the grant, or a specific later date, and the grant price is the average of the high and low stock price on date of grant. In recent years, both economic and business challenges have impacted our stock price as reflected in the status of our outstanding options:

• 96 percent of all outstanding GM stock options granted to executives at December 31, 2007 have grant prices greater than the current market price of Common Stock.

• The weighted average exercise price of all outstanding options granted to executives was $52.09 at December 31, 2007.

• Option grants made since 2005 have an exercise price that is, on average, 120 percent above the current market price of Common Stock.

      While most companies utilize stock options as a competitive pay component intended to strengthen the link between the interests of employees and stockholders in the company’s stock price, very few major companies use “performance-based” stock options as defined by the proposal. The Committee along with management has consciously elected not to pursue the cancellation or repricing of any options but rather keep them outstanding as incentive to focus on stock price performance and return to stockholders.

• Requiring the Corporation to grant options with conditions setting rigid criteria that are inconsistent with the compensation practices followed by the Corporation’s competitors, such as requiring an arbitrary 75 percent of options granted be performance-based, could place it at a substantial disadvantage in recruiting and retaining senior executives.

Stock Performance Program

      GM’s SPP, under which approximately 360 members of senior leadership are awarded grants, is a performance plan based on relative TSR. These executives are eligible to receive awards, including dividends, at the end of a three-year period if the return on Common Stock for the period exceeds certain levels of growth in the value of Common Stock when compared to other companies in the S&P 500 Index.

• If GM ranks in the lowest 25 percent of the companies in the S&P 500 Index, there is no payout.

• If GM’s ranking is between 25 percent and 49 percent of companies, the payout level would be 50 percent of target.

• In cases where GM’s ranking is within the top 10 percent of companies, it would yield the maximum payout of 200 percent of target.

• Between the target and maximum, payout percentages are related to the ranking position.

      The program is thus designed to ensure that executives are not rewarded for price increases for Common Stock due solely to a general rise in the stock market, but are rewarded for improved and sustained GM performance relative to companies in the S&P 500 Index.

• For the performance periods of 2000-2002, 2002-2004, 2003-2005, 2004-2006, and 2005-2007, no payouts were made under this plan because GM’s TSR compared to the peer group did not meet the minimum performance level.

      We believe the combination of the relative TSR and stock option grants for senior leadership provides a well-balanced long-term focus, which is in the best interests of both the Corporation and the stockholders.

2008 Performance-Based Compensation

      As discussed beginning on page 24 of this proxy statement, the Board believes that the composition of performance-based compensation should include both annual incentives and performance-based long-term incentives. In 2007, our Named Executive Officers’ at-risk pay, comprised of annual bonus, stock options, restricted stock grants, and stock performance grants, totaled greater than 75 percent of their total pay opportunity. Actual compensation paid to the CEO was only approximately 28 percent of his target compensation, representing the direct link between pay and financial and operating performance and the return to stockholders.

      The following additional information supports the actions and decisions of the Committee:

• This proxy statement reflects 2007 grants of 323,563 units of SPP to our top executives in 2007 representing 19 percent of their total long-term incentives (options, SPP, and RSUs).

— On a value basis (as determined on grant date value for the proxy statement), performance-based long-term incentives total 37 percent of total long-term incentives.

• On March 3, 2008, we announced key changes to our top leadership, which also included new compensation structures.

— These changes reflect a considerable increase in performance-based long-term incentives:

• 44 percent of total shares (52 percent of targeted long-term value) granted to our senior leaders in 2008 vest only upon the achievement of specific performance criteria linked to the appreciation of Common Stock and TSR.

• Our top two leaders now have 50 percent or more (based on shares and value) of their long-term incentives tied to stock price performance through a combination of performance-contingent stock options and target opportunities under the SPP.

• Including the annual incentive targets, approximately 90 percent of Mr. Wagoner’s total 2008 performance-based target compensation opportunity is at risk, and 85 percent of Mr. Henderson’s total 2008 performance-based target compensation is at risk.

• The Committee has exercised reasonable judgment in determining appropriate ratios of at-risk pay for the senior leadership beyond Messrs. Wagoner and Henderson.

      These actions demonstrate the Board’s belief in the relevance and importance of a more significant use of performance-based equity compensation to further strengthen the link between our leaders and stockholders.

      The Board will continue to monitor the development of market practices with regard to incentive compensation, and equity compensation in particular, and intends to adapt its practices in regard to incentive award design to provide suitable targets that aid in the long-term success of General Motors, while also providing competitive compensation opportunities for our executive talent.

       The Board of Directors recommends a vote AGAINST this stockholder proposal, Item No. 10.

Other Matters

      The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters that might come before the annual meeting.

       If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors’ recommendations; just sign, date, and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and your prompt response.

                                                                                                                              By order of the Board of Directors,

                                                                                                                                Nancy E. Polis, Secretary

April 25, 2008

GLOSSARY OF TERMS

“AIP” means the General Motors 2002 Annual Incentive Plan or the General Motors 2007 Annual Incentive Plan

“BEP” means the General Motors Benefit Equalization Plan for Salaried Employees

“Board” or “Board of Directors” means the General Motors Corporation Board of Directors

“Canadian Plan” means the General Motors Canadian Savings-Stock Program for Salaried Employees

“CD&A” means the Compensation Discussion and Analysis

“CEO” means Chief Executive Officer

“Common Stock” means GM Common Stock, $1 2/3 par value

“Computershare” means Computershare Trust Company, N.A., GM’s stock transfer agent

“CRSU” means Cash-Based Restricted Stock Unit

“DCP” means the General Motors Deferred Compensation Plan for Executive Employees

“Deloitte” means Deloitte & Touche LLP

“Director Compensation Plan” means the General Motors Corporation Compensation Plan for Non-Employee Directors

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended

“ERP” means the General Motors Executive Retirement Plan

“GM” or “General Motors” or “Corporation” or “we” means General Motors Corporation

“GM PAC” means the General Motors Political Action Committee

“GMAC” means GMAC LLC, the successor to General Motors Acceptance Corporation

“GMNA Turnaround Plan” means the GM North America Turnaround Plan

“GMPRG” means Fidelity Investments Canada ULC — Fidelity Next Step Personal Retirement Group GM

“IRC” means the U.S. Internal Revenue Code, as amended

“IRS” means the U.S. Internal Revenue Service

“ISO” means Incentive Stock Option

“LTIP” means the General Motors 2002 Long-Term Incentive Plan or the General Motors 2007 Long-Term Incentive Plan

“Morrow” means Morrow & Co., LLC, GM’s proxy solicitor

“Named Executive Officers” means the executive officers of the Corporation named in the “2007 Summary Compensation Table” on page 36

“NYSE” means the New York Stock Exchange

“PCAOB” means the Public Company Accounting Oversight Board

“PSP” means the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

“RRSP” means the General Motors of Canada Limited Group RRSP and Savings Plan for Hourly Employees

“RSU” means Restricted Stock Unit

“S&P 500 Index” means the S&P 500 Composite Stock Price Index

“SAR” means Stock Appreciation Right

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002

“SEC” means the U.S. Securities and Exchange Commission

“SERP” means the General Motors Supplemental Executive Retirement Plan

“SIP” means the General Motors 2002 Stock Incentive Plan

“SPP” means the Stock Performance Program

“SRP” means the General Motors Retirement Program for Salaried Employees

“S-SPP” means the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

“TSR” means Total Shareholder Return based on market price appreciation plus the compounding effect of reinvested dividends

Exhibit A

GENERAL MOTORS CORPORATION
AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to assist the GM Board of Directors in its oversight of the integrity of GM’s financial statements, GM’s compliance with legal and regulatory requirements (NYSE), the qualifications and independence of the external auditors and the performance of GM’s internal audit staff and external auditors.

The Committee shall independently and objectively monitor the effectiveness of GM’s financial reporting process and systems of disclosure controls and internal controls; review and appraise the audit process of GM’s external auditors and internal audit staff; provide for open, ongoing communications regarding GM’s financial position and affairs between the Board and the external auditors, GM’s financial and senior management, and GM’s internal audit staff; review GM’s policies and compliance procedures regarding ethics and legal risk; oversee the preparation of the Audit Committee Report for the annual proxy statement; and provide periodic status reports to the Board.

Membership

The Committee shall be composed of three or more directors as determined by the Board. The duties and responsibilities of a Committee member are in addition to those required of a director. Each Committee member shall be an independent director in accordance with the Corporation’s Bylaws and as defined by all applicable laws and regulations. All members of the Committee shall be “financially literate,” and the Committee will have at least one member qualified as an “audit committee financial expert” as defined by applicable regulations.

Meetings

The Committee shall meet no less than six times annually. Periodically, it shall meet in executive sessions with management, the General Auditor, the external auditors, other advisors, or other GM officers. The Committee shall periodically meet in executive session absent GM management.

The Committee shall maintain independence both in establishing its agenda and in having direct access to management of GM and its subsidiaries. Annually, the Committee will reassess the adequacy of this charter, evaluate its performance, and report these and other actions to the Board of Directors with any recommendations.

Responsibilities and Duties

To carry out its responsibility, the Committee shall regularly undertake the following activities:

Financial Statements

• Discuss with management and the external auditors the annual audited financial statements and quarterly financial statements prior to filing. This will include Management’s Discussion and Analysis of Financial Condition and Results of Operations and GM’s earnings announcements as well as financial information and earnings guidance provided to analysts and rating agencies, and the results of the external auditors’ reviews. These discussions may be general, covering the type of information to be disclosed and presentation to be made, and need not take place in advance. The Committee may be represented by the Chair or a subcommittee to review earnings announcements.

• Review critical accounting policies, financial reporting and accounting standards and principles (including significant changes to these principles or application), and key accounting decisions and judgments affecting GM’s financial statements. The review shall include the rationale for such choices and other GAAP treatments considered by management, if appropriate.

• Review and approve as necessary:

• Any commitment to an exit or disposal plan or other disposition of a long-lived asset or termination of employees under a plan of termination described in FASB Statement No. 146, paragraph 8, under which GM will incur material charges;

• Any determination or conclusion by management that GAAP requires a material charge to one or more of GM’s assets, including impairments of securities or goodwill; and

• Any determination or conclusion by management that any previously issued annual or quarterly financial statements should no longer be relied upon because of an error in the statements.

• Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements.

• Review with the external auditors any audit problems or issues with management’s response.

• Review GM’s financial reporting process, including disclosure controls and procedures, the systems of internal control, and the external auditors’ attestation of management’s internal control report.

• Discuss with the external auditors matters required to be discussed by Statement on Auditing Standards No. 114 regarding conduct of the audit.

• Review any disclosure of significant deficiencies in the design or operation of internal controls and any special audit steps adopted.

External Auditors

• Select, engage, evaluate, and, if appropriate, terminate or replace the external auditors, including any external auditors who audit the financial statements of GM’s direct and indirect subsidiaries (i.e., companies in which GM has more than 50% of the equity interest or management control where GM’s ownership is less than 50% of the equity interest). The Committee’s selection shall be submitted annually to the Board for approval and to the stockholders for ratification. The external auditors are accountable to the Committee and the Board of Directors. The Committee shall approve the audit engagement fees and pre-approve any non-audit services to be provided by the external auditors.

• Review reports by the external auditors regarding: their internal quality control procedures; any material issues raised within the preceding five years by the most recent internal quality control review, peer review, or by any inquiry or investigation by governmental or professional authorities, and any corrective actions taken; and all relationships between the external auditors and GM.

• Ensure that rotation of the external auditors’ audit partners satisfies regulatory requirements, and set clear policies about hiring current or former employees of the external auditors.

• Review and discuss with the external auditors the annual statement required by the Independence Standards Board (ISB) Standard No. 1.

• Review and discuss the scope and plan of the independent audit.

Internal Audit Staff

• Review the performance of the internal audit function including the objectivity and authority of its reporting obligations.

• Approve the GMAS Internal Audit Charter, budget, staffing, and annual audit plan.

• Review and concur in the appointment, compensation, rotation, and if appropriate dismissal of the General Auditor.

Legal, Compliance, and Risk Management (NYSE)

• Establish procedures for reviewing and handling complaints or concerns received by GM regarding accounting, internal accounting controls, or auditing matters, including enabling employees to submit concerns confidentially and anonymously.

• Review management’s disclosure of any frauds that involve management or other employees who have a significant role in internal control.

• Review procedures and compliance processes regarding corporate ethics and standards of business conduct as embodied in GM’s policy Winning With Integrity: Our Values and Guidelines for Employee Conduct and approve any significant revisions.

• Provide oversight for the Senior Management Compliance Committee (SMCC) to help assure effectiveness of compliance and ethics programs. The SMCC shall provide an annual report on the ethics and compliance programs to the Audit Committee and have direct access to the Audit Committee.

• Review policies and procedures regarding officers’ expense accounts and perquisites, including their use of corporate assets and results of any review by the internal audit staff or the external auditors.

• Review management’s assessment of legal and regulatory risks identified in GM’s compliance programs, and GM’s compliance with banking laws and regulations designated by the Federal Depository Institutions Corporation as being essential for safety and soundness, compliance with regulations of the Office of the Controller of Currency relating to fiduciary activities, and compliance with other banking regulatory authorities.

• As the Qualified Legal Compliance Committee (QLCC), review and discuss any reports received from attorneys regarding securities law violations and/or breaches of fiduciary duties which were reported to the General Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney.

• Discuss policies regarding risk assessment and risk management. Such discussions should include GM’s major financial and accounting risk exposures and actions taken to mitigate these risks.

The Committee may diverge from this list as appropriate where circumstances or regulatory requirements change. In addition to these activities, the Committee will perform such other functions as necessary or appropriate under the law, stock exchange rules, GM’s Certificate of Incorporation and Bylaws, and the resolutions and other directives of the Board. The Committee may obtain advice, assistance, and investigative support from outside legal, accounting, or other advisors as it deems appropriate to perform its duties. GM shall provide appropriate funding, as determined by the Committee, for any such advisory services.

2008 ANNUAL MEETING Hotel du Pont 11th and Market Streets Wilmington, Delaware

 General Directions

From Philadelphia on I-95 South

1. Take I-95 South to Exit 7A marked “52 South, Delaware Avenue.”

2. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Avenue.”

2. From right lane, take Exit 7 onto Adams Street.

3. At third traffic light, turn right onto 11th Street.

4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

Stockholders and guests are responsible for their parking. Self-parking is available at Hotel du Pont Car Park located on Orange Street near the corner of 12th Street. Valet parking is available at the hotel entrance.

Your Vote is Important

Please vote via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card.

Results of the Annual Meeting

Final certified results of voting at the annual meeting will be available on GM’s Web site, www.gm.com.

002CS-61182

    Printed on recycled paper

2008 Annual Meeting Admission Ticket This ticket will admit stockholder and one guest. (See reverse side.)
000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Internet and Telephone Voting Instructions
Instead of voting by mail, you may choose one of the following two methods to vote your proxy.

Internet
∙ Log on to the Internet and go to  www.investorvote.com/gm.
∙ Follow the steps outlined on the secured Web site.

Telephone

∙ Call toll free 800-652-8683. Outside the United States,  Canada, or Puerto Rico, call 781-575-2300.

∙ Follow the instructions provided by the recorded message.

If you vote by Internet or telephone, do not mail this proxy/voting instruction card.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy/Voting Instruction Card	123456	C0123456789	12345

t  IF YOU ARE RETURNING YOUR PROXY/VOTING INSTRUCTION CARD BY MAIL, DETACH HERE AND SEND IN ENCLOSED ENVELOPE. t

GM Proposals — The Board of Directors recommends a vote FOR Items 1-2. This proxy/voting instruction card will be voted “FOR” Items 1-2 if no choice is specified.

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1. Election of Directors:	01 - P. N. Barnevik	02 - E. B. Bowles	03 - J. H. Bryan	04 - A. M. Codina	05 - E. B. Davis, Jr.
	06 - G. M.C. Fisher	07 - E. N. Isdell	08 - K. Katen	09 - K. Kresa	10 - E. J. Kullman
	11 - P. A. Laskawy	12 - K. V. Marinello	13 - E. Pfeiffer	14 - G. R. Wagoner, Jr.

☐	Mark here to vote FOR all Nominees	☐	Mark here to WITHHOLD vote from all Nominees
			01	02	03	04	05	06	07	08	09	10	11	12	13	14
☐	For all Nominees, EXCEPT - To withhold a vote for one or more Nominees, mark the box to the left and the corresponding numbered box(es) to the right.		☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Ratification of Selection of Deloitte & Touche LLP for Year 2008	☐	☐	☐

Stockholder Proposals — The Board of Directors recommends a vote AGAINST Items 3-10.

This proxy/voting instruction card will be voted “AGAINST” Items 3-10 if no choice is specified.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
3. Disclosure of Political Contributions	☐	☐	☐	4. Disclosure of Political Contributions	☐	☐	☐	5. Health Care Reform Principles	☐	☐	☐
6. Stockholder Advisory Vote on Executive Compensation	☐	☐	☐	7. Greenhouse Gas Emissions	☐	☐	☐	8. Cumulative Voting	☐	☐	☐
9. Special Stockholder Meetings	☐	☐	☐	10. Performance-Based Equity Compensation	☐	☐	☐

If you are voting by mail, you must date and sign in appropriate boxes on reverse side.

■	C 1234567890 J N T 1 U P X 0 1 6 8 0 4 1	+

002CS40006	00UIOJ

2008 Annual Meeting of Stockholders Admission Ticket Tuesday, June 3, 2008, 9 a.m. local time Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

General Directions
From Philadelphia on I-95 South 1. Take I-95 South to Exit 7A marked “52 South, Delaware Avenue.” 2. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Avenue.”

2. From right lane, take Exit 7 onto Adams Street.

3. At third traffic light, turn right onto 11th Street.

4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right.

Please present this ticket and government-issued photograph identification for admission to the meeting.

Stockholders and guests are responsible for their parking. Self-parking is available at Hotel du Pont Car Park located on Orange Street near the corner of 12th Street. Valet parking is available at the hotel entrance

t  IF YOU ARE RETURNING YOUR PROXY/VOTING INSTRUCTION CARD BY MAIL, DETACH HERE AND SEND IN ENCLOSED ENVELOPE.t

+

General Motors Corporation Proxy/Voting Instruction Card

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders

Hotel du Pont, 11th and Market Streets, Wilmington, Delaware

Tuesday, June 3, 2008, 9 a.m. local time

The undersigned authorizes G. Richard Wagoner, Jr., Frederick A. Henderson, and Robert A. Lutz, and each of them as the Proxy Committee, to vote the Common Stock of the undersigned upon the nominees for directors: (01)* P. N. Barnevik, (02) E. B. Bowles, (03) J. H. Bryan, (04) A. M. Codina, (05) E. B. Davis, Jr., (06) G. M. C. Fisher, (07) E. N. Isdell, (08) K. Katen, (09) K. Kresa, (10) E. J. Kullman, (11) P. A. Laskawy, (12) K. V. Marinello, (13) E. Pfeiffer, and (14) G. R. Wagoner, Jr.; upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement; and upon all other matters which may come before the 2008 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

This card also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may receive more than one set of proxy materials. Please sign, date, and return all proxy cards you receive.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations; just sign, date, and return this proxy in the enclosed envelope.

Please see the reverse side for Internet and telephone voting instructions.

*Numbers refer to director nominee voting codes.

Authorized Signature(s)

Sign as name(s) appears on reverse side. When signing as attorney, executor, administrator, trustee, guardian, custodian, or in any other representative capacity, give full title. Please keep signature(s) within the box(es).

Date (mm/dd/yyyy)	Signature 1	Signature 2 — All other stockholders on account
/ /
■		+

GM IVR

Caller requesting to vote proxy one proposal at a time, withholding from specific nominees

Dialog between application and the caller
IVR:	Welcome to Investorvote at Computershare

To vote, you’ll need to supply some information from your proxy card, this will only take a moment. If you don’t have your card handy, feel free to hang-up and call back when you’re ready. To start, please enter the control number (pause), this is the 6 digit number that is circled and located in the colored bar on the front of the card.

Caller:	Caller enters control #
IVR:	Next, I’m going to need your holder account number. This number is underlined and located next to the control number. Please enter that number now, excluding any letters or leading zeroes.
Caller:	Caller enters ID #
IVR:	Thank you, please hold while I verify those numbers.
This message will play repeatedly until the host system responds	three seconds of silence followed by...) ...still verifying (three more seconds of silence)...please continue to hold...

Before you can vote, I need to verify one last piece of information. Located on the proxy card next to the underlined account number is a box that contains your proxy access number. Please enter that number now.

Caller:	Caller enters Proxy Access Number
IVR:	Thank you, please hold while I verify that number...

This message will play repeatedly until the host system responds	(three seconds of silence followed by...) ...still verifying...
IVR:	Ok, you’ll be voting your proxy for... General Motors Corporation
IVR:	You can vote one of two ways. To vote all items in accordance with the recommendations of the Board of Directors, press 1. To vote one item at a time, press 2.
Caller:	Presses 2
IVR:	Ok, let’s vote on each item.
IVR:	Item number 1. The Board of Directors recommends a vote for all nominees.

You have three ways to vote this item. You can vote for all nominees, withhold from all nominees or withhold from individual nominees. To vote for ‘all’ nominees, press 1; withhold from all, press 2 or withhold from individual nominees, press 3. To cancel and start over, press star.

Caller:	Presses 3
IVR:	Okay, we will withhold the nominees you specify...
For each nominee listed on your proxy card, there is a corresponding two-digit number. Enter the number corresponding to the nominee you want to withhold.
Caller:	Presses Nominee Number

IVR:	Ok, withholding from nominee number....
Plays Nominee Number
To withhold your vote from another nominee, enter the two-digit number. If there are no other nominees you wish to withhold press zero. If you’ve made a mistake and want to start over, press star.
Caller:	Enters another nominee or presses 0. (If 0, then...)
IVR:	Ok, finished withholding for nominees
IVR:	Item number 2. For which the Board of Directors recommends a vote "for". To vote, "for", press 1; vote "against", press 2; or to "abstain", press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 3. For which the Board of Directors recommends a vote "against". To vote, "for", press 1; vote "against", press 2; or to "abstain", press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 4. For which the Board of Directors recommends a vote "against". To vote, "for", press 1; vote "against", press 2; or to "abstain", press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 5. For which the Board of Directors recommends a vote "against". To vote, "for", press 1; vote "against", press 2; or to "abstain", press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 6. For which the Board of Directors recommends a vote "against". To vote, "for", press 1; vote "against", press 2; or to "abstain", press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 7. For which the Board of Directors recommends a vote "against". To vote, "for", press 1; vote "against", press 2; or to "abstain", press 3.
Caller:	Presses 1, 2 or 3

IVR:	Item number 8. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 9. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.
Caller:	Presses 1, 2 or 3
IVR:	Item number 10. For which the Board of Directors recommends a vote “against”. To vote “for”, press 1; vote “against”, press 2; or to “abstain”, press 3.
Caller:	Presses 1, 2 or 3
IVR:	Ok, you’ve finished voting but before we process your vote let me list your choices and then you can confirm your vote at the end.
Plays back vote
If this is correct, press 1; to hear how you voted again, press 2 and to change your vote, press 3.
Caller:	Presses 1, 2 or 3. (If 1, then...)
IVR:	Please hold while I record your vote.
This message will play repeatedly until the host system responds	(three seconds of silence followed by...) ...please continue to hold...
IVR:	Your vote has been recorded. It is not necessary for you to mail in your proxy card. If you have another proxy card or wish to change your vote, press 1, otherwise I’m now going to end this call.

Caller:	timeout
IVR:	Thank you for voting, goodbye.
Caller:	Hang-up.

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Your Holder Account Number is underlined and appears in the colored bar on the front of your proxy card, or on the top of your e-mail notification of annual meeting materials.
The Proxy Access Number is in the box to the right of your Holder Account Number on your proxy card or on the top of your e-mail notification.	HOLDER ACCOUNT NUMBER (including the letter "C" or "X"):

Please note: If you vote via the Internet, please do not mail your proxy card	PROXY ACCESS NUMBER:

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General Motors Corporation c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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Electronic Delivery Preference

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Now there is a new and easy way for you to receive important stockholder information such as the Annual Report and proxy materials electronically. By registering for this service, you will enjoy convenient and timely access to company documents and help reduce high printing and postage costs, while at the same time helping the environment.

Simply enter your email address in the space provided. If we have previous electronic delivery instructions for you on file, your email address will appear below. If you do not wish to participate in this voluntary program, click "Continue" to proceed to online voting.

○ Yes, please update my delivery preference to receive future annual meeting materials electronically for my registered stock account maintained by Computershare. I have read and agreed to the Terms and Conditions for electronic delivery.

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Consent to Electronic Document Delivery

Accessing Annual Meeting materials, such as annual reports, proxy statements and proxy card online requires that you have access to the Internet, which may result in charges to you from your Internet Service Provider and/or telephone companies.

Your consent will be effective for accessing all future Annual Meeting materials, and will continue in effect unless it is cancelled by you.

By consenting to electronic delivery and for as long as your consent remains effective, you are agreeing to receive your annual report and notice of annual meeting, proxy statement and proxy card online and you waive delivery of any other notice of the company's annual meeting. You are also agreeing that the online notice of the Annual Meeting is equivalent to the personal delivery of written notice of the meeting. You may always cancel your consent or specifically request that a copy of this material be mailed to you.

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General Motors Corporation c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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Make Your Voting Selections

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Proxy Statement	View
Annual Report	View

-[Name of holder will appear here]-

General Motors Corporation - Internet Voting

GENERAL MOTORS CORPORATION

PROXY/VOTING INSTRUCTION

The undersigned authorizes G. Richard Wagoner, Jr., Frederick A. Henderson, and Robert A. Lutz, and each of them as the Proxy Committee, to vote the Common Stock of the undersigned upon the nominees for directors: (01)* P. N. Barnevik, (02) E. B. Bowles, (03) J. H. Bryan, (04) A. M. Codina, (05) E. B. Davis, Jr., (06) G. M.C. Fisher, (07)E. N. Isdell (08) K. Katen, (09) K. Kresa, (10) E. J. Kullman, (11) P. A. Laskawy, (12) K.V. Marinello, (13) E. Pfeiffer, and (14) G. R. Wagoner, Jr.; upon the other Items shown below, which are described on the pages identified in the Table of Contents to the Proxy Statement; and upon all other matters which may come before the 2008 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

This also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may receive more than one set of proxy materials. For all your shares to be voted, you must vote all proxies you received.

• Numbers refer to director nominee voting codes.

Board of Directors Recommendations

Check this box to cast your vote in accordance with the recommendations of General Motors Corporation Board of Directors, or you may vote on individual items by checking the boxes below. If you do not record your vote on any proxy item, it will be voted in accordance with the Board's recommendation.

Vote with Board of Directors

GM Proposals — The Board of Directors recommends a vote FOR Items 1-2.

1. Election of Directors

○ FOR all Nominees ○ WITHHOLD vote from all Nominees

○ FOR all Nominees EXCEPT those selected below

☐01 - P. N. Barnevik

☐02 - E. B. Bowles

☐03 - J. H. Bryan

☐04 - A. M. Codina

☐05 - E. B. Davis, Jr.

☐06 - G. M.C. Fisher

☐07 – E. N. Isdell

☐08 - K. Katen

☐09 - K. Kresa

☐10 - E. J. Kullman

☐11 - P. A. Laskawy

☐12 - K. V. Marinello

☐13 - E. Pfeiffer

☐14 - G. R. Wagoner, Jr.

2. Ratification of Selection of Deloitte & Touche LLP for Year 2008	○ FOR	○ AGAINST	○ ABSTAIN
Stockholder Proposals – The Board of Directors recommends a vote AGAINST Items 3-10.
3. Disclosure of Political Contributions	○ FOR	○ AGAINST	○ ABSTAIN
4. Disclosure of Political Contributions	○ FOR	○ AGAINST	○ ABSTAIN
5. Health Care Reform Principles	○ FOR	○ AGAINST	○ ABSTAIN
6. Stockholder Advisory Vote on Executive Compensation	○ FOR	○ AGAINST	○ ABSTAIN
7. Greenhouse Gas Emissions	○ FOR	○ AGAINST	○ ABSTAIN
8. Cumulative Voting	○ FOR	○ AGAINST	○ ABSTAIN
9. Special Stockholder Meetings	○ FOR	○ AGAINST	○ ABSTAIN
10. Performance-Based Equity Compensation	○ FOR	○ AGAINST	○ ABSTAIN

Click "Continue" to view a summary of your voting instructions

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General Motors Corporation c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

Copyright © 2007 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium

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Confirm Your Voting Selections

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Proxy Statement	View
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Final Voting Submission

If you wish to register your voting preferences as indicated, press 'Submit' to continue. If you wish to change your voting preferences, use the 'Back' button below.

GM Proposals — The Board of Directors recommends a vote FOR Items 1-2.

1. Election of Directors

○ FOR all Nominees ○ WITHHOLD vote from all Nominees

○ FOR all Nominees EXCEPT those selected below

☐01 - P. N. Barnevik

☐02 - E. B. Bowles

☐03 - J. H. Bryan

☐04 - A. M. Codina

☐05 - E. B. Davis, Jr.

☐06 - G. M.C. Fisher

☐07 – E. N. Isdell

☐08 - K. Katen

☐09 - K. Kresa

☐10 - E. J. Kullman

☐11 - P. A. Laskawy

☐12 - K. V. Marinello

☐13 - E. Pfeiffer

☐14 - G. R. Wagoner, Jr.

2. Ratification of Selection of Deloitte & Touche LLP for Year 2008	○ FOR	○ AGAINST	○ ABSTAIN
Stockholder Proposals—The Board of Directors recommends a vote AGAINST Items 3-10.
3. Disclosure of Political Contributions	○ FOR	○ AGAINST	○ ABSTAIN
4. Disclosure of Political Contributions	○ FOR	○ AGAINST	○ ABSTAIN
5. Health Care Reform Principles	○ FOR	○ AGAINST	○ ABSTAIN
6. Stockholder Advisory Vote on Executive Compensation	○ FOR	○ AGAINST	○ ABSTAIN
7. Greenhouse Gas Emissions	○ FOR	○ AGAINST	○ ABSTAIN
8. Cumulative Voting	○ FOR	○ AGAINST	○ ABSTAIN
9. Special Stockholder Meetings	○ FOR	○ AGAINST	○ ABSTAIN
10. Performance-Based Equity Compensation	○ FOR	○ AGAINST	○ ABSTAIN

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General Motors Corporation c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

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General Motors Corporation c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

General Motors Corporation c/o Computershare Investor Services 250 Royall Street Canton, MA 02021 Contact Computershare

Copyright © 2007 Computershare Limited. All rights reserved. Reproduction in whole or in part in any form or medium without express written permission of Computershare Limited is prohibited. Please view our Privacy policy.